    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2000

                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        YOUTHSTREAM MEDIA NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    4841                                   13-4082185
    (STATE OR OTHER JURISDICTION OF                  (PRIMARY STANDARD                          (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)        INDUSTRIAL CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------

                                                              BRUCE RESNIK, ESQ.
                                                        YOUTHSTREAM MEDIA NETWORKS, INC.
       529 FIFTH AVENUE, 7TH FLOOR                        529 FIFTH AVENUE, 7TH FLOOR
         NEW YORK, NEW YORK 10017                           NEW YORK, NEW YORK 10017
              (212) 622-7300                                     (212) 622-7300
    (ADDRESS, INCLUDING ZIP CODE, AND               (NAME, ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE, OF          TELEPHONE NUMBER, INCLUDING AREA CODE, OF
REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                       AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

 EDWARD W. KERSON, ESQ.                         JONATHAN R. KARIS, ESQ.
   PROSKAUER ROSE LLP                         HUTCHINS, WHEELER & DITTMAR
     1585 BROADWAY                             A PROFESSIONAL CORPORATION
NEW YORK, NEW YORK 10036                           101 FEDERAL STREET
     (212) 969-3000                           BOSTON, MASSACHUSETTS 02110
                                                     (617) 951-6600

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box./ /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

     If this form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

                            ------------------------

                           CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED             PROPOSED             AMOUNT OF
             TITLE OF EACH CLASS                AMOUNT TO BE    MAXIMUM OFFERING    MAXIMUM AGGREGATE        REGISTRATION
       OF SECURITIES TO BE REGISTERED           REGISTERED(1)   PRICE PER UNIT(1)   OFFERING PRICE(1)         FEE(2)(3)
Common Stock, par value $.01 per share.......    30,849,564          $25.06            $773,090,074            $204,096

(1) Estimated solely for purposes of calculation of the registration fee.

(2) Calculated pursuant to Rule 457(f).

(3) Network Event Theater, Inc. paid by wire transfer to the Securities and Exchange Commission a fee of $91,488 in connection with the filing on October 26, 1999 of its proxy materials, which are included in this Registration Statement. Therefore, $112,608, the difference between $204,096 and $91,488, has been wire-transferred to the account of the Securities and Exchange Commission.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          NETWORK EVENT THEATER, INC.
                          529 FIFTH AVENUE, 7TH FLOOR
                            NEW YORK, NEW YORK 10017

January __, 2000

Dear Stockholder:

     The enclosed notice and proxy statement/prospectus relate to a special meeting of stockholders of Network Event Theater, Inc. ('NET'). At the special meeting, stockholders will consider and vote upon a proposal to approve a transaction in which NET and its partially-owned subsidiary, Common Places, LLC ('CommonPlaces'), will become wholly-owned subsidiaries of a newly-formed Delaware corporation, YouthStream Media Networks, Inc. ('YouthStream'), and NET's stockholders and the holders of CommonPlaces common units will acquire in the aggregate all of the outstanding shares of YouthStream. The transaction will be effected by the merger of a wholly-owned subsidiary of YouthStream into NET and the simultaneous merger of another wholly-owned subsidiary of YouthStream into CommonPlaces; in the mergers, each outstanding share of NET common stock and NET convertible preferred stock will be automatically converted into one share of common stock of YouthStream, and each common unit of CommonPlaces (other than common units NET already owns, which represent approximately 48.15% of CommonPlaces' outstanding common units and approximately 43.2%, on a fully diluted basis) will be automatically converted into 0.89 shares of common stock of YouthStream. As a consequence, the stockholders of NET and common unitholders of CommonPlaces (other than NET) immediately prior to the mergers will own approximately 81.2% and 18.8%, respectively, of the outstanding shares of common stock of YouthStream immediately after the mergers, and NET and CommonPlaces will become wholly-owned subsidiaries of YouthStream.

     Whether or not you plan to attend the special meeting, please take the time to vote on the proposal to be submitted at the meeting by completing and mailing to us the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposal. If you fail to return your proxy card, the effect will be a vote against the proposal, unless you attend the meeting and vote in person for the proposal. The date, time and place of the special meeting of stockholders are as follows:

           February 28, 2000 at 10:00 a.m., local time, at Proskauer Rose LLP
           1585 Broadway
           New York, New York 10036

     The enclosed proxy statement/prospectus provides you with detailed information about the proposal. We encourage you to read this entire document carefully.

                                          /s/ Harlan D. Peltz

                                          Harlan D. Peltz
                                          Chief Executive Officer

                     PRELIMINARY PROXY STATEMENT/PROSPECTUS

                          NETWORK EVENT THEATER, INC.
                          529 FIFTH AVENUE, 7TH FLOOR
                            NEW YORK, NEW YORK 10017

                          YOUR VOTE IS VERY IMPORTANT

     The board of directors of Network Event Theater, Inc. ('NET') has approved an agreement and plan of merger that provides for the merger of a wholly-owned subsidiary of YouthStream Media Networks, Inc. ('YouthStream') into NET and the simultaneous merger of another wholly-owned subsidiary of YouthStream into Common Places, LLC ('CommonPlaces'). At a special stockholders meeting of NET, stockholders will be asked to vote to approve a proposal relating to this proposed transaction and other matters that may come before the meeting.

     This proxy statement/prospectus provides stockholders of NET with detailed information about the matters to be considered at the special meeting. Stockholders are encouraged to read this entire document carefully.

     THE BOARD OF DIRECTORS OF NET BELIEVES THAT THE MERGER INTO NET OF A WHOLLY-OWNED SUBSIDIARY OF YOUTHSTREAM IS IN THE BEST INTERESTS OF NET AND ITS STOCKHOLDERS. THEREFORE, THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE IN FAVOR OF THE PROPOSAL TO BE PRESENTED AT THE SPECIAL MEETING.



                                          /s/ Harlan D. Peltz

                                          Harlan D. Peltz
                                          Chief Executive Officer

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROXY STATEMENT/PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PROXY STATEMENT/PROSPECTUS DATED JANUARY 21, 2000, AND FIRST MAILED TO
STOCKHOLDERS ON JANUARY   , 2000.

                     PRELIMINARY PROXY STATEMENT/PROSPECTUS

                          NETWORK EVENT THEATER, INC.
                          529 FIFTH AVENUE, 7TH FLOOR
                            NEW YORK, NEW YORK 10017

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2000

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Network Event Theater, Inc. ('NET'), a Delaware corporation, will be held at 10:00 a.m., local time, on February 28, 2000, at Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, for the following purposes:

1. To consider and vote upon a proposal to approve the merger into NET of a wholly-owned subsidiary of a newly formed Delaware corporation, YouthStream Media Networks, Inc. ('YouthStream'), and the conversion of each outstanding share of NET common stock and NET convertible preferred stock into one share of common stock of YouthStream (the merger to be effected simultaneously with the merger of another wholly-owned subsidiary of YouthStream into NET's partially-owned subsidiary, Common Places, LLC ('CommonPlaces'), and the conversion of each outstanding unit of CommonPlaces into 0.89 shares of common stock of YouthStream), with the result that NET and CommonPlaces will become wholly-owned subsidiaries of YouthStream and NET's stockholders and the holders of CommonPlaces common units will acquire in the aggregate all of the outstanding shares of YouthStream.

2. To consider and act upon such other business that may properly come before the meeting.

     The board of directors has fixed the close of business on January 20, 2000 as the record date for determining the holders of common stock having the right to receive notice of, and to vote at, the meeting. Only holders of record of common stock at the close of business on that date are entitled to notice of, and to vote at, the meeting. An alphabetical list of stockholders entitled to vote at the meeting, including their addresses and numbers of shares held, will be available for inspection by any stockholder, stockholder's agent or stockholder's attorney at the time and place of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL OF THE PROPOSAL TO BE PRESENTED AT THE MEETING.

     Whether or not you expect to attend the meeting, please sign and mail the enclosed proxy that is being solicited on behalf of the board of directors. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose. The proxies of stockholders who attend the meeting in person may be withdrawn, and those stockholders may vote personally at the meeting.

                                          By Order of the Board of Directors,


                                          /s/ Harlan D. Peltz

                                          Harlan D. Peltz
                                          Chief Executive Officer

New York, New York
January __, 2000

                         YOUR VOTE IS IMPORTANT TO US.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGERS....................................................................      5
SUMMARY....................................................................................................      6
  The NET Stockholders' Meeting............................................................................      6
  Recommendation of the NET Board of Directors.............................................................      6
  Votes Required...........................................................................................      6
  The Reorganization of NET................................................................................      6
  The Mergers..............................................................................................      7
  The Parties to the Merger Agreement......................................................................      7
  Merger Consideration for NET and CommonPlaces............................................................      8
  Conditions to the Obligation of NET and CommonPlaces to Complete the Mergers.............................      9
  Circumstances Where The Parties Can Terminate the Merger Agreement.......................................      9
  Certain Federal Income Tax Consequences..................................................................      9
  Accounting Treatment of the Acquisition of CommonPlaces..................................................      9
  No Appraisal Rights Available to Stockholders of NET.....................................................     10
  Market Price Information.................................................................................     10
RISK FACTORS...............................................................................................     11
  NET Has Only A Limited Operating History, And CommonPlaces Is In A Start-Up Stage........................     11
  NET Has Never Made Money And Expects Its Losses To Continue..............................................     11
  YouthStream May Not Successfully Implement Its Strategy..................................................     11
  YouthStream May Not Succeed In Building And Maintaining Relationships With Colleges And Universities
    And Sponsors...........................................................................................     12
  YouthStream's Success Will Depend On Awareness Of YouthStream And Its Services, And User
    Loyalty................................................................................................     12
  YouthStream Depends On Key Personnel.....................................................................     12
  YouthStream May Not Be Able To Attract Users To Its Web Site.............................................     12
  YouthStream May Not Be Able To Absorb Rapid Expansion....................................................     13
  Financing For Future Acquisitions Or Development May Not Be Available, Or May Dilute Existing
    Stockholders...........................................................................................     13
  YouthStream Is Subject To Actual Competition That Is, And Potential Competition That May Be,
    Intense................................................................................................     13
  YouthStream Faces Internet-Related Risks.................................................................     14
  YouthStream's Infrastructure May Not Be Able To Handle Increased Traffic.................................     14
  The Year 2000 Compliance Problem Could Adversely Affect YouthStream......................................     16
  Four Stockholders May Control The Board Of Directors Of YouthStream......................................     16
  Stockholders May Be Denied Advantageous Opportunities For Gain...........................................     17
  The Market Price Of The Common Stock May Be Highly Volatile..............................................     17
  Competition For Qualified Personnel Is Intense...........................................................     17
  CommonPlaces' And sixdegrees, inc.'s Intellectual Property Rights May Not Be Effectively Protected.......     18
THE NET MEETING............................................................................................     19
  Purpose of the Meeting...................................................................................     19
  Required Votes...........................................................................................     19
  Record Date and Voting Rights............................................................................     19
  Voting and Revocation of Proxies.........................................................................     20
  Recommendation of the NET Board of Directors and Reasons For The Recommendation..........................     20
  Background Of The Proposed Transactions with CommonPlaces................................................     21
  Opinion of NET's Financial Advisor.......................................................................     21
  The Merger Agreement and Related Agreements..............................................................     26
  Merger Agreement.........................................................................................     26
  Stockholders Agreement...................................................................................     29
  Voting Trust Agreement...................................................................................     29
  Bassi Employment Agreement...............................................................................     30
  Peltz Employment Agreement...............................................................................     30
  1999 Stock Incentive Plan................................................................................     30

                                                                                                              PAGE
                                                                                                              ----
  Vesting Letters..........................................................................................     30
  Material Federal Income Tax Consequences.................................................................     31
  Backup Withholding.......................................................................................     32
  Accounting Treatment.....................................................................................     32
  Interests of Certain Persons in the Mergers..............................................................     32
  No Appraisal Rights Available to NET Stockholders........................................................     32
COMPARISON OF THE CERTIFICATES OF INCORPORATION AND BYLAWS OF NET AND YOUTHSTREAM..........................     33
  General..................................................................................................     33
  Authorized Capital Stock.................................................................................     33
  Action by Written Consent................................................................................     33
  Classified Board.........................................................................................     33
  Amendment of Bylaws......................................................................................     33
  Procedures for Stockholder Proposals.....................................................................     34
  Rights Agreement.........................................................................................     34
BENEFICIAL OWNERSHIP OF VOTING SECURITIES..................................................................     36
MANAGEMENT.................................................................................................     37
  Directors and Executive Officers.........................................................................     37
  Board and Committee Meetings.............................................................................     38
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................     38
  Executive Compensation...................................................................................     38
  Stock Options............................................................................................     39
PLAN OF OPERATION FOR COMMONPLACES.........................................................................     40
  Plan of Operation........................................................................................     40
  Results of Operations....................................................................................     40
  Liquidity and Capital Resources..........................................................................     40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR SIXDEGREES,
  INC......................................................................................................     41
PRO FORMA FINANCIAL DATA...................................................................................     44
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.................................     47
BUSINESS...................................................................................................     49
  The Young Adult Market...................................................................................     49
  The Theater Network......................................................................................     50
  Media, Marketing Services and Promotions Companies.......................................................     53
  The Company's On-Line Capabilities and the Internet......................................................     56
EXPERTS....................................................................................................     63
LEGAL MATTERS..............................................................................................     63
RELATIONSHIP WITH INDEPENDENT AUDITORS.....................................................................     64
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION...............................................................     64
FORWARD-LOOKING STATEMENTS.................................................................................     65
Financial Statements.......................................................................................    F-6
Report of Independent Auditors.............................................................................    F-7
Balance Sheet..............................................................................................    F-8
Statement of Operations....................................................................................    F-9
Statement of Members' Equity...............................................................................   F-10
Statement of Cash Flows....................................................................................   F-11
Notes to Financial Statements..............................................................................   F-12
Appendix A  Agreement and Plan of Merger, dated June 28, 1999, by and among NET, CommonPlaces, YouthStream,
            Nunet, Nucommon, Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer
Appendix B  Amendment No. 1 to the Agreement and Plan of Merger, dated October 20, 1999
Appendix C  Amendment No. 2 to the Agreement and Plan of Merger, dated January 20, 2000
Appendix D  Rights Agreement between YouthStream and the Rights Agent
Appendix E  Opinion of Allen & Company Incorporated dated June 28, 1999

                    QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q. WHY IS NET CREATING A NEW HOLDING COMPANY STRUCTURE?

     A. We believe the creation of a new holding company structure will allow NET to acquire CommonPlaces in a tax efficient manner for the holders of common stock of NET.

Q. WHY WILL THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY HAVE ANTI-TAKEOVER PROVISIONS THAT NET'S CERTIFICATE OF INCORPORATION AND BY-LAWS DO NOT HAVE?

     A. The board of directors of NET believes these provisions will help insure stability and continuity of management of the new holding company.

Q. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS OF NET OF THE HOLDING COMPANY REORGANIZATION AND MERGERS?

     A. NET stockholders should not recognize gain or loss in the mergers for federal income tax purposes.

Q. WHEN DO YOU EXPECT THE CREATION OF THE HOLDING COMPANY STRUCTURE AND MERGERS WILL BE COMPLETED?

     A. We hope to complete these transactions shortly after the special meeting of NET stockholders.

Q. WHAT DO I NEED TO DO NOW?

     A. You should carefully read and consider this document and its appendices and then indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares will be represented at the meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the proposal to be voted upon at the meeting. If you do not vote or you abstain, the effect will be a vote against the proposal presented at the meeting. The board of directors recommends voting in favor of the proposal described in this proxy statement/prospectus.

Q. WHAT IS THE REQUIRED VOTE TO APPROVE THE NET MERGER?

     A. Approval of the proposed merger into NET of a wholly-owned subsidiary of YouthStream requires the affirmative vote of the holders of a majority of the outstanding shares of NET common stock entitled to vote on the proposal.

Q. IF MY BROKER HOLDS MY SHARES IN 'STREET NAME,' WILL MY BROKER VOTE MY SHARES FOR ME?

     A. You should instruct your broker to vote your shares according to your directions. Without instructions, your broker will not vote your shares, with certain exceptions.

Q. IF I AM NOT GOING TO ATTEND THE STOCKHOLDERS' MEETING, SHOULD I RETURN MY PROXY CARD INSTEAD?

     A. Yes. Please fill out your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the stockholders' meeting.

Q. WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

     A. You should send in a later-dated, signed proxy card to NET's corporate secretary before the meeting or you should attend the meeting and vote in person.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

     A. If you would like additional copies of this proxy statement/prospectus or if you have questions, you can either contact us at Network Event Theater, Inc., 529 Fifth Avenue, 7th Floor, New York, New York 10017, Attention: Investor Relations, or you can call Morrow & Company, which has been retained to assist in the solicitation of proxies, at 212-754-8000.

                                    SUMMARY

     In this summary, we highlight selected information from our proxy statement/prospectus. The summary may not contain all the detailed information that may be important to you. To understand better the new holding company structure and related transactions and for a more complete description of the legal terms of the mergers and related transactions, you should read carefully this entire document and the documents to which this document refers you. See 'Where Stockholders Can Find More Information' on page 64.

                         THE NET STOCKHOLDERS' MEETING

     The special meeting of stockholders of NET will be held at 10:00 a.m., local time, on February 28, 2000, at Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. At the meeting, holders of NET common stock will consider and vote upon:

     o a proposal to approve the merger into NET of a wholly-owned subsidiary of a newly formed Delaware corporation, YouthStream, and the conversion of each outstanding share of NET common stock and NET convertible preferred stock into one share of common stock of YouthStream (the merger to be effected simultaneously with the merger of another wholly-owned subsidiary of YouthStream into NET's partially-owned subsidiary, CommonPlaces, and the conversion of each outstanding unit of CommonPlaces into 0.89 shares of common stock of YouthStream, with the result that NET and CommonPlaces will become wholly-owned subsidiaries of YouthStream and NET's stockholders and the holders of CommonPlaces common units will acquire in the aggregate all of the outstanding shares of YouthStream); and

     o any other business that may properly come before the meeting.

                  RECOMMENDATION OF THE NET BOARD OF DIRECTORS

     The NET board of directors believes the reorganization of NET and CommonPlaces into the new holding company through the mergers referred to above is in the best interests of NET's stockholders and recommends that stockholders vote 'for' the proposed reorganization.

                                 VOTES REQUIRED

     Approval of the proposed reorganization of NET requires the affirmative vote of the holders of a majority of the outstanding shares of NET common stock and NET convertible preferred stock entitled to vote on the proposal.

                           THE REORGANIZATION OF NET

     If you adopt the proposal for a new holding company structure for NET, each outstanding share of NET common stock and NET convertible preferred stock will be converted into the right to receive one share of common stock of YouthStream, and each outstanding common unit of CommonPlaces will be converted into the right to receive 0.89 shares of common stock of YouthStream. As a consequence, immediately prior to the proposed mergers, the stockholders of NET will own 81.2% and common unitholders of CommonPlaces, other than NET, will own 18.8% of the outstanding shares of common stock of YouthStream immediately after the mergers, and NET and CommonPlaces will become wholly-owned subsidiaries of YouthStream.

     NET now owns approximately 48.15% of CommonPlaces' outstanding common units, approximately 43.2% when calculated as if all outstanding options to purchase CommonPlaces common units have been exercised. The proposed reorganization will allow YouthStream to acquire the common units of CommonPlaces that NET does not already own in a manner that will avoid recognition of gain or loss, for tax purposes, by any stockholder of NET or unitholder of CommonPlaces, except for cash received in lieu of fractional shares. In addition, the certificate of incorporation and bylaws of YouthStream contain anti-takeover provisions that will help ensure stability and continuity of management of the new holding company. These provisions, among other things:

     o require the affirmative vote of 80% of the voting power of all the shares of YouthStream to amend or repeal provisions of the certificate of incorporation relating to the ability of the stockholders to take action by written consent, the classification of the board of directors and the adoption, amendment or repeal of any by-law by stockholders owning 80% of the outstanding shares of common stock of YouthStream,

     o prohibit stockholder action by written consent,

     o provide for a classified board of directors, and

     o set forth advance notice requirements for actions to be taken at annual meetings.

     Moreover, the board of directors of YouthStream will have the authority to issue, at any time, without further stockholder approval, up to 5,000,000 shares of preferred stock and to determine the price, rights, privileges and preferences of those shares, which may be senior to the rights of holders of the common stock, which could adversely affect the holders of common stock and could have the effect of dissuading a potential acquiror from acquiring outstanding shares of common stock at a price that represents a premium to the then current trading price.

     The board of directors of YouthStream also expects to adopt a stockholder rights plan, the purpose of which is to protect stockholders against unsolicited attempts to acquire control of the new holding company. The rights plan could have the effect of dissuading a potential acquiror from acquiring outstanding shares of YouthStream common stock at a price that represents a premium to the then current trading price.

                                  THE MERGERS

     We have attached the agreement and plan of merger (the 'merger agreement') as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement, because it is the legal document that governs the mergers.

THE PARTIES TO THE MERGER AGREEMENT

Network Event Theater, Inc.
529 Fifth Avenue
New York, New York 10017
(212) 622-7300

CommonPlaces, LLC
810 Memorial Drive
Cambridge, Massachusetts 02139
(617) 349-0002

     NET is the nation's leading media, marketing services, promotions and Internet company targeting the college and university marketplace. Through the combination of a unique portfolio of targeted off-line media properties and a next-generation online hub, mybytes.com, NET provides integrated, cost-effective solutions to advertisers and sponsors looking to reach the college and university segment of the young-adult marketplace. In January 2000, NET acquired sixdegrees, inc., which offers tools that enable individuals to build and administer their own personal virtual communities.

     NET's portfolio of off-line media and marketing services properties includes:

     o Network Event Theater, the nation's only national network of theaters on college campuses for delivering entertainment and educational events via digital satellite transmission;

     o American Passage, the leading college newspaper advertising placement service (reaching more than 2,000 campuses) and the leading campus postering and promotions company boasting several hundred nationwide reps;

     o Beyond the Wall, the largest print poster catalog with a circulation of over four million reaching over 600 campuses;

     o Campus Voice, an editorial wall media network reaching approximately 480 campuses through more than 3,700 boards generating more than 100 million passers-by each month;

     o HotStamp, the largest national free postcard advertising brand with niche programs on and off college campuses and at movie theaters, record stores and conventions utilizing over 2,000 postcard racks that distribute over six million postcards each month; and

     o Trent Graphics, the leading on-campus seller of wall posters to students at colleges and universities throughout the country.

     Through its 48.15% ownership interest in CommonPlaces, the creator of mybytes.com, one of the first full-service Internet hubs designed for and targeting the college market, NET provides a self-evolving, personalized community with academic tools, campus-based content, and integrated advertising, e-commerce and lifestyle services. CommonPlaces also owns Pulsefinder.com (www.pulsefinder.com), an on-line real-time research and polling service that tracks and measures the latest trends in the college market. CommonPlaces is in a start-up stage, and has not yet realized significant revenues from its planned activities.

YouthStream Media Networks, Inc.
Nunet, Inc.
Nucommon, Inc.
529 Fifth Avenue, 7th Floor
New York, New York 10017
(212) 622-7300

     YouthStream is a newly created corporation, which will be the holding company in the proposed corporate restructuring of NET.

     Nunet, Inc. and Nucommon, Inc., are newly created wholly-owned subsidiaries of YouthStream, which will merge into NET and CommonPlaces, respectively, as part of the proposed restructuring of NET. They will not exist following the mergers.

     In addition to the corporate entities, the following individuals are also parties to the merger agreement: Harlan D. Peltz, chairman and chief executive officer of NET; Benjamin Bassi, chairman and chief executive officer of CommonPlaces; William Townsend, senior executive of CommonPlaces; and Mark Palmer, senior executive of CommonPlaces.

MERGER CONSIDERATION FOR NET AND COMMONPLACES

     In the mergers:

     o each outstanding share of NET common stock and NET convertible preferred stock will be automatically converted into one (1) share of common stock of YouthStream; and

     o each outstanding common unit of CommonPlaces, other than common units NET already owns, which in the aggregate represent approximately 51.85% of CommonPlaces' outstanding common units or approximately 56.8%, when calculated as if all outstanding options to purchase CommonPlaces common units have been exercised, will be automatically converted into 0.89 shares of common stock of YouthStream.

     As a consequence:

     o the stockholders of NET will own approximately 81.2% of the outstanding shares of common stock of YouthStream immediately after the mergers; and

     o common unitholders of CommonPlaces, other than NET, immediately prior to the mergers will own approximately 18.8% of the outstanding shares of common stock of YouthStream immediately after the mergers.

CONDITIONS TO THE OBLIGATION OF NET AND COMMONPLACES TO COMPLETE THE MERGERS

     The obligations of NET and CommonPlaces to complete the mergers depend upon the satisfaction or waiver of a number of conditions, including:

     o the correctness and truthfulness of the other party's representations and warranties;

     o the absence of a material adverse change with respect to the financial condition, results of operation or business of the other party;

     o the receipt of customary legal opinions and closing documents, including an updated fairness opinion; and

     o the approval of the merger agreement by stockholders of NET.

CIRCUMSTANCES WHERE THE PARTIES CAN TERMINATE THE MERGER AGREEMENT

     The merger agreement may be terminated and the mergers abandoned at any time before the effective time of the mergers, even if stockholders of NET have approved the NET merger:

     o by mutual written consent of the board of directors of NET, the board of managers of CommonPlaces and Mr. Bassi;

     o by NET, CommonPlaces or Mr. Bassi, if the mergers have not been completed, without fault of the terminating party, on or before February 29, 2000, which date may be extended by mutual agreement of the board of directors of NET and the board of managers of CommonPlaces;

     o by CommonPlaces and Mr. Bassi, if any event occurs that makes any condition to the obligations of CommonPlaces incapable of fulfillment and that condition is not waived by CommonPlaces and Mr. Bassi;

     o by NET, if any event occurs that makes any condition to the obligations of NET incapable of fulfillment and that condition is not waived by NET;

     o by NET, CommonPlaces or Mr. Bassi, if we have not submitted the merger agreement to you for approval on or before February 29, 2000;

     o by NET, CommonPlaces or Mr. Bassi, if you fail to approve the merger agreement;

     o by NET, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of CommonPlaces since the date of the merger agreement; or

     o by CommonPlaces or Mr. Bassi, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of NET since the date of the merger agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Proskauer Rose LLP is of the opinion that stockholders of NET will not recognize income, gain or loss on the exchanges of shares of NET common stock and NET convertible preferred stock for shares of YouthStream common stock in the mergers.

ACCOUNTING TREATMENT OF THE ACQUISITION OF COMMONPLACES

     YouthStream expects to account for the acquisition of common units of CommonPlaces using the purchase method of accounting and, generally, to record the assets acquired and liabilities assumed at their fair value. The excess of the purchase price over the fair value will be recorded as goodwill on the YouthStream financial statements. The amount of goodwill is estimated at approximately $77 million. It is anticipated that YouthStream will amortize this goodwill over three years.

NO APPRAISAL RIGHTS AVAILABLE TO STOCKHOLDERS OF NET

     Under Delaware law, even if you object to the proposed NET merger, you will not have statutory appraisal rights.

MARKET PRICE INFORMATION

     NET common stock is traded on the NASDAQ National Market under the symbol 'NETS'. On June 25, 1999, the last trading day before the parties publicly announced the execution of the merger agreement, the last reported sale price of NET common stock was $16.188.

     On January 20, 2000, the last trading day before the date of this proxy statement/prospectus, the last reported sale price of NET common stock was $25.00.

     The common units of CommonPlaces are not publicly traded.

               THE ISSUANCE OF OF NET CONVERTIBLE PREFERRED STOCK

     In January 2000, NET acquired sixdegrees, inc. through a tax-free reorganization by means of the merger of Sixdegrees Acquisition Corp. into sixdegrees, inc. and the conversion of sixdegrees, inc.'s outstanding shares into NET common stock and convertible preferred stock. In the acquisition, NET issued, in addition to shares of NET common stock, 1,000,000 shares of convertible preferred stock, each of which will be converted in the mergers into the right to receive one share of common stock of YouthStream.

                                  RISK FACTORS

     In addition to the other information in this proxy statement/prospectus, you should consider the following risk factors before you decide how to vote on the proposal described in this proxy statement/prospectus. References to YouthStream in these risk factors are intended to mean the holding company entity that will be formed upon the consummation of the transactions described in this proxy statement/prospectus.

NET HAS ONLY A LIMITED OPERATING HISTORY, AND COMMONPLACES IS IN A START-UP
STAGE

     NET was organized in 1995 to develop and operate a network of campus theaters. Since then, NET has acquired and developed a number of businesses that complement the campus theater business, including the business of CommonPlaces. These businesses have limited operating histories, and CommonPlaces is in a start-up stage, and has not yet realized material revenues from its planned activities. An investor in YouthStream must consider the risks, expenses and uncertainties that a holding company that owns a business with a limited operating history (and, in the case of CommonPlaces, a business in a start-up stage) faces. Those risks include YouthStream's and NET's ability to:

     o generate sufficient revenues to achieve and maintain profitability;

     o implement its business strategy;

     o enter into agreements with an increasing number of colleges and universities, and establish and maintain satisfactory relationships with college and university administrators and student organizations;

     o increase awareness of NET and its services, and continue to build audience, advertiser and sponsor loyalty;

     o introduce new and enhanced Web and off-line content, products and services;

     o integrate NET's online services with its other services;

     o respond to competitive pressures; and

     o continue to develop and upgrade NET's technology.

NET HAS NEVER MADE MONEY AND EXPECTS ITS LOSSES TO CONTINUE

     NET has never been profitable. As of September 30, 1999, NET had an accumulated deficit of approximately $28.4 million. NET expects to continue to incur significant losses for the foreseeable future. Although NET's revenues have grown in recent periods, expenses have grown even faster, and NET expects to continue to incur significant expenses. Accordingly, NET will need to generate significant revenues to achieve profitability. NET may not be able to do so.

YOUTHSTREAM MAY NOT SUCCESSFULLY IMPLEMENT ITS STRATEGY

     YouthStream is relying on the popularity of CommonPlaces' Web site, mybytes.com, to implement its strategy. If the Web site does not generate a large amount of traffic, YouthStream may not be able to successfully implement its strategy.

     To implement its strategy, YouthStream must:

     o establish mybytes.com as the primary vehicle for students for delivery of products and services, including member registration and renewal, information regarding national and local sponsors and customer services;

     o expand mybytes.com to include more content and services for students, and encourage its customers and clients to use the site so that it becomes more attractive for advertisers; and

     o establish mybytes.com as an effective e-commerce platform.

YOUTHSTREAM MAY NOT SUCCEED IN BUILDING AND MAINTAINING RELATIONSHIPS WITH COLLEGES AND UNIVERSITIES AND SPONSORS

     Colleges and universities are becoming increasingly wary of businesses that market products and services to their students. Many colleges and universities are seeking to decrease or eliminate this type of marketing. YouthStream does not have data to determine the number of colleges and universities that have denied NET access to their campuses.

     YouthStream depends on maintaining college and university relationships to obtain campus information regarding the student body to help market and sell its products and services. YouthStream's ability to maintain these relationships and to develop new relationships is critical to its ability to become profitable.

     YouthStream depends, to a large extent, on the efforts of school administrators and student organizations at colleges and universities to promote, sell and operate NET's theater division program events. Under NET's network agreements, schools are entitled to receive a percentage of ticket sales, if any, as consideration for organizing, promoting and operating network theater events. Student organizations typically promote other school events and may not be expected to increase their efforts on behalf of YouthStream in the absence of increased incentives or demand. Although YouthStream employs regional coordinators to facilitate promotional efforts by student organizations, YouthStream's ability to promote its events is limited by the number of regional coordinators and largely depends on the efforts of these regional coordinators and student organizations, which YouthStream cannot control. If the regional coordinators and student organizations do not promote these theater events in a manner satisfactory to YouthStream, there is a risk that these events will not generate the interest YouthStream needs to build a successful theater network.

YOUTHSTREAM'S SUCCESS WILL DEPEND ON AWARENESS OF YOUTHSTREAM AND ITS SERVICES, AND USER LOYALTY

     Maintaining awareness of YouthStream and its services is critical to YouthStream's ability to expand its user base, advertiser base and revenues. YouthStream believes the importance of name recognition will increase as the number of competitive Internet sites grows. To attract and retain Internet users, advertisers and electronic commerce partners, YouthStream intends to make substantial expenditures to create and maintain name loyalty and recognition.

     YouthStream's success in promoting and enhancing the NET, YouthStream and mybytes.com names also will depend on YouthStream's success in providing high quality content, features and functionality. If YouthStream fails to promote itself successfully or if visitors to mybytes.com or advertisers do not perceive YouthStream's services to be of high quality, the value of the its name could diminish, which could impair YouthStream's ability to generate revenues.

YOUTHSTREAM DEPENDS ON KEY PERSONNEL

     YouthStream, in large part, will depend upon the services and reputation of management, particularly Messrs. Peltz and Bassi. The loss of one or both of their services could have a material and adverse effect on YouthStream's business, financial condition and results of operations.

YOUTHSTREAM MAY NOT BE ABLE TO ATTRACT USERS TO ITS WEB SITE

     YouthStream will rely on certain strategic alliances to attract users to mybytes.com to purchase content/services and related merchandise, as well as to attract paid advertising to mybytes.com. YouthStream has had discussions concerning strategic alliances and it has entered into 50 definitive agreements pertaining to strategic alliances. There can be no assurance that these relationships will be maintained through their initial terms or that additional alliances will be available to YouthStream on acceptable commercial terms or at all. The inability to enter into and maintain strategic alliances could have a material and adverse effect on YouthStream's business, financial condition and results of operations.

YOUTHSTREAM MAY NOT BE ABLE TO ABSORB RAPID EXPANSION

     NET has made, and YouthStream expects to continue to make, acquisitions of complementary businesses. YouthStream may be unable to integrate or implement these acquisitions effectively. Any difficulties in this process could disrupt YouthStream's ongoing business, distract management and employees, increase expenses and otherwise materially and adversely affect YouthStream.

FINANCING FOR FUTURE ACQUISITIONS OR DEVELOPMENT MAY NOT BE AVAILABLE, OR MAY DILUTE EXISTING STOCKHOLDERS

     To realize its objectives, YouthStream will need additional capital. YouthStream intends to seek such capital through public or private borrowings or equity financings. Any additional equity financing may be dilutive to stockholders of YouthStream. Adequate funds, whether through financial markets or other arrangements with corporate partners or from other sources, may not be available when needed or on terms acceptable to YouthStream. Insufficient funds may require YouthStream to delay, scale back or eliminate some or all of its product development, market development and corporate development programs, which could adversely affect YouthStream's future performance.

YOUTHSTREAM IS SUBJECT TO ACTUAL COMPETITION THAT IS, AND POTENTIAL COMPETITION THAT MAY BE, INTENSE

     Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect YouthStream's business, financial condition and results of operations.

     Demand for and market acceptance of YouthStream's theater division network is uncertain. NET's theater division faces intense competition for a finite amount of student discretionary spending from numerous other businesses in the entertainment industry. NET's theater division competes with various forms of entertainment that provide similar value, both on and off campus, such as music groups.

     YouthStream's prospects will be significantly affected by its ability to attract programming providers and advertisers to promote their programs and products using the college theater network and, at the same time, attract colleges to participate in the network. YouthStream also depends on the level of acceptance by students.

     The market for Internet content providers is highly competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of Web sites on the Internet competing for the attention and spending of advertisers and consumers, including college students, has increased. With no substantial barriers to entry, YouthStream expects that competition on the Internet will continue to intensify. Potential Internet competitors include: online services or Web sites targeted at the college market; providers of software products that are geared towards the college market; and general Web search and retrieval companies and other online service companies, commonly referred to as portals such as Lycos, Yahoo!, Excite and the Microsoft Network. With respect to competition for consumers' attention, in addition to intense competition from Internet content providers, YouthStream also faces competition from traditional media, such as radio, television and print.

     In addition, the competition for advertising revenues, both on Internet Web sites and in more traditional media, is intense. To the extent YouthStream is not able to attract significant revenues from paid advertisements and sponsorships, YouthStream's business, financial condition and results of operations will be materially and adversely affected.

     Many of YouthStream's potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than YouthStream. These potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products or services than YouthStream. There can be no assurance that YouthStream will be able to compete successfully against these potential competitors.

YOUTHSTREAM FACES INTERNET-RELATED RISKS

YouthStream Depends On The Internet And It Is Uncertain That The Internet Will Be Accepted As A Medium For Commerce.

     Use of the Internet by consumers is at an early stage of development, and market acceptance of the Internet as a medium for commerce is subject to a high level of uncertainty. YouthStream's future success will depend on its ability to generate significant revenues, which in turn will require the development and widespread acceptance of the Internet as a medium for commerce. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for financial transactions. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols (for example, the next generation Internet Protocol) to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed effectively to support growth, YouthStream's business, financial condition and results of operations could be materially and adversely affected.

YouthStream's Infrastructure May Not Be Able To Handle Increased Traffic

     YouthStream's ability to generate revenues from Internet commerce may depend on the increased traffic, purchases, advertising and sponsorships YouthStream expects to generate through strategic alliances. There can be no assurance that YouthStream's infrastructure will be sufficient to handle the expected increased traffic from those alliances.

Acceptance Of YouthStream's Internet Content Is Uncertain

     YouthStream's success will depend upon its ability to create, license and deliver Internet content that attracts users to mybytes.com and sixdegrees.com, sixdegrees, inc.'s Web site. There can be no assurance YouthStream's content will be attractive to a sufficient number of users to generate significant revenues. There also can be no assurance YouthStream will be able to anticipate, monitor and successfully respond to rapidly changing tastes and preferences and attract a sufficient number of users to mybytes.com and sixdegrees.com.

Acceptance Of The Internet As A Medium For Advertising Is Uncertain

     For YouthStream to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet and, specifically, to CommonPlaces' and sixdegrees, inc.'s Internet Web sites. There can be no assurance advertisers and advertising agencies will accept the Internet as a medium for advertising.

YouthStream's Infrastructure May Be Subject To Security Risks

     YouthStream's infrastructure may be potentially vulnerable to computer break-ins and similar disruptive problems caused by its customers or others. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. Computer viruses, break-ins or other security problems could lead to misappropriation of proprietary information and interruptions, delays or cessation in service to YouthStream's customers. Moreover, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of YouthStream's Internet infrastructure as a merchandising medium.

Government Regulation And Legal Uncertainties Could Adversely Affect YouthStream

     YouthStream is subject, both directly and indirectly, to various laws and governmental regulations relating to its business. Although there are currently few laws or regulations directly applicable to access to or commerce on the Internet, the increasing popularity and use of the Internet could lead to the enactment of various laws and regulations with respect to the Internet. Such laws and regulations may cover issues such as user privacy, pricing and characteristics and quality of products and services. The enactment of any such laws or regulations may slow the growth of the Internet, which could decrease the demand for YouthStream's services and increase YouthStream's cost of doing business or otherwise have a material adverse effect on YouthStream's business, financial condition and results of operations. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain and could expose YouthStream to substantial liability for which YouthStream might not be indemnified by content providers. YouthStream believes that the use of material on mybytes.com as planned is protected under current provisions of copyright law. However, legal rights to certain aspects of Internet content and commerce are not clearly settled. There can be no assurance that YouthStream will be able to continue to maintain rights to information it anticipates being able to disseminate via the Internet.

YouthStream Could Be Subject To Liability For Information Retrieved From The Internet

     Material may be downloaded from mybytes.com and sixdegrees.com and distributed to others. Claims could be made against CommonPlaces, sixdegrees, inc. or YouthStream for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of that material. These types of claims have been brought, and sometimes successfully prosecuted, against other on-line services. In addition, CommonPlaces, sixdegrees, inc. or YouthStream could be exposed to liability with respect to the material that may be accessible through their Web sites. For example, claims could be made against CommonPlaces, sixdegrees, inc. or YouthStream, if material deemed inappropriate for viewing by children could be accessed through mybytes.com or sixdegrees.com. YouthStream's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify CommonPlaces, sixdegrees, inc. or YouthStream for all liability that may be imposed.

YouthStream May Not Be Able To Adapt To Rapid Technological Changes

     YouthStream's Internet business is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. The recent growth of the Internet and intense competition in this industry exacerbates these characteristics. To achieve its goals, YouthStream needs to integrate the various software programs and tools required to enhance and improve its product offering and to manage its business. YouthStream's future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of it services. YouthStream could incur substantial costs, if it needs to modify its service or infrastructures to adapt to these changes. YouthStream may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, new enhancements must meet the requirements of YouthStream's current and prospective members and must achieve significant market acceptance.

YouthStream Systems May Fail

     Substantially all of CommonPlaces' and sixdegrees, inc.'s communications hardware and computer hardware for their Web sites are located at facilities located in Woburn, Massachusetts and operated by Exodus Communications and in New York, New York and operated by Frontier GlobalCenter, Inc., respectively. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems. Computer viruses, electronic break-ins or other similar disruptive problems also could adversely affect mybytes.com and sixdegrees.com. Insurance may not adequately compensate for any losses that may occur due to any failures or interruptions in its systems. CommonPlaces and sixdegrees, inc. do have secondary 'off-site' systems and disaster recovery plans. However, there is no guarantee that these systems would prevent the loss of data.

YouthStream's Systems May Experience A Slowdown

     mybytes.com and sixdegrees.com must accommodate a high volume of traffic and deliver frequently updated information. mybytes.com and sixdegrees.com may experience slow response times or inadequate traffic for a variety of reasons. These types of occurrences could cause users to perceive mybytes.com and sixdegrees.com as not functioning properly and therefore cause them to use other Web sites or other methods to obtain information.

     In addition, CommonPlaces' and sixdegrees, inc.'s users will depend on intranet service providers, online service providers and other Web site operators for access to their Web sites. Many of them have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to CommonPlaces', sixdegrees, inc.'s or YouthStream's systems.

YouthStream's Inability To Identify mybytes.com And sixdegrees.com Visitors May Limit The Effectiveness Of Its Sales And Marketing Efforts

     Web sites typically place 'cookies,' small files of information about an Internet user's movement through the Internet, on a user's hard drive, without the user's knowledge or consent. CommonPlaces', sixdegrees, inc.'s and other Web sites use cookies for a variety of reasons, including the collection of data derived from the user's Internet activity. The currently available web browsers allow users to remove cookies at any time to prevent cookies from being stored on their hard drive. In addition, some commentators, privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. Any reduction or limitation in the use of cookies could limit the effectiveness of YouthStream's sales and marketing efforts.

YouthStream Depends On Third Parties For Software

     YouthStream depends, and will continue to depend, on various third parties for software. CommonPlaces and sixdegrees, inc. use third party software to store files on, provide internal searches within and provide e-mail and message services to, mybytes.com and sixdegrees.com users, respectively, and to provide external searches on the world wide web. As a result, YouthStream's ability to deliver services to its users may be adversely affected by the failure by third parties to provide reliable software.

The Year 2000 Compliance Problem Could Adversely Affect YouthStream

     Many older computer systems and software products currently in use are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies may need to be upgraded to comply with these 'Year 2000' requirements. There is significant uncertainty concerning the potential effects of this problem. Although YouthStream expects that any software products developed or used by YouthStream, NET, CommonPlaces or sixdegrees, inc. in its business, as well as any software products or equipment licensed by or to YouthStream, NET, CommonPlaces or sixdegrees, inc. from third parties, will be Year 2000 complaint, there can be no assurance that any of this software or equipment will contain all necessary date changes.

FOUR STOCKHOLDERS MAY CONTROL THE BOARD OF DIRECTORS OF YOUTHSTREAM

     Harlan D. Peltz, who will be the chairman and chief executive officer of YouthStream after the completion of the mergers, will beneficially own approximately 8% of the outstanding shares of YouthStream common stock. Benjamin Bassi, who will be the president of YouthStream after the completion of the mergers, also will beneficially own approximately 8% of the outstanding shares of YouthStream common stock. Pursuant to a stockholders agreement to be entered into upon the closing of the CommonPlaces merger, Messrs. Peltz, Bassi, Townsend and Palmer have agreed to vote their shares in favor of the election or re-election as directors of Mr. Bassi and a nominee of Mr. Bassi, and Mr. Peltz and nominees of Mr. Peltz, so that, subject to the vote of the YouthStream stockholders, Mr. Peltz together with his nominees will constitute at least a majority of YouthStream's board of directors.

STOCKHOLDERS MAY BE DENIED ADVANTAGEOUS OPPORTUNITIES FOR GAIN

     Provisions of YouthStream's certificate of incorporation and bylaws may make it more difficult for a third party to acquire, or may discourage acquisition bids for YouthStream and could limit the price that certain investors might be willing to pay in the future for shares of common stock of YouthStream. These provisions, among other things:

     o require the affirmative vote of 80% of the voting power of all the shares of YouthStream to amend or repeal provisions of the certificate of incorporation relating to the ability of the stockholders to take action by written consent, the classification of the board of directors and the adoption, amendment or repeal of any by-law by stockholders owning 80% of the outstanding shares of common stock of YouthStream;

     o prohibit stockholder action by written consent and provide that special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors or the president of YouthStream;

     o provide for a classified board of directors consisting of three classes with staggered three-year terms; and

     o set forth advance notice requirements for actions to be taken at annual meetings.

     Moreover, under the terms of YouthStream's certificate of incorporation, the board of directors of YouthStream will have the authority to issue, at any time, without stockholder approval, up to 5,000,000 shares of preferred stock and to determine the price, rights, privileges and preferences of those shares, which may be senior to the rights of holders of the common stock. The issuance of a new class of preferred stock could adversely affect the holders of common stock and could dissuade a potential acquiror from acquiring outstanding shares of common stock at a price that represents a premium to the then current trading price.

     In addition, Section 203 of the Delaware General Corporation Law prohibits an 'interested stockholder' (in general, a stockholder owning 15% or more of the holding company's outstanding voting stock) from engaging in a 'business combination' with the holding company for a period of three years.

     Finally, the board of directors of YouthStream expects to adopt a stockholder rights plan, the purpose of which is to protect stockholders against unsolicited attempts to acquire control of the new holding company. The rights plan could have the effect of dissuading a potential acquiror from acquiring outstanding shares of YouthStream common stock at a price that represents a premium to the then current trading price.

THE MARKET PRICE OF THE COMMON STOCK MAY BE HIGHLY VOLATILE

     YouthStream's operating results and announcements by YouthStream or its competitors concerning new developments in products and services or the formation of joint ventures may have a significant impact on the market price of YouthStream's common stock. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, including NET, have experienced wide price fluctuations, which have not necessarily be related to the operating performance of those companies.

COMPETITION FOR QUALIFIED PERSONNEL IS INTENSE

     As they continue to grow and introduce additional products and services, NET, CommonPlaces and sixdegrees, inc. expect to hire additional employees. None of their employees is represented by a labor union or is the subject of a collective bargaining agreement. NET, CommonPlaces and sixdegrees, inc. believe that relations with their employees are generally good. Competition for qualified personnel in NET's, CommonPlaces' and sixdegrees, inc.'s industry is intense, particularly among sales, online product development and technical staff. NET, CommonPlaces and sixdegrees, inc. believe that success will depend in part on its continued ability to attract, hire and retain qualified personnel.

COMMONPLACES' AND SIXDEGREES, INC.'S INTELLECTUAL PROPERTY RIGHTS MAY NOT BE EFFECTIVELY PROTECTED

     A failure by CommonPlaces or sixdegrees, inc. to protect its intellectual property in a meaningful manner could have a material adverse effect on its business, financial condition and results of operations. CommonPlaces and sixdegrees, inc. regards its copyrights, service marks, trademarks, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to their success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, independent contractors, sponsors, and others to protect their proprietary rights. CommonPlaces and sixdegrees, inc. strategically pursues the registration of their trademarks and service marks. However, effective trademark, service mark, copyright and trade secret protection may not be available. There can be no assurance that the steps taken by them to protect their proprietary rights will be adequate or that third parties will not infringe or misappropriate their copyrights, trademarks, trade secrets, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not independently develop substantially equivalent intellectual property. In addition, litigation may be necessary in the future to enforce their intellectual property rights, to protect their trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of financial and managerial resources, which could have a material adverse effect on their business.

                                THE NET MEETING

     This proxy statement/prospectus is being furnished to stockholders of NET in connection with the solicitation of proxies by the NET board of directors for use at a special meeting of stockholders to be held at 10:00 a.m., local time, on February 28, 2000, at Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, or any adjournment or postponement of the meeting.

     This proxy statement/prospectus is first being mailed to stockholders of NET on or about January __, 2000.

PURPOSE OF THE MEETING

     The meeting has been called to consider and vote upon:

     o a proposal to approve the merger into NET of a wholly-owned subsidiary of a newly formed Delaware corporation, YouthStream, and the conversion of each outstanding share of NET common stock and NET convertible preferred stock into one share of common stock of YouthStream (the merger to be effected simultaneously with the merger of another wholly-owned subsidiary of YouthStream into NET's partially-owned subsidiary, CommonPlaces, and the conversion of each outstanding unit of CommonPlaces into 0.89 shares of common stock of YouthStream, with the result that NET and CommonPlaces will become wholly-owned subsidiaries of YouthStream and NET's stockholders and the holders of CommonPlaces common units will acquire in the aggregate all of the outstanding shares of YouthStream); and

     o any other business that may properly come before the meeting.

REQUIRED VOTES

     Approval of the creation of the new holding company structure for NET requires the affirmative vote of the holders of a majority of the outstanding shares of NET common stock and NET convertible preferred stock entitled to vote on the proposal.

RECORD DATE AND VOTING RIGHTS

     The NET board of directors has fixed the close of business on January 20, 2000 as the record date for determining holders of NET common stock and NET convertible preferred stock entitled to notice of, and to vote at, the meeting. Only holders of record of NET common stock and NET convertible preferred stock at the close of business on that date will be entitled to notice of, and to vote at, the meeting. On the record date, 22,016,545 shares of NET common stock and 1,000,000 shares of NET convertible preferred stock were outstanding and entitled to vote. Each record holder of NET common stock and NET convertible preferred stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders at the meeting.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of NET common stock and NET convertible preferred stock entitled to vote at the meeting is necessary to constitute a quorum and transact business at the meeting. Abstentions will be counted for purposes of determining a quorum, but will have the effect of a vote against the proposal. If a broker holding shares in street name returns an executed proxy that indicates that the broker does not have discretionary authority to vote certain shares on one or more matters, those shares will count towards determining a quorum, but will have the effect of a vote against the matters being voted upon.

     On the record date, NET's directors and executive officers beneficially owned in the aggregate 3,214,490 shares, or approximately 14.6% of the outstanding shares, of NET common stock. These individuals have indicated their intent to vote all their shares of NET common stock in favor of the proposed creation of the new holding company structure for NET.

     Except for stockholders identified under 'Beneficial Ownership of Voting Securities,' to the knowledge of NET, no other person beneficially owned more than 5% of the outstanding shares of NET common stock on the record date.

VOTING AND REVOCATION OF PROXIES

     All shares of NET common stock and NET convertible preferred stock that are entitled to vote and are represented at the meeting by properly executed proxies received before or at the meeting, and not duly and timely revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted 'for' approval of the creation of the new holding company structure for NET. If any other matters are properly presented for consideration at the meeting, including consideration of a motion to adjourn or postpone the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment. The Board of Directors does not know of any other matters that will be presented for consideration at the meeting.

     A NET stockholder may revoke that stockholder's proxy at any time before its use by delivering to the secretary of NET a signed notice of revocation or a later dated and signed proxy, or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute the revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Network Event Theater, Inc., 529 Fifth Avenue, 7th Floor, New York, New York 10017, Attention: Chief Financial Officer.

     The cost of solicitation of proxies will be paid by NET. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of NET, without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. NET will, upon request, reimburse them for their reasonable expenses in doing so. NET has retained Morrow & Company to assist in the solicitation of proxies in person and by telephone, telegram, facsimile or similar method. The fee for such services will be $5,000, plus reimbursement of out-of-pocket expenses.

RECOMMENDATION OF THE NET BOARD OF DIRECTORS AND REASONS FOR THE RECOMMENDATION

     The board of directors of NET is recommending the creation of the new holding company structure for NET to be accomplished by merging a wholly-owned subsidiary of YouthStream into NET and the simultaneous merger of another wholly-owned subsidiary of YouthStream into CommonPlaces. Under the merger agreement, each outstanding share of NET common stock and NET convertible preferred stock will be converted into one share of common stock of YouthStream, and each outstanding common unit of CommonPlaces (other than common units owned by NET) will be converted into 0.89 shares of common stock of YouthStream. As a consequence, the stockholders of NET and common unitholders of CommonPlaces (other than NET) immediately prior to the proposed mergers will own approximately 81.2% and 18.8%, respectively, of the outstanding shares of common stock of YouthStream immediately afer the merger, and NET and CommonPlaces will become wholly-owned subsidiaries of YouthStream.

     Holders of NET common stock and NET convertible preferred stock should not send any stock certificates with the enclosed proxy card. If the creation of the new holding company structure through these mergers is approved, a letter of transmittal will be mailed to each holder of outstanding NET common stock and NET convertible preferred stock and outstanding CommonPlaces common units. Holders should send their old certificates in accordance with the instructions in the letter of transmittal.

     NET's board of directors has determined that the acquisition of the equity interests in CommonPlaces that NET does not already own on the terms set forth in the merger agreement will enable NET's stockholders to increase their equity interests in CommonPlaces' Internet business on terms the board of directors considers attractive. At the same time, NET's board of directors believes that, by making CommonPlaces a wholly-owned subsidiary of YouthStream, the combined entity should function in a more unified manner with an improved ability to develop and market their products and services. NET's board of directors also believes that, by having all the equity interests in NET and CommonPlaces owned by a single corporate parent, the combined entity's organizational structure will be simplified for the investing public and, as a consequence, the combined entity should have improved access to capital to fund future growth, particularly in the emerging Internet industry. Finally, NET's board of directors believes the formation of a holding company, of which NET and CommonPlaces will become wholly-owned subsidiaries, will allow stockholders of NET, through their ownership interests in YouthStream, to acquire all the equity interests in CommonPlaces they do not already own without recognition of gain or loss by the stockholders of NET or the common unitholders of CommonPlaces, except to the extent common unitholders of CommonPlaces receive cash in lieu of fractional shares.

     As a consequence of the proposed transactions, the certificate of incorporation and by-laws of YouthStream will contain provisions that will have an antitakeover effect. NET's board of directors believes these provisions, in conjunction with the provisions of the stockholders agreement and voting trust agreement described below (see 'The Merger Agreement and Related Agreements--Stockholders Agreement' and '--Voting Trust Agreement'), should enhance the likelihood of continuity and stability in the board of directors and in the policies formulated by the board of directors of YouthStream, and should discourage certain types of transactions that may involve an actual or threatened change of control of YouthStream. NET's board of directors believes these provisions should reduce the vulnerability of YouthStream to certain tactics that may be used in proxy contests, as well as to certain unsolicited proposals for a takeover, restructuring or sale of YouthStream.

     In the acquisition of sixdegrees, inc., NET issued, in addition to shares of NET common stock, 1,000,000 shares of convertible preferred stock, each of which will be converted in the mergers into the right to receive one share of common stock of YouthStream.

BACKGROUND OF THE PROPOSED TRANSACTIONS WITH COMMONPLACES

     Over the last four years, NET has grown to become the largest provider of off-line media properties and marketing services directly targeting the 18 to 24 year-old market. NET's original business was the establishment of a nationwide network of college campus theaters with NET's video projection systems. After its initial public offering in 1996, NET began expanding its media properties and marketing services capabilities by acquiring a number of media and marketing services companies that serve the young adult market. As a consequence, NET owns the nation's only satellite-linked network of on-campus movie theaters (the Theater Network), the leading college newspaper advertising placement service and the leading campus postering and promotions company (American Passage(Registered)), the largest print poster catalog company (Beyond the Wall(Registered)), the largest free postcard advertising service in the nation (HotStamp(Registered)), the largest high school message board network (GymBoards(Registered)) and the largest on-campus marketer and poster seller (Trent Graphics).

     In November 1998, in order to expand into the Internet business, NET entered into an agreement to acquire approximately 50% of CommonPlaces, with management of CommonPlaces holding the remaining 50%. Under this agreement, NET was obligated to provide $15.0 million worth of on-campus media and marketing services to CommonPlaces over four years and access to other media at favorable rates thereafter. To finance the development of its Website and ancillary materials, CommonPlaces raised $6.0 million in March 1999 in a private offering of approximately 16% of its common units. As a result, NET's interest in CommonPlaces was reduced to approximately 48%.

     Beginning in April 1999, Harlan Peltz, the chairman and chief executive officer of NET, and Benjamin Bassi, the chief executive officer of CommonPlaces, began discussing NET's possible acquisition of the common units in CommonPlaces it did not already own, and a more complete integration of NET's and CommonPlaces' operations. Following several discussions, on May 28, 1999 the parties entered into a letter of intent and, approximately four weeks later, after further due diligence and after the NET board of directors had an opportunity to review and consider the proposed transactions, the parties entered into the merger agreement.

OPINION OF NET'S FINANCIAL ADVISOR

     At the meeting of the NET board on June 23, 1999, Allen & Company delivered its oral opinion, which was subsequently updated and confirmed in writing on June 28, 1999, to the effect that, as of June 23, 1999 and as of June 28, 1999, the consideration to be received by holders of NET common stock in connection with the mergers was fair to such holders from a financial point of view.

     The full text of the written opinion of Allen & Company, dated June 28, 1999, is set forth as Appendix E to this proxy statement/prospectus and describes the assumptions made, matters considered and limits on the review undertaken. NET shareholders are urged to read the opinion carefully and in its entirety. Allen & Company's opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by the holders of NET common stock in connection with the mergers and does not constitute a recommendation of the mergers over other courses of action that may be available to NET or constitute a recommendation to any holder of NET common stock concerning how such holder should vote with respect to the mergers. The summary of the opinion of Allen & Company set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Allen & Company:

     o reviewed the terms and conditions of the draft merger agreement and the draft agreements ancillary thereto;

     o analyzed publicly available historical business and financial information relating to NET, as presented in documents filed with the Securities and Exchange Commission;

     o reviewed certain financial, operating and budgetary data provided to Allen & Company by NET and CommonPlaces relating to their respective businesses;

     o conducted discussions with certain members of the senior management of NET and CommonPlaces with respect to the financial condition, business, operations, strategic objectives and prospects of NET and CommonPlaces, as well as industry trends prevailing in their businesses;

     o reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies in lines of business which Allen & Company deemed generally comparable to NET and CommonPlaces;

     o performed a discounted cash flow analysis of the anticipated future financial performance of CommonPlaces, which, given the absence of an operating history of CommonPlaces to date, was based upon management's judgment as to the future financial performance of CommonPlaces;

     o reviewed the trading history of NET's common stock, including NET's performance in comparison to market indices and to selected companies in comparable businesses;

     o reviewed public financial and transaction information relating to mergers and acquisition transactions which Allen & Company deemed to be comparable to the mergers; and

     o conducted such other financial analyses and investigations as Allen & Company deemed necessary or appropriate for the purposes of the opinion expressed therein.

     In connection with its review, Allen & Company assumed and relied on the accuracy and completeness of the information it reviewed for the purpose of its opinion and did not assume any responsibility for independent verification of such information or for any independent evaluation or appraisal of the assets of NET or CommonPlaces. With respect to NET's and CommonPlaces' financial, operating and budgetary data referred to above, Allen & Company assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of NET and CommonPlaces, respectively, and Allen & Company expressed no opinion with respect to such financial, operating and budgetary data or the assumptions on which they were based. Allen & Company's opinion was necessarily based upon business, market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Allen & Company's opinion does not imply any conclusion as to the likely trading range of the NET common stock following the consummation of the mergers, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     In connection with its analysis, Allen & Company assumed that, in all material respects:

     o the representations and warranties of NET and CommonPlaces contained in the merger agreement were true and correct, NET and CommonPlaces will perform all of the covenants to be performed by them under the merger agreement and all conditions to the consummation of the mergers by NET and CommonPlaces will be satisfied;

     o the mergers will be free from Federal tax for NET's shareholders;

     o all material governmental, regulatory or other approvals and consents required in connection with the consummation of the mergers will be obtained;

     o in connection with obtaining any such approvals or consents or any amendments, modifications or waivers to any agreements to which either NET and CommonPlaces is a party, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on NET and CommonPlaces or materially reduce the contemplated benefits of the mergers to NET.

     The following is a summary of the presentations made by Allen & Company to the NET board in connection with the rendering of Allen & Company's fairness opinion:

     Transaction Overview. Prior to delivering its opinion to NET's board of directors, Allen & Company presented, and subsequently updated, an overview of the proposed transaction, reviewed certain information with the board relating to NET and CommonPlaces, including the information reviewed and analyzed in connection with rendering its opinion, the financial terms of the mergers and the financial analyses summarized below. Allen & Company reviewed the projected pro forma financial information for the combined company, based on the 1999 calendar year forecasts provided by NET and CommonPlaces. Allen & Company noted that, on a pro forma basis based on then current valuations, the combined company would have a fully diluted equity market capitalization of approximately $352 million, a strong balance sheet, and significant financial flexibility. Allen & Company noted that the combined company would be in a position to fund the roll-out of the mybytes.com Internet business, to invest in growth opportunities and further deliver its balance sheet.

     Overview of NET. Allen & Company presented an overview of NET including a description of the various segments in which NET operates: advertising and marketing, catalog publications and satellite theater/broadcast network. Allen & Company commented on the opportunities presented in each of NET's business segments, as well as the challenges present in such segments, including (i) the potential of cannibalization of advertising and promotional expenditures by the Internet business targeting the college and young adult market and (ii) the ongoing need for NET to effectively manage the integration of multiple media platforms and businesses. Allen & Company also reviewed NET's historical and 1999 and 2000 projected operating results by each of NET business segments.

     Allen & Company also reviewed stock price and trading volume data for NET, noting that its general trading patterns were in line with those of the Russell 2000 Index over the period from April 4, 1996 to October 23, 1998 and the Russell 2000 Index and the H&Q Internet Index over the period from June 22, 1998 to June 22, 1999. Allen & Company also reviewed for the NET board the effects of selected public announcements on the market prices of the common stock of NET and the perspective of industry analysts on the common stock of NET. Allen & Company noted the following trading information for NET's common stock:

                                             FROM INITIAL PUBLIC         FROM DATE OF
                                              OFFERING DATE TO         ANNOUNCEMENT OF                         SEVEN DAYS
                                               ANNOUNCEMENT OF       INTERNET STRATEGY TO    30 DAYS ENDED        ENDED
                                              INTERNET STRATEGY         JUNE 25, 1999        JUNE 25, 1999    JUNE 25, 1999
                                             -------------------     --------------------    -------------    -------------
                                                PRICE RANGE:
Low.......................................        $   1.844               $    4.000           $  11.750        $  12.250
High......................................        $   7.125               $   22.750           $  16.813        $  15.000
Average...................................        $   4.306               $    13.72           $  13.823        $  15.000

                                                ENDING PRICE:
                                                  $   3.875               $   16.188           $  16.188        $  16.188

                                                VOLUME RANGE:
Low.......................................              100                    5,900              29,000           57,400
High......................................          462,400                2,343,500             457,200          457,200
Average...................................           45,054                  383,793             155,710          277,900

     Allen & Company commented that the common stock of NET was freely and actively traded on the NASDAQ National Market and that, in Allen & Company's opinion, its closing price as of June 25, 1999 of $16.188 was a representative price for this security.

     Allen & Company also compared selected multiples derived from the June 25, 1999 closing price of NET common stock to multiples derived from recent trading prices of the following:

     o a selected group of publicly traded specialty media companies (College Television Network, Individual Investor, LodgeNet, Obie Media, On Command, Primedia and Student Advantage);

     o a selected group of publicly traded Internet portal and community companies (About.com, CNET, Infoseek, iTurf, iVillage, Lycos, StarMedia Networks, Student Advantage, Theglobe.com, Xoom.com and Yahoo!).

     Allen & Company commented that the closing price of the NET common stock on June 25, 1999 of $16.188 represented multiples of sales which were within the range found for comparable companies.

     Overview of CommonPlaces. Allen & Company presented an overview of business, highlighting the opportunities and challenges facing CommonPlaces. Allen & Company cited the current expectation that CommonPlaces will launch the Web site mybytes.com on August 15, 1999 which will focus on offering college students and other young adults a comprehensive and highly personalized set of content, services and tools. In addition, Allen & Company noted that to date, CommonPlaces had effected (12) twelve business development transactions with partners such as Tribune Media Services, Blue Mountain Arts, Reuters, MovieFone, Inktomi, the Weather Channel and Reel.com. In addition, Allen & Company commented on the challenges facing CommonPlaces including competition from larger established Internet players such as Lycos, Yahoo! and others as well as from other startups and early-stage companies focusing on a college/young adult demographic market.

     Allen & Company also compared selected multiples derived from the market value as of June 25, 1999 of the securities issued in exchange for the equity at CommonPlaces to multiples derived from recent trading prices of the following:

     o a selected group of publicly traded Internet companies (About.com, CNet, Infoseek, iTurf, iVillage, Lycos, StarMedia Networks, Student Advantage, Theglobe.com, Xoom.com and Yahoo!).

     Allen & Company also performed a discounted cash flow analysis of CommonPlaces based upon the three year projections provided by management and utilizing certain other assumptions made by Allen & Company.

     Allen & Company calculated the implied value of the securities to be received by holders of NET common stock under various assumptions concerning the value of NET's current operating business and the value of CommonPlaces. In each scenario, the consideration per share to be received by holders of NET common stock in the transaction exceeded the estimated value per share of the securities currently held by those holders under the same set of assumptions concerning the total values of the current operating businesses of NET and CommonPlaces.

     Allen & Company also reviewed certain publicly available information on selected transactions in the Internet industry, which were announced or took place form April of 1998 to June of 1999. For each transaction, relevant financial terms were analyzed including relevant transaction multiples, including the implied enterprise value divided by latest twelve months revenues, number of unique users and monthly page views.

     The transactions considered by Allen & Company comprised Spinner.com and Nullsoft/AOL, Match.com/Ticketmaster - CitySearch, Go2Net Inc./Vulcan Ventures, GetSmart.com/Providian Financial Corp., MovieFone/AOL, GeoCities/Yahoo!, Excite/@Home, Shopping.com/Compaq, Netscape/AOL, Barnesandnoble.com/Bertelsman, N2K/CDNow, Wired Digital/Lycos, Reel.com/Hollywood Entertainment, Infoseek/Disney, Silicon Investor/Go2Net Inc., FireFly Network/Microsoft and Classifieds2000/Excite. Allen & Company noted that based on the future value of the market value as of June 25, 1999 of the securities being issued for CommonPlaces and the projected results of CommonPlaces, that the implied multiples of the transaction fell within the range of multiples paid in comparable transactions.

     No company used in the comparable company analyses summarized above is identical to NET or CommonPlaces and no transaction used in the comparable transaction analysis summarized above is identical to the mergers. Accordingly, any such analysis of the fairness of the consideration to be received by the holders of NET common stock pursuant to the mergers involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies.

     The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Allen & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis set forth in its opinion. Allen & Company has not indicated that any of the analyses which it performed had a greater significance than any other.

     In determining the appropriate analyses to conduct and when performing those analyses, Allen & Company made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of NET or CommonPlaces. The analyses which Allen & Company performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Allen & Company's analysis of the fairness, from a financial point of view, of the consideration to be received by the holders of NET common stock pursuant to the mergers. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

     Allen & Company is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. NET retained Allen & Company based on such qualifications as well as its familiarity with NET. From time to time in the ordinary course of its business as a broker-dealer, Allen & Company may also hold positions and trade in securities of NET.

     NET entered into an engagement letter agreement with Allen & Company as of May 28, 1999, pursuant to which Allen & Company agreed to act as NET's financial advisor in connection with the mergers and to render an opinion as to the fairness from a financial point of view of the consideration to be received by the NET stockholders in the mergers. Pursuant to such engagement letter, NET agreed to pay Allen & Company a fee equal to $350,000 upon the delivery of the opinion. NET has agreed, pursuant to the engagement letter, to reimburse Allen & Company for all its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, incurred in connection with its engagement by NET and to indemnify Allen & Company against certain liabilities and expenses in connection with its engagement.

THE MERGER AGREEMENT AND RELATED AGREEMENTS

     Set forth below is a summary of the material terms of the merger agreement and related agreements. This summary is qualified in its entirety by reference to such agreements, which are attached as appendix A to this proxy statement/prospectus and incorporated in this proxy statement/prospectus by reference. NET stockholders are urged to read such agreements in their entirety for a more complete description of the mergers and related transactions.

     MERGER AGREEMENT

     The Mergers. To accomplish the proposed transaction, (a) a wholly-owned subsidiary of YouthStream will merge with and into NET and (b) another wholly-owned subsidiary of YouthStream will merge with and into CommonPlaces. As a result of the mergers, NET and CommonPlaces will become subsidiaries of YouthStream. In the mergers, NET stockholders and CommonPlaces common unitholders (other than NET) will receive shares of YouthStream common stock in exchange for their shares and common units.

     Effective Time. Each merger will become effective upon the filing of a certificate of merger with the secretary of state of the state of Delaware. These filings are anticipated to take place as soon as practicable after the receipt of NET stockholder approval and the satisfaction or waiver of the other conditions to the mergers.

     Merger Consideration for NET Stockholders and CommonPlaces Common Unitholders. Upon completion of the mergers, NET stockholders and CommonPlaces common unitholders (other than NET) will receive the following in exchange for each share of capital stock or common units they hold:

     o Holders of NET common stock and NET convertible preferred stock will receive one share of YouthStream common stock for each share of NET common stock and NET convertible preferred stock they hold.

     o Holders of CommonPlaces common units will receive 0.89 shares of YouthStream common stock for each common unit of CommonPlaces they hold.

     Treatment of Stock and Unit Options. The merger agreement provides that each outstanding option or warrant to purchase shares of NET common stock issued pursuant to NET's 1996 Stock Option Plan, 1997 Stock Option Plan, 1999 Stock Option Plan, 1999 Special Stock Option Plan and 1999 Special Incentive Stock Plan or otherwise and each outstanding option to purchase CommonPlaces common units issued pursuant to CommonPlaces' 1999 Unit Plan will be assumed by YouthStream and will be deemed to constitute an option or warrant to acquire, on the same terms and conditions that were applicable to the NET stock option or CommonPlaces common unit option, the same number of shares of YouthStream common stock as the holder of the NET stock option or CommonPlaces common unit option would have been entitled to receive, had the holder exercised the option or warrant in full immediately prior to the effective time of the mergers, at a price per share equal to the aggregate exercise price under the NET stock option or CommonPlaces common unit option divided by the number of full shares of YouthStream common stock deemed to be purchasable pursuant to the option or warrant.

     Procedures For Exchange of Certificates; Fractional Shares. As soon as practicable after the effective time of the mergers, YouthStream will cause to be sent to each stockholder of record of NET as of the effective time of the mergers transmittal materials for use in exchanging certificates of NET common stock and NET convertible preferred stock for the merger consideration to which such stockholder is entitled in the mergers. The transmittal materials will contain information and instructions on how to surrender those certificates for the merger consideration. Until a holder of NET common stock or NET convertible preferred stock surrenders his certificates, the certificates will, after the effective time of the mergers, represent for all purposes only the right to receive the merger consideration specified in the merger agreement. CommonPlaces' common units are uncertificated, and as a result as soon as practicable after the effective time of the mergers, YouthStream will cause to be sent to each holder of record of CommonPlaces common units the merger consideration to which such unitholder is entitled.

     No fractional shares of YouthStream common stock will be issued to holders of NET common stock or NET convertible preferred stock or CommonPlaces common units. Instead, any holders otherwise entitled to a fractional share of YouthStream common stock will receive the cash value of the fractional share.

     Conditions to the Mergers. Under the merger agreement, the respective obligations of NET and CommonPlaces to effect the mergers are subject to the satisfaction or waiver of certain conditions, including the following:

      (1) the representations and warranties of the other party are true and correct as of the closing date in all material respects and the other party has performed and complied with each covenant and agreement required to be performed by it under the merger agreement;

      (2) no injunction has been threatened by a governmental agency to restrain the consummation of the mergers;

      (3) there has not occurred any Material Adverse Effect (as defined in the merger agreement) with respect to the other party;

      (4) the merger agreement has been adopted by the stockholders of NET;

      (5) all requisite authorizations, consents, waivers, approvals or other actions have been obtained;

      (6) the receipt of customary closing certificates;

      (7) no stop order suspending the effectiveness of the registration statement of which this proxy statement/prospectus is a part has been issued by the Securities and Exchange Commission and no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission;

      (8) the receipt of legal opinions with respect to certain aspects of the mergers;

      (9) a stockholders' agreement has been entered into by Benjamin Bassi, William Townsend, Mark Palmer, Harlan D. Peltz and YouthStream; a voting trust agreement has been entered into by Benjamin Bassi, William Townsend, Mark Palmer and Harlan D. Peltz; vesting letters have been entered into by Benjamin Bassi, William Townsend and Mark Palmer; Benjamin Bassi, Harlan D. Peltz and individuals to be mutually agreed upon by Messrs. Bassi and Peltz have entered into employment agreements with YouthStream, NET or CommonPlaces; and YouthStream has adopted a stock option plan.

     (10) Allen & Company Incorporated has delivered a fairness opinion to the board of directors of NET.

     Representations and Warranties. The merger agreement contains various customary representations and warranties of NET and CommonPlaces, including representations and warranties made by NET with respect to its:

          o organization, standing and power

          o capital structure

          o reports and financial statements

          o absence of litigation

          o compliance with law

          o absence of defaults

          o absence of certain changes or events

          o authority relative to the merger agreement

          o consents and approvals

          o permits and licenses

          o required vote of NET stockholders

          o tax matters

          o no plans for additional indebtedness

          o absence of brokers

 and CommonPlaces with respect to its:

          o tax matters

          o organization, standing and power

          o capital structure

          o financial statements

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

          o absence of undisclosed liabilities

          o absence of certain changes

          o authority relative to the merger agreement

          o consents and approvals

          o contracts

          o employee benefit matters

          o insurance

          o software databases

          o banks; powers of attorney

          o absence of brokers

          o compliance with law

          o permits and licenses

          o tax matters

          o title to assets

          o intangible property

          o related party transactions

     Certain Covenants. The merger agreement contains certain covenants concerning the conduct of business by NET and CommonPlaces pending the consummation of the mergers, including the following:

     Regular Course of Business. NET and CommonPlaces will conduct the business in the ordinary course, consistent with past practice and use their best efforts to preserve all present business relationships and to maintain, preserve and protect their assets and goodwill.

     Obligations to CommonPlaces Employees. NET will offer all the individuals employed by CommonPlaces immediately before the effective time of the mergers continued employment by CommonPlaces immediately after the effective time of the mergers on terms no less favorable than those in effect immediately before the effective time of the mergers.

     Certain Other Covenants. The merger agreement contains certain other covenants, including covenants relating to:

     o access to CommonPlaces records and properties;

     o coordination and cooperation with respect to the meeting of NET stockholders;

     o delivery of supplements to disclosure documents and financial statements;

     o actions and filings with governmental bodies, agencies, officials or other authorities and third parties;

     o public announcements;

     o confidentiality;

     o avoiding certain restricted activities and transactions; and

     o avoiding the declaration and payment of dividends and distributions.

     Termination. The merger agreement provides that it may be terminated and the mergers may be abandoned at any time before the effective time of the mergers, even if NET stockholder approval has been obtained:

     (1) by mutual written consent of the board of directors of NET, the board of managers of CommonPlaces and Benjamin Bassi;

     (2) by any of NET, CommonPlaces or Benjamin Bassi, if the mergers have not been completed, without fault of the terminating party, on or before February 29, 2000, which date may be extended by mutual agreement of the board of directors of NET and board of managers of CommonPlaces;

     (3) by CommonPlaces and Benjamin Bassi, if any event shall have occurred that renders any condition set forth in section 7 of the merger agreement (Conditions to the Obligations of CommonPlaces) incapable of fulfillment and such condition is not waived by CommonPlaces and Benjamin Bassi;

     (4) by NET, if any event shall have occurred that renders any condition set forth in section 6 of the merger agreement (Conditions to the Obligations of NET) incapable of fulfillment and such condition is not waived by NET;

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

     (5) by NET, CommonPlaces or Benjamin Bassi, if (i) the merger agreement has not been submitted for approval to NET's stockholders on or before February 29, 2000, or (ii) the merger agreement has been submitted for approval to NET's stockholders and such stockholders shall have failed to grant such approval; or

     (6) by NET, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of CommonPlaces, or by CommonPlaces or Benjamin Bassi, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of NET, in each case since the date of the merger agreement.

     If the merger agreement is terminated, no party will be relieved of any liability for breach of the merger agreement prior to the date of termination, except no party will have any liability for misrepresentation or breach of warranty, and the termination of the merger agreement is the sole and exclusive remedy of the parties under the merger agreement for any misrepresentation or breach of warranty.

     Amendment; Waiver. The merger agreement may be amended by the parties by action taken by their respective boards of directors or board of managers, as the case may be, at any time before or after approval by the stockholders of NET, but, after NET's stockholders have approved the merger agreement, no amendment may be made that changes conversion ratios of the CommonPlaces common unitholders or materially and adversely affects the rights of the NET stockholders without further approval of the NET stockholders.

     A party may in writing waive compliance with any of the terms or provisions of the merger agreement (other than the requirement for stockholder approval).

     Fees and Expenses. Each party will pay its own costs and expenses in connection with the transactions contemplated by the merger agreement and no party will have any liability to the others with respect to those expenses.

     STOCKHOLDERS AGREEMENT

     Messrs. Bassi, Townsend and Palmer, principal common unitholders of CommonPlaces, Mr. Peltz of NET, individually and as voting trustee, and YouthStream will enter into a stockholders agreement, under which they will agree, for a period of three years, to vote all their shares of common stock of YouthStream in favor of the election and re-election of Mr. Bassi and a nominee of Mr. Bassi and Mr. Peltz and nominees of Mr. Peltz so that, subject to the vote of YouthStream's stockholders, Mr. Peltz and his nominees will constitute at least a majority of YouthStream's board of directors. None of Messrs. Bassi, Townsend and Palmer, without the cooperation and prior written consent of Mr. Peltz, may seek to place or remove members of YouthStream's board of directors or participate in any election contest, except in accordance with the terms of the stockholders agreement, or may make, or announce an intent to make, any tender offer or exchange offer for any equity securities of YouthStream or any assets of YouthStream or any of its subsidiaries or try to effect any sale, business combination or other similar transaction involving YouthStream or any of its subsidiaries. In addition, Messrs. Bassi, Townsend, Palmer and Peltz will agree to limit transfers of their shares in YouthStream as follows: to specified members of their families, in sales pursuant to Rule 144 or another exemption from registration under the Securities Act of 1933 or in a transaction approved by YouthStream's board of directors. In any event, no transfer may be made, if the number of shares of YouthStream common stock that would be transferred, when combined with shares previously transferred by that stockholder and all other persons to whom the transferor has transferred shares during the six-month period ending on the date of the proposed transfer, exceeds 10% of the number of shares of YouthStream common stock owned by that stockholder on the date of the stockholders agreement.

     VOTING TRUST AGREEMENT

     YouthStream, Messrs. Bassi, Townsend and Palmer and Mr. Peltz, as voting trustee, will enter into a voting trust agreement, under which Messrs. Bassi, Townsend and Palmer will transfer to Mr. Peltz, as voting trustee, 50% of their shares of common stock of YouthStream. The voting trustee will have full and exclusive power and authority to vote those shares. The voting trust agreement will terminate upon the earliest of (i) a merger, consolidation or combination of YouthStream with another business, if, as a result of that transaction,

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

Mr. Peltz does not hold the position of chairman of the board, president, chief executive officer or chief operating officer of the combined entity, (ii) the date Mr. Peltz ceases to own of record or beneficially at least 10% of the number of shares of common stock of YouthStream he owns on the date of the voting trust agreement, (iii) the death of Mr. Peltz or (iv) Mr. Peltz ceasing to serve as chairman of the board, president, chief executive officer or chief operating officer of YouthStream. The shares held by the voting trustee may be transferred in accordance with the provisions of the stockholders agreement.

     BASSI EMPLOYMENT AGREEMENT

     YouthStream will enter into an employment agreement with Mr. Bassi upon the closing of the transactions described in this proxy statement/prospectus. The employment agreement will provide that Mr. Bassi will serve as the president of YouthStream and CommonPlaces. Mr. Bassi will manage the day-to-day operations of YouthStream's Internet business and be responsible for its sales and marketing operations and campus relations. Mr. Bassi will report directly to Mr. Peltz. The term of Mr. Bassi's employment will be three years, unless sooner terminated in accordance with the employment agreement. Mr. Bassi will receive a salary of $250,000 a year, which may be increased through a raise or bonus of up to $40,000 following the end of each fiscal year at the discretion of YouthStream's board of directors, based on his performance. The employment agreement contains provisions forbidding the disclosure of confidential information and the participation in any competing business for a period of 18 months after the termination of Mr. Bassi's employment.

     PELTZ EMPLOYMENT AGREEMENT

     YouthStream will enter into an employment agreement with Mr. Peltz upon the closing of the transactions described in this proxy statement/prospectus. The employment agreement will provide that Mr. Peltz will serve as chairman of the board and chief executive officer of YouthStream. Mr. Peltz will have responsibility for overall company management, management of all non-Internet business lines, finance and administration, public and investor relations and mergers and acquisitions. The term of Mr. Peltz's employment will be three years, unless sooner terminated in accordance with the employment agreement. Mr. Peltz will receive a salary of $250,000 a year, which may be increased through a raise or bonus of up to $40,000 following the end of each fiscal year at the discretion of YouthStream's board of directors, based on his performance. The employment agreement contains provisions forbidding the disclosure of confidential information and the participation in any competing business for a period of 18 months after the termination of Mr. Peltz's employment.

     1999 STOCK INCENTIVE PLAN

     Under the 1999 stock incentive plan, 5,000,000 shares of common stock of YouthStream will be reserved for issuance in connection with grants of various types of awards, including stock options, stock appreciation rights, restricted stock, performance shares, performance units and other stock-based awards, to employees and consultants of YouthStream and its affiliates (including options to replace currently outstanding employee options of NET (i.e., 782,699, as of November 30, 1999) and CommonPlaces (i.e., 1,197,874, as of November 30, 1999, to be converted into options to purchase 1,066,108 shares of common stock of YouthStream)). The maximum number of shares of common stock that may be granted during each fiscal year of YouthStream to any participant is 300,000 per type of award (other than performance units, which may be granted during any fiscal year to any participant in an amount not exceeding $300,000), provided that the maximum number of shares for all types of awards does not exceed 300,000 during any fiscal year. The 1999 stock incentive plan will be administered by a committee or subcommittee of the board of directors of YouthStream, which will consist of two or more non-employee directors of YouthStream and will determine, in its sole discretion, eligibility for the grant of an award. No award may be granted under the 1999 stock incentive plan on or after the tenth anniversary of the earlier of the date the plan is adopted or the date of stockholder approval of the plan.

     VESTING LETTERS

     Messrs. Townsend and Palmer will agree to vesting provisions with respect to shares of common stock of YouthStream they receive upon conversion of their CommonPlaces common units in the merger. The vesting provisions will insure that substantially similar vesting rights, including those related to the termination of employment and the change of control of YouthStream, apply to the shares of YouthStream as applied to the common units they held in CommonPlaces, except that a portion of their shares in YouthStream will vest earlier than their common units in CommonPlaces. The vesting schedule for the shares of common stock of YouthStream to be acquired in the mergers is as follows:

     o seven-twelfths of the shares will vest on the closing date of the mergers, and

     o an additional one-twelfth of the shares will vest on each of May 25, 2000, August 25, 2000, November 25, 2000, February 25, 2001 and May 25,
       2001.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the mergers to the NET stockholders and to the entities involved in the mergers is for general information only and is without regard to the particular facts and circumstances of each stockholder. The tax treatment of stockholders may vary depending upon their particular situations, and certain of them (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are neither citizens nor residents of the United States, or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below.

     NET STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     Proskauer Rose LLP is of the opinion that:

     o The exchanges by NET stockholders of shares of NET common stock and NET convertible preferred stock for shares of YouthStream common stock in the mergers will qualify as exchanges under section 351(a) of the Internal Revenue Code.

     o A NET stockholder will not recognize income, gain or loss as a result of the receipt of YouthStream common stock in exchange for the stockholder's NET common stock or NET convertible preferred stock.

     o A NET stockholder's tax basis for shares of YouthStream common stock received in exchange for NET common stock or NET convertible preferred stock will equal the stockholder's aggregate tax basis immediately before the mergers in the NET common stock and NET convertible preferred stock.

     o A NET stockholder's holding period for the YouthStream common stock will include the period during which the shares of NET common stock or NET convertible preferred stock were held, provided such shares were capital assets at the time of the mergers.

     o No income, gain or loss will be recognized by YouthStream, NET, CommonPlaces, Nunet or Nucommon as a result of the mergers.

     A copy of the opinion issued by Proskauer Rose LLP has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

     Opinions of counsel represent such counsel's best legal judgment and are not binding on the Internal Revenue Service ('IRS') or the courts. There can be no assurance that the IRS would not take one or more contrary positions to those expressed in the opinion of counsel and that such a position would not be upheld by the courts. Also, the opinion of Proskauer Rose LLP is based on, among other things, current law and certain representations as to factual matters made by YouthStream, NET and CommonPlaces which, if incorrect in certain material respects, would jeopardize the conclusions reached by counsel in its opinion. Neither YouthStream or NET is currently aware of any facts and circumstances which would cause any such representations to be untrue or incorrect in any material respect.

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

BACKUP WITHHOLDING

     Under the backup withholding rules, a NET stockholder that receives YouthStream common stock may be subject to backup withholding at the rate of 31% with respect to dividends and proceeds of redemption, unless the stockholder:

     o is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or

     o provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

     Any amount withheld under these rules will be credited against the stockholder's federal income tax liability. A NET stockholder who does not provide YouthStream with his or her current taxpayer identification number may also be subject to penalties.

ACCOUNTING TREATMENT

     YouthStream expects to account for the acquisition of common units of CommonPlaces using the purchase method of accounting. In general, under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair value. The excess of the purchase price over the fair value will be recorded as goodwill on the YouthStream financial statements. The amount of goodwill is estimated at approximately $77 million. It is anticipated that YouthStream will amortize goodwill over three years.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the recommendation of the NET board of directors in favor of the creation of a new holding company structure through the proposed mergers, stockholders should be aware that executive officers and directors of NET and CommonPlaces, including Messrs. Peltz, Bassi, Townsend and Palmer, may be deemed to have interests in the mergers that are in addition to or different from the interests of the stockholders of NET generally, including those referred to in the stockholders agreement, the voting trust agreement, the employment agreements and the vesting letters referred to above. The board was aware of these potential interests and considered them, among other matters, in approving the proposed mergers. These potential interests specifically include the right of some insiders to:

     o control the board,

     o receive compensation from YouthStream,

     o vote other insiders' shares of YouthStream, and

     o receive comparable vesting rights to those received under the securities to be converted in the mergers.

NO APPRAISAL RIGHTS AVAILABLE TO NET STOCKHOLDERS

     Under Delaware law, NET stockholders who object to the proposal to create a new holding company structure through the mergers in accordance with the merger agreement will not be afforded statutory appraisal rights.

THE ISSUANCE OF NET CONVERTIBLE PREFERRED STOCK

     In January 2000 NET acquired sixdegrees, inc. through a tax-free reorganization by means of the merger of Sixdegrees Acquisition Corp. into sixdegrees, inc. and the conversion of sixdegrees, inc.'s outstanding shares into NET common stock and convertible preferred stock. In the acquisition, NET issued, in addition to shares of NET common stock, 1,000,000 shares of convertible preferred stock, each of which will be converted in the mergers into the right to receive one share of common stock of YouthStream.

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                               COMPARISON OF THE
                  CERTIFICATES OF INCORPORATION AND BYLAWS OF
                              NET AND YOUTHSTREAM

GENERAL

     If the creation of a new holding company structure is completed, stockholders of NET and common unitholders of CommonPlaces (other than NET) will become stockholders of YouthStream. As a result, their rights as stockholders will be governed by the certificate of incorporation and bylaws of YouthStream. The certificate of incorporation and the bylaws of YouthStream contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of YouthStream. The provisions are designed to reduce the vulnerability of YouthStream to an unsolicited proposal for a takeover of YouthStream or an unsolicited proposal for the restructuring or sale of all or part of YouthStream. The provisions also are intended to discourage certain tactics that may be used in proxy contests. The following is a summary of certain differences between the certificates of incorporation and bylaws of NET and YouthStream that may affect the rights of the stockholders of NET. NET and YouthStream are both organized under the law of the state of Delaware and are subject to the provisions of Delaware law. Any differences, therefore, in the rights of the stockholders of NET and YouthStream arise solely from the differences in their respective certificates of incorporation and bylaws. This summary is qualified in its entirety by reference to the full text of such documents. For information as to how such documents may be obtained, see 'Where Stockholders Can Find More Information' on page 64.

AUTHORIZED CAPITAL STOCK

     NET. The authorized capital stock of NET is 33,000,000 shares, consisting of 32,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

     YouthStream. The authorized capital stock of YouthStream is 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

ACTION BY WRITTEN CONSENT

     NET. NET's certificate of incorporation provides that action required or permitted to be taken at a meeting of the stockholders of NET may be taken by consent or consents in writing in lieu of a meeting.

     YouthStream. YouthStream's certificate of incorporation eliminates the ability of stockholders to act by written consent. YouthStream's bylaws further provide that special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors or the president.

CLASSIFIED BOARD

     NET. The board of directors is not divided into classes and each director must be re-elected at the next annual meeting of the stockholders of NET.

     YouthStream. The certificate of incorporation of YouthStream provides that the board of directors is divided into three classes with staggered three-year terms. Upon expiration of the term of a class of directors, the directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Mr. Bassi will be a Class I director, whose term expires at the 2000 annual meeting of stockholders, Messrs. Negrin and Klein will be Class II directors, whose terms expire at the 2001 annual meeting of stockholders, and Messrs. Peltz and Lindemann will be Class III directors, whose terms expire at the 2002 annual meeting of stockholders. With respect to each class, a director's term will be subject to the election and qualification of their successors, or their earlier death, resignation or removal.

AMENDMENT OF BYLAWS

     NET. Net's certificate of incorporation confers upon the Net board the power to amend, repeal or adopt bylaws. Any bylaws adopted by the board may be amended or repealed by a vote of a majority of the shares entitled at the time to vote for the election of directors.

     YouthStream. Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate or incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws requires a greater percentage. YouthStream's certificate of incorporation confers the power to adopt, amend or repeal any bylaw upon the board of YouthStream, by a vote of a majority of the directors present at a meeting in which a quorum is present. In addition, YouthStream's certificate of incorporation imposes super-majority voting requirements in connection with the amendment of any bylaw, including those provisions relating to the classified board of directors and the inability of stockholders to act by written consent in lieu of a meeting.

PROCEDURES FOR STOCKHOLDER PROPOSALS

     NET. The bylaws of NET do not provide specific procedures to be followed by stockholders to allow their proposals to be brought before an annual meeting of stockholders.

     YouthStream. YouthStream's bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder's notice must be received at our principal executive offices not less than 50 days nor more than 80 days prior to the scheduled date of the annual meeting of stockholders. In the event that fewer than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by stockholders must be received not later than the close of business on the tenth day following the earlier of:

     o the day on which such notice of the date of the meeting was mailed; or

     o the day on which such public disclosure was made.

     YouthStream's bylaws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.

     If a stockholder does not notify NET or, if the proposal is approved and the mergers consummated, YouthStream, a reasonable time before proxy materials are mailed for the 2000 Annual Meeting of an intent to present a proposal at the 2000 Annual Meeting that is not included in the proxy statement for that meeting, NET (or YouthStream) will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials.

     Stockholder proposals to be presented at the 2000 Annual Meeting must be received a reasonable time before proxy materials are printed and mailed for inclusion in the proxy statement and proxy card relating to that meeting. Such proposals also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

RIGHTS AGREEMENT

     Under Delaware law, every corporation may create and issue rights entitling the holder of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

     YouthStream intends to enter into a stockholder rights agreement. The rights agreement provides that each outstanding share of common stock will have one right to purchase one one-tenth of a share of common stock attached to it (for a price per share to be established when the rights agreement is approved).

     Initially, the rights under the rights agreement are attached to outstanding certificates representing YouthStream common stock and no separate certificates representing the rights will be distributed. The rights will separate from the common stock and be represented by separate certificates on the day someone acquires 15% of the common stock, or approximately 10 days after someone commences a tender offer for 15% of the outstanding common stock.

     After the rights separate from the common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights.

     All shares of YouthStream common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on or about the tenth anniversary of the effective time of the mergers, unless earlier redeemed by us.

     If an acquiror obtains or has the right to obtain 15% or more of YouthStream common stock, then each right will entitle the holder to purchase a number of shares of common stock having a market value of twice the purchase price of each right.

     Each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then current market value of twice the purchase price, if an acquiror obtains 15% or more of the common stock and either of the following occurs:

     o YouthStream merges into another entity; or

     o YouthStream sells more than 50% of its assets or earning power.

     Under the rights agreement, any rights that are or were owned by an acquiror of more than 15% of YouthStream's outstanding common stock will be null and void.

     The rights agreement contains provisions that provide that, after an acquiror obtains 15% or more, but less than 50%, of the outstanding common stock, YouthStream's board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for common shares. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

     YouthStream's board of directors may, at its option, redeem all the outstanding rights under the rights agreement prior to the earlier of (a) the time an acquiror obtains 15% or more of YouthStream outstanding common stock or
(b) the final expiration date of the rights agreement. The redemption price under the rights agreement is $0.01 per right, subject to adjustment. The right to exercise the rights will terminate upon the action of the board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

     Holders of rights will have no rights as stockholders, including the right to vote or receive dividends, simply by virtue of holding the rights.

     The rights agreement provides that the provisions of the rights agreement may be amended by the board of directors prior to the day someone acquires 15% of YouthStream's outstanding common stock or 10 days after someone commences a tender offer for 15% of YouthStream's outstanding common stock without the approval of the holders of the rights. However, after that date, the rights agreement may not be amended in any manner that would adversely effect the interests of the holders of the rights, excluding the interests of any acquiror. In addition, the rights agreement provides that no amendment may be made to adjust the time period governing redemption at a time when the rights are not redeemable.

     The rights agreement has certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire YouthStream without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirers from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of YouthStream's board to negotiate with an acquiror on behalf of all the stockholders. In addition, the rights should not interfere with a proxy contest.

     This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement attached as Appendix D, which is incorporated in this proxy statement/prospectus by reference.

     Except as set forth above, there are no material differences in the certificates of incorporation and bylaws of NET and YouthStream.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth information regarding the beneficial ownership of the common stock of NET as of January 19, 2000 by (i) each person known by NET to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each executive officer and director of NET and
(iii) all executive officers and directors of NET as a group.

                                                                                                      PERCENTAGE OF
                                                                             AMOUNT AND NATURE OF      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                     BENEFICIAL OWNERSHIP(2)       SHARES
---------------------------------------                                     -----------------------   --------------
Harlan D. Peltz..........................................................          2,402,798(3)             10.9
George Lindemann.........................................................            630,757(4)              2.9
     c/o Cellular Dynamics, Inc.
     767 Fifth Avenue
     New York, New York 10153
Metin Negrin.............................................................             52,435                   *
Bruce L. Resnik..........................................................          --                         --
Howard Klein.............................................................            128,500(6)                *
All executive officers and directors as a group (5 individuals)..........          3,214,490                14.6
Credit Suisse Asset Management, LLC, formerly Warburg, Pincus
  Counsellors, Inc.......................................................          2,241,062                10.2
     466 Lexington Avenue
     New York, New York 10017
J&W Seligman & Co., Incorporated, investment advisors....................          1,219,512                 5.5
     100 Park Avenue
     New York, New York 10017

------------------
 *  Less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of each beneficial owner identified is 529 Fifth Avenue, New York, New York 10017.
(2) Unless otherwise indicated, NET believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this proxy statement/prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this proxy statement/prospectus have been exercised.
(3) Includes 63,544 shares owned by Universal Access Network, Inc., a Delaware corporation wholly owned by Mr. Peltz.
(4) All shares owned by Activated Communications, L.P. ('ACLP'), which is wholly owned, directly or indirectly, by Mr. Lindemann and his family members. Mr. Lindemann is the President, and he and his family members are the sole shareholders, of the general partner of ACLP.
(5) Includes 376,000 shares issuable upon exercise of options granted under NET's 1996 Employee Stock Option Plan and by Harlan D. Peltz.
(6) Includes 122,500 shares Mr. Klein owns jointly with his wife and 6,000 shares held in a retirement plan with his partners.

     Harlan D. Peltz may be deemed a 'promoter' of NET, as such term is defined in the Securities Act of 1933, as amended.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Upon the completion of the mergers, the directors and executive officers of the YouthStream will be as follows:

NAME                   AGE   POSITION
----                   ---   ---------
Harlan D. Peltz.....   35    Chairman of the Board and Chief Executive Officer
Benjamin Bassi......   43    President and Director
Bruce L. Resnik.....   53    Executive Vice President, Chief Financial Officer and Secretary
Metin Negrin........   33    Director
George Lindemann....   63    Director
Howard Klein........   42    Director

     Harlan D. Peltz has been Chairman of the Board and Chief Executive Officer of NET since its incorporation in December 1995. From August 1993 to December 1995, Mr. Peltz was the President of Universal Access Network, Inc., the general partner of Universal Access Network, LP, the predecessor of NET. From September 1991 to July 1993, Mr. Peltz was an associate at Veronis, Suhler & Associates Inc., an investment banking firm specializing in the media industry. From July 1990 to May 1991, Mr. Peltz worked for Home Box Office in the area of international business development in Eastern Europe and South America.

     Benjamin Bassi has been the President and Chief Executive Officer of CommonPlaces since its inception in 1998. From 1997 to 1998, he was the Chief Operating Officer of Firefly Network. From 1995 to 1997 Mr. Bassi was an executive of Lycos, Inc. From 1992 to 1995, Mr. Bassi was Vice President of Sales at Object Design.

     Bruce L. Resnik has been Executive Vice President, Chief Financial Officer and Secretary of NET since October 1996. From August 1992 to September 1996, Mr. Resnik was the Director of Finance of the International Division of Grey Advertising.

     Metin Negrin has been a director of NET since December 1995. Since August 1993, Mr. Negrin has been the Chief Operating Officer and a Managing Director of The Athena Group, a real estate investment firm. From July 1990 to July 1993, Mr. Negrin was an associate in the New York office of LaSalle Partners, a Chicago-based real estate investment firm.

     George Lindemann has been a director of NET since August 1996. Since February 1990, Mr. Lindemann has been the Chairman and Chief Executive Officer of Southern Union Company, one of the largest natural gas distributors in the United States, and since May 1982, has been the President of Cellular Dynamics, Inc., the general partner of Activated Communications, L.P., a diversified communications firm. Mr. Lindemann founded Metro Mobile CTS, Inc., a cellular telephone company, in 1982 and served as its Chairman and Chief Executive Officer until its merged with Bell Atlantic Corporation in 1992. Mr. Lindemann also served as President of Vision Cable Communications, a pioneer in the cable television industry, from 1972-1981.

     Howard Klein has been a director of NET since June 1998. Mr. Klein is a founding partner of 3 Arts Entertainment, one of the leading management/production firms in the entertainment industry. Representing some of the world's most recognizable talent in the areas of film and television, Mr. Klein is personally responsible for guiding the careers of many writers, directors and performers.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors, subject to the provisions of certain employment agreements.

     Upon the completion of the mergers, YouthStream will assume the $2 million key man life insurance policy NET has on the life of Mr. Peltz.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1999, the board of directors of NET held 6 meetings and acted by unanimous written consent several times. Each member of the board attended at least 75% of the meetings of the board and meetings of any committees of the board on which he served that were held during the time he served.

     The Audit Committee of the board of directors of NET, which consists of a majority of independent directors, makes recommendations concerning the engagement of NET's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees of the independent public accountants, reviews the adequacy of NET's internal accounting controls, and reviews all related party transactions on an ongoing basis for potential conflict of interest situations. The members of the Audit Committee are George Lindemann and Metin Negrin. The Audit Committee did not hold any meetings in the fiscal year ended June 30, 1999.

     The Stock Option Committee is made up a majority of directors who, to the extent legally required, qualify as 'outside directors' under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as 'non-employee directors' under Section 16(b) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). The Stock Option Committee administers NET's five stock-based stock option plans. The members of the Stock Option Committee are Metin Negrin and Howard Klein. The Stock Option Committee did not meet in the fiscal year ended June 30, 1999 but acted several times by written consent.

     The board of directors of NET does not have a Nominating Committee or a Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of the reports and representations furnished to NET during the last fiscal year, NET believes that each of the persons required to file reports under Section 16(a) of the Exchange Act was in compliance with all applicable filing requirements with respect to NET's most recent fiscal year.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for each of NET's three fiscal years ended June 30, 1997, 1998 and 1999 with respect to compensation paid to Harlan D. Peltz, NET's Chief Executive Officer, Don Leeds, NET's President, Bruce L. Resnik, NET's Executive Vice President and Chief Financial Officer, and Lawrence Kieves, NET's former President. No other executive officer received compensation in any of those fiscal years that exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL
                                                                  COMPENSATION          SECURITIES     ALL OTHER
                                                   FISCAL    -----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION(D)                      YEAR     SALARY ($)    BONUS ($)     OPTIONS          ($)
------------------------------                     ------    ----------    ---------    ----------    ------------
                                                     1999      150,000      180,000            --            --
Harlan D. Peltz.................................     1998      112,500       50,000(a)         --           162(b)
Chief Executive Officer                              1997      112,500       40,000(a)         --            --
                                                     1999      225,000      180,000            --            --
Don Leeds.......................................     1998      200,000       40,000(a)         --         1,722(b)
President                                            1997      197,000       30,000(a)         --        50,000(c)
                                                     1999           --           --            --            --
Lawrence Kieves.................................     1998           --           --            --            --
Former President                                     1997       56,250           --            --            --
                                                     1999      210,000      180,000        40,000         5,482(b)
Bruce L. Resnik.................................     1998      175,000       50,000(a)    100,000         7,371(b)
Executive Vice President Chief Financial Officer     1997      129,230       25,000(a)     50,000            --

------------------
(a) Discretionary bonuses paid pursuant to each executive officer's employment agreement with NET and approved by the Board of Directors.
(b) Additional disability insurance and annual life insurance premiums.
(c) Additional compensation in connection with the acquisition of American Passage Media, Inc.
(d) Does not reflect the compensation of Benjamin Bassi, who will become the President of YouthStream after the completion of the mergers. A description of Mr. Bassi's employment agreement is included in 'The NET Meeting--The Merger Agreement and Related Agreements.'

     None of the executive officers of NET named in the Summary Compensation Table received any long-term compensation awards or payouts during NET's last three fiscal years.

STOCK OPTIONS

     During the fiscal year ended June 30, 1999, NET granted Mr. Resnik an option under NET's 1997 Employee Stock Option Plan to purchase, at a price of $11.50 per share, up to 40,000 shares of Common Stock on and after March 24, 1999, vesting ratably over three years.

     None of the executive officers of NET named in the Summary Compensation Table exercised any options during the fiscal year ended June 30, 1999.

     As a consequence of the mergers, the options to purchase CommonPlaces common units held by Mr. Bassi and two other executive officers of CommonPlaces will be assumed by YouthStream.

                       PLAN OF OPERATION FOR COMMONPLACES

PLAN OF OPERATION

     The following discussion of the financial condition and results of operations of CommonPlaces should be read in conjunction with the financial statements and related notes thereto. The following discussion contains certain forward looking statements that involve risks and uncertainties. CommonPlaces actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to leverage, the ability to obtain financing, integration of recently completed acquisitions, the ability of CommonPlaces to further develop and enhance mybytes.com, the management of growth and the introduction of new technology. CommonPlaces undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect any future events or circumstance.

     CommonPlaces is developing, and has recently begun to operate, mybytes.com, one of the first full-service Internet hubs designated for targeting the college market.

     CommonPlaces intends to continue its development of the mybytes.com either through internal growth or acquisitions. In March 1999, CommonPlaces acquired substantially all of the net assets of Westover Communications, Inc., an entity that develops and markets software for the electronic publication of information.

     In April 1999, CommonPlaces acquired substantially all the net assets of World Web Publishing, Inc. ('WorldWeb'), an entity that develops and markets software for the electronic publication of information.

     CommonPlaces has entered into a licensing arrangement with NET to license technology from CollegeWeb, Inc. ('CollegeWeb') and Invino Corporation ('Invino'). CollegeWeb created the CollegeWeb.com website, which allows college students to communicate with other college students using WebDorm.com. Invino has developed software making available instant messaging. NET purchased CollegeWeb in August 1999 and Invino in October 1999 for approximately $2.5 million and $9.0 million, respectively, in shares of NET common stock.

RESULTS OF OPERATIONS

     For the period November 24, 1998 to June 30, 1999, CommonPlaces did not generate any operating revenue. For the period June 30, 1999 to September 30, 1999, CommonPlaces generated $29,472 of operating revenue.

     For the period November 24, 1998 to June 30, 1999 and for the three months ended September 23, 1999, CommonPlaces incurred a net loss of $4,646,926 and $4,091,525, respectively. CommonPlaces is expected to continue to incur significant losses at least until mybytes.com generates sufficient revenues to offset the substantial up-front developmental and operating costs. To date, a significant portion of CommonPlaces' expenses have consisted of selling, general and administrative expenses, including salaries and related expenses to employees and consultants, rent, professional fees and costs associated with developing and marketing mybytes.com to on-line advertisers and e-commerce partners. There can be no assurance that CommonPlaces will attract and retain a sufficient number of users to the website in order for CommonPlaces to sell advertising or achieve profitable operations.

LIQUIDITY AND CAPITAL RESOURCES

     In March 1999, CommonPlaces sold common units in a private offering and realized net proceeds of $6,297,268. As of September 30, 1999, CommonPlaces had cash and cash equivalents of $995,647. Since the sale of the common units, CommonPlaces has purchased approximately $574,000 of computers and office equipment, and invested $60,000 in the acquisition of World Web Publishing, Inc. The balance of the proceeds have otherwise been used to fund CommonPlaces' operations.

     CommonPlaces' primary capital requirements have been for the development of mybytes.com. Based on current results of operations and CommonPlaces' plan to promote the website, CommonPlaces anticipates that it has sufficient resources to satisfy its contemplated cash requirements for approximately the next four months.

     Implementation of CommonPlaces' business plan beyond the next four months or until the merger with NET will require financial resources substantially greater than currently available to CommonPlaces. CommonPlaces may seek to borrow funds from NET or others. In the event that CommonPlaces' plans and assumptions with respect to mybytes.com change or prove to be inaccurate, CommonPlaces could be required to seek additional financing sooner. The inability to obtain additional financing will have a material adverse effect on CommonPlaces, including possibly requiring CommonPlaces to cease operations.

     CommonPlaces may also determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of developing mybytes.com.

     Additionally, to the extent that CommonPlaces incurs indebtedness or issues debt securities in connection with financing activities, CommonPlaces will be subject to all the risks associated with incurring substantial indebtedness, including the risk that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. CommonPlaces has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any additional financing will be available to CommonPlaces on acceptable terms, if at all.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                   RESULTS OF OPERATIONS FOR SIXDEGREES, INC.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1999 VERSUS NINE MONTHS ENDED SEPTEMBER 30,
1998.

     Net revenues for the nine months ended September 30, 1999 were $750,691, compared to $61,526 for the nine months ended September 30, 1998. The increase of $689,165, primarily resulted from the hiring of an in-house sales staff, which replaced a contract sales company, and from sixdegrees, inc.'s enhancement of available product offerings, including banners, buttons, e-mail and newsletters. sixdegrees, inc. anticipates that advertising revenues will continue to account for a substantial share of sixdegrees, inc.'s total revenues in the foreseeable future. sixdegrees, inc. does not recognize revenues from barter transactions.

Total operating expenses

         Product development for the nine months ended September 30, 1999 were $2,582,881, compared to $488,140 for the nine months ended September 30, 1998. The increase of $2,094,741 primarily resulted from increased technology staff and other related expenses associated to the purchase of additional hardware and software applications for the migration project.

         Sales and marketing for the nine months ended September 30, 1999 were $278,098, compared to $28,886 for the nine months ended September 30, 1998. The increase of $249,210 primarily resulted from increased in-house sales staff which replaced an outside sales company.

         General and administrative for the nine months ended September 30, 1999 were $5,241,640, compared to $243,501 for the nine months ended September 30, 1998. The increase of $4,998,139 primarily resulted from increased staff, expenses related to hiring and recruiting and outside contractor expenses associated with the build out of sixdegrees, inc.'s new offices.

          Depreciation and amortization expenses for the nine months ended September 30, 1999 were $407,132 compared to $40,094 for the nine months ended September 30, 1998. The increase of $367,038 was primarily due to the purchase of additional hardware and software associated with the software migration project, and leasehold improvements associated with the move to and build out of sixdegrees, inc.'s new offices.

     Interest and other income for the nine months ended September 30, 1999 were $323,901, compared to $31,109 for the nine months ended September 30, 1998. The increase was primarily due to sixdegrees, inc.'s investment of the $8 million of cash proceeds from an investment in sixdegrees, inc. by News America Corporation in June 1999.

     Net loss for the nine months ended September 30, 1999 was $7,435,157, compared to $707,986 for the nine months ended September 30, 1998. The increase of $6,727,171 was primarily due to an overall increase in operating expenses associated with the software migration project and the increases in sales and technology staff.

YEAR ENDED DECEMBER 31, 1998 VERSUS YEAR ENDED DECEMBER 31, 1997

     Net revenues for the year ended December 31, 1997 were $202, compared to $172,343 for the year ended December 31, 1998. The increase of $172,141 primarily resulted from sixdegrees, inc.'s decision to develop a business partnership with an outside firm to help sixdegrees, inc. generate revenues from advertising banners and e-mail.

Total operating expenses

          Product development for the twelve months ended December 31, 1998 were $666,141 compared to $187,919 for the twelve months ended December 31, 1997. The increase of $478,222 primarily resulted from increased technology staff and other expenses related to the development of the Web site.

          Sales and marketing for the twelve months ended December 31, 1998 were $119,050 compared to $42,774 for the twelve months ended December 31, 1997. The increase of $76,276 primarily resulted from expenses related to marketing and public relations efforts.

          General and administrative for the twelve months ended December 31, 1998 were $1,718,880 compared to $1,143,047 for the twelve months ended December 31, 1997. The increase of $575,833 primarily resulted from expenses related to staff and additional office space.

          Depreciation and amortization for the year ended December 31, 1998 was $102,925, compared to $34,038 for the year ended December 31, 1997. The increase of $68,887 was primarily due to the purchase of additional computer hardware and software associated with increased Web site development requirements.

     Interest and other income for the year ended December 31, 1998 were $137,402, compared to $18,578 for the year ended December 31, 1997. The increase of $118,824 was primarily due to sixdegrees, inc.'s investment of cash proceeds of approximately $11,000,000 related to the conversion of outstanding debt and the issuance of 13,418,831 shares of Series C Convertible Preferred Stock through a private placement on October 20, 1998.

     Net loss for the year ended December 31, 1998 was $2,297,251, compared to $1,388,998 for the year ended December 31, 1997. The increase of $908,253 was primarily due to an overall increase in operating expenses directly associated with the additional purchase of computer equipment and related software, and increased staff hiring in the areas of sales and technology.

      As of December 31, 1998, sixdegrees, inc. had a net operating loss carryforward for Federal income tax purposes of approximately $3,842,138. The carryforward will begin to expire in 2011 if not used. The net deferred tax asset has been fully reserved due to the uncertainty of sixdegrees, inc.'s ability to realize this asset in the future. As of September 30, 1999, sixdegrees, inc. continued to report a net loss of $7,435,157 and as a result, sixdegrees, inc. expects no income tax liability for fiscal year ended December 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

     For the nine months ended September 30, 1999, sixdegrees, inc. used $6,372,748 in cash from operating activities for its operations primarily in technology, sales, general and administrative expenses, and the relocation of its corporate offices.

     In June 1999, sixdegrees, inc. received a $13,000,000 investment from News America Corporation, which involved an $8,000,000 cash investment and $5,000,000 in prepaid on-account advertising, in consideration for 9,000,000 shares of Series D Convertible Preferred Stock and 1,815,716 Series E Convertible Preferred Stock. On October 28, 1998, sixdegrees, inc. realized net proceeds of $9,156,879 through a private placement with the issuance of 13,418,831 shares of Series C Convertible Preferred Stock, inclusive of the conversion of five promissory notes in the aggregate principal amount of $10,000,000. From August 1997 through June 1998, sixdegrees, inc. realized net proceeds of $2,835,728 through two private placements.

     As of September 30, 1999, sixdegrees, inc. had $7,539,966 in cash and cash equivalents. sixdegrees, inc. believes that such amount will be sufficient to fund working capital through March 2000.

     sixdegrees, inc.'s primary capital requirements have been to fund the growth in its sales and technology departments.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed consolidated financial statements give effect to the combination of Network Event Theater, Inc. ('NET') and Common Places, LLC ('CommonPlaces') into a newly-formed holding company, YouthStream Media Networks, Inc. ('YouthStream'), as described in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and the following transactions which have occurred:

     o The acquisition of Trent Graphics, Inc. ('Trent') on June 9, 1999,

     o The acquisition of Invino Corporation ('Invino') on October 15, 1999,

     o The acquisition of sixdegrees, inc. ('sixdegrees') on January 14, 2000, and

     o The sale of 1,257,400 shares of NET's common stock to certain private investors on December 20, 1999 (the 'Equity Sale'). NET realized net proceeds of approximately $29,517,000.

     The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1999 and the three months ended September 30, 1999 present the condensed consolidated statements of operations of NET as if the aforementioned acquisitions had occurred at the beginning of the respective periods. The unaudited pro forma condensed consolidated balance sheet at September 30, 1999 presents the balance sheet of NET as if the Invino and sixdegrees acquisitions, the CommonPlaces merger and the Equity Sale had occurred on September 30, 1999. NET's historical balance sheet at September 30, 1999 and the statement of operations for the three months ended September 30, 1999 includes the Trent acquisition.

     The acquisitions and merger have been accounted for using the purchase method of accounting. The total cost of the acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the purchase price assumed in the unaudited pro forma condensed consolidated financial statements is preliminary. NET does not expect the final allocation of the purchase price will materially differ from the preliminary allocation.

     The unaudited pro forma condensed consolidated financial statements have been prepared by management and should be read in conjunction with the historical financial statements and notes thereto of NET and CommonPlaces. The pro forma adjustments are based on available information and on certain assumptions and preliminary estimates that management believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that might have occurred, and do not purport to be indicative of future results.

     Management believes additional synergies and operational improvements, not reflected in the accompanying unaudited pro forma condensed consolidated financial statements, will be realized by the merger. However, such amounts cannot be reasonably quantified and there is no assurance they will be realized and, therefore, are not reflected in the unaudited pro forma condensed consolidated financial statements.

                            PRO FORMA FINANCIAL DATA

                        YOUTHSTREAM MEDIA NETWORKS, INC.

            UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                               SEPTEMBER 30, 1999

                                                      INVINO                    COMMON
                                       NETWORK      CORPORATION   SIXDEGREES,   PLACES,    PRO FORMA
                                    EVENT THEATER       (B)         INC (C)     LLC(D)    ADJUSTMENTS       PRO FORMA
                                    -------------   -----------   -----------   -------   -----------       ---------
              ASSETS
Current Assets:
  Cash and cash Equivalents.......     $28,335         $ 107       $   7,540    $  996     $  29,517 (e)     $ 66,495
  Restricted cash.................           0             0           1,349         0             0            1,349
  Accounts receivable, net........       4,247             0             391        73          (265)(f)        4,446
  Inventory.......................         415             0               0         0             0              415
  Prepaid expenses................       1,078             0           5,006        88             0            6,172
  Deposits and other current
    assets........................         713             9             158         0             0              880
                                       -------         -----       ---------    ------     ---------        ---------
Total current assets..............      34,788           116          14,444     1,157        29,252           79,757
Property and equipment, net.......       5,802            54           1,888       531             0            8,275
Other assets......................           0             0               0       117             0              117
Deferred financing costs, net.....         679             0               0         0             0              679
Intangible assets, net............      15,925             0               0       171       195,003 (h)      211,099
                                       -------         -----       ---------    ------     ---------        ---------
Total assets......................     $57,194         $ 170       $  16,332    $1,976     $ 224,255         $299,927
                                       -------         -----       ---------    ------     ---------        ---------
                                       -------         -----       ---------    ------     ---------        ---------

  LIABILITIES AND STOCKHOLDERS'
               EQUITY
Current Liabilities
  Accounts payable................     $ 1,896            52             610       879             0            3,437
  Accrued expenses................       2,240           144             611        13           700 (g)        3,708
  Due to Network Event Theater,
    Inc. .........................           0             0               0       265          (265)(f)            0
  Deferred revenues...............         207             0               0         0             0              207
  Current portion of long-term
    debt and capital lease
    obligations...................         857            10             160         0             0            1,027
                                       -------         -----       ---------    ------     ---------        ---------
Total current liabilities.........       5,200           206           1,381     1,157           435            8,379

Long-term debt and capital lease
  obligations net of current
  portion.........................       6,431             0             285         0             0            6,716
  Deferred rent...................          --            --             176        --            --              176
Invino acquisition................           0             0               0         0         5,000 (h)        5,000

Commitments and contingencies

Stockholders Equity
  Members Equity..................           0             0               0     5,813        (5,813)(h)            0
  Preferred Stock.................           0           700              24         0          (714)(h)           10
  Common Stock....................         170             2               0         0            90 (e)(h)       262
  Additional paid-in capital......      73,760             0          25,849         0       215,607 (e)(h)   315,216
  Deferred compensation...........           0             0             (10)   (4,994 )      (2,461)(h)       (7,465)
  Accumulated deficit.............     (28,367)         (738)        (11,373)        0        12,111 (h)      (28,367)
                                       -------         -----       ---------    ------     ---------         --------
Total stockholders and members
  equity..........................      45,563           (36)         14,490       819       218,820          279,656
Total liabilities and stockholders
  equity..........................     $57,194         $ 170       $  16,332    $1,976     $ 224,255         $299,927
                                       -------         -----       ---------    ------     ---------         --------
                                       -------         -----       ---------    ------     ---------         --------

                            PRO FORMA FINANCIAL DATA

                        YOUTHSTREAM MEDIA NETWORKS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      NETWORK                INVINO
                                       EVENT       TRENT      CORP-      SIX-     COMMON    PRO FORMA
                                      THEATER,   GRAPHICS,   ORATION   DEGREES,   PLACES,    ADJUST-      PRO FORMA
                                        INC.      INC(A)       (B)     INC. (C)   LLC(D)      MENTS       COMBINED
                                      --------   ---------   -------   --------   -------   ---------     ---------
Net revenues........................  $ 13,266    $ 6,449    $     0   $    447   $    0    $       0     $  20,162

Operating expenses:
  Cost of goods sold................         0      1,804          0          0        0            0         1,804
  Selling, general and
     administrative expenses........    14,005      4,186        350      3,562    2,788           51(i)     24,942
  Stock-based compensation..........         0          0          0          0    1,786        3,565(j)      5,351
  Product development...............         0          0          0      2,788        0            0         2,788
  Corporate expenses................     4,510          0          0          0       88            0         4,598
  Depreciation and
     amortization...................     2,186         50         12        149       77       66,985(k)     69,459
  Impairment loss on
     equipment......................       825          0          0          0        0            0           825
                                      --------   ---------   -------   --------   -------   ---------     ---------
Total operating expenses............    21,526      6,040        362      6,499    4,739       70,601       109,767
                                      --------   ---------   -------   --------   -------   ---------     ---------

Income (loss) from operations.......    (8,260)       409       (362)    (6,052)  (4,739 )    (70,601)      (89,605)

Equity loss in investment...........       (51)         0          0          0        0           51(i)          0
Interest income.....................       425          0          1        292       96            0           814
Interest expense....................    (1,119)       (24)         0          0       (4 )          0        (1,147)
                                      --------   ---------   -------   --------   -------   ---------     ---------
Income (loss) before provision for
  income taxes......................    (9,005)       385       (361)    (5,760)  (4,647 )    (70,550)      (89,938)
Provision for income taxes..........       185         34          0          0        0            0           219
                                      --------   ---------   -------   --------   -------   ---------     ---------
Net Income (loss)...................  $ (9,190)   $   351    $  (361)  $ (5,760)  $(4,647)  $ (70,550)    $ (90,157)
                                      --------   ---------   -------   --------   -------   ---------     ---------
                                      --------   ---------   -------   --------   -------   ---------     ---------
Net loss per basic and diluted
  common share......................  $  (0.72)                                                           $   (3.89)
                                      --------   ---------   -------   --------   -------   ---------     ---------
                                      --------   ---------   -------   --------   -------   ---------     ---------
Weighted average basic and diluted
  common shares outstanding.........    12,800                                                 10,391(l)     23,191
                                      --------   ---------   -------   --------   -------   ---------     ---------
                                      --------   ---------   -------   --------   -------   ---------     ---------

                        YOUTHSTREAM MEDIA NETWORKS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     THREE MONTHS ENDED SEPTEMBER 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              NETWORK     INVINO
                                               EVENT       CORP-       SIX-       COMMON
                                              THEATER,    ORATION    DEGREES,    PLACES,      PRO FORMA      PRO FORMA
                                                INC.        (B)      INC. (C)     LLC(D)     ADJUSTMENTS     COMBINED
                                              --------    -------    --------    --------    -----------     ---------
Net revenues...............................   $ 10,361    $     0    $    525    $     29     $       0      $  10,915

Operating expenses:
  Cost of goods sold.......................      1,386          0           0           0             0          1,386
  Selling, general and administrative
     expenses..............................      6,882        369       1,407       3,181           792(i)      12,631
  Stock-based compensation.................          0          0           0         600           642(j)       1,242
  Product development......................          0          0       2,101           0             0          2,101
  Management and license fees..............          0          0           0         345             0            345
  Corporate expenses.......................        873          0           0           0             0            873
  Depreciation and amortization............        917          7         210          20        16,250(k)      17,404
                                              --------    -------    --------    --------    -----------     ---------
Total operating expenses...................     10,058        376       3,718       4,146        17,684         35,982
                                              --------    -------    --------    --------    -----------     ---------

Income (loss) from operations..............        303       (376)     (3,193)     (4,117)      (17,687)       (25,067)

Equity loss in investment..................       (792)         0           0           0           792(h)           0
Interest income............................        227          0         117           0             0            344
Other income...............................        150          6           0          25             0            181
Interest expense...........................       (249)         0           0           0             0           (249)
                                              --------    -------    --------    --------    -----------     ---------
Loss before provisions for income tax......       (361)      (370)     (3,076)     (4,092)      (16,892)       (24,791)

Provision for income taxes.................         48          0           0           0             0             48

Net loss...................................   $   (409)   $  (370)   $ (3,076)   $ (4,092)    $ (16,892)     $ (24,839)
                                              --------    -------    --------    --------    -----------     ---------
                                              --------    -------    --------    --------    -----------     ---------

Net loss per basic and diluted common
  share....................................   $  (0.03)                                                      $    (.95)
                                              --------    -------    --------    --------    -----------     ---------
                                              --------    -------    --------    --------    -----------     ---------

Weighted average basic and diluted common
  shares outstanding.......................     15,929                                           10,169(e)      26,098
                                              --------    -------    --------    --------    -----------     ---------
                                              --------    -------    --------    --------    -----------     ---------

                        YOUTHSTREAM MEDIA NETWORKS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. MERGER TRANSACTION

     On June 28, 1999, NET and CommonPlaces entered into a definitive merger agreement, subject to stockholder approval, to merge NET and CommonPlaces into a newly-formed holding company that will be called YouthStream Media Networks, Inc. ('YouthStream'). Under the terms of that agreement, YouthStream will exchange each of its shares for each of NET's shares outstanding and 0.89 of its shares for each common unit of CommonPlaces. CommonPlaces' unitholders, excluding NET, will receive 4,792,877 shares of YouthStream's common stock.

     (a) Reflects the historical statement of operations of Trent from July 1, 1998 through its acquisition date of June 9, 1999. Operations subsequent to June 9, 1999 are included in NET's historical balances. Trent operated on a calendar year end. Trent's historical statement of operations included in the unaudited pro form condensed consolidated statement of operations, however, has been prepared on a June 30th fiscal year end basis based on the unaudited quarterly financial statements of Trent.

     (b) Reflects the historical statement of operations of Invino for the twelve months ended June 30, 1999 and the three months ended September 30, 1999. Invino operated on a calendar year end. Invino's historical statements of operations included in the unaudited pro forma condensed consolidated statement of operations, however, have been prepared on a June 30th fiscal year end basis based on the unaudited quarterly financial statements of Invino.

     (c) Reflects the historical statement of operations of sixdegrees for the twelve months ended June 30, 1999 and the three months ended September 30, 1999. sixdegrees operated on a calendar year end. The historical statements of operations included in the unaudited pro forma condensed consolidated statement of operations, however, have been prepared on a June 30th fiscal year end basis based on the unaudited quarterly financial statements of sixdegrees.

     (d) Reflects the historical statement of operations of CommonPlaces for the period from November 24, 1998 (date of inception) to June 30, 1999 and the three months ended September 30, 1999.

     (e) To reflect the issuance of 1,257,400 shares of NETcommon stock to certain private investors on December 20, 1999. The Company realized net proceeds of approximately $29,517,000.

     (f) To reflect elimination of intercompany balance.

     (g) To accrue for additional merger and acquisition related costs.

     (h) To reflect the additional goodwill and issuance of consideration related to the Trent, Invino and sixdegrees acquisitions and the CommonPlaces merger.

                                           TRENT           INVINO         SIXDEGREES       COMMONPLACES         TOTAL
                                         ----------      ----------      ------------      ------------      ------------
Consideration: Cash.................     $3,500,000      $       --      $         --      $        --       $  3,500,000
Common Stock........................      3,500,000(1)    9,000,000(2)     78,850,000(3)    80,281,000 (4)    171,631,000
Preferred Stock.....................             --              --        28,750,000(3)            --         28,750,000
Stock Options.......................             --              --        15,900,000        4,250,000         20,150,000
Deferred Compensation...............             --              --                --       (7,455,000 )       (7,455,000)
                                         ----------      ----------      ------------      ------------      ------------
                                          7,000,000       9,000,000       123,500,000       77,076,000        216,576,000
Estimated Fair Value of Net Assets
  Acquired (Liabilities Assumed)....        508,000         (36,000)       14,490,000          119,000         15,081,000
                                         ----------      ----------      ------------      ------------      ------------
Goodwill............................     $6,492,000      $9,036,000      $109,010,000      $76,957,000       $201,495,000
                                         ----------      ----------      ------------      ------------      ------------
                                         ----------      ----------      ------------      ------------      ------------

(1) Reflects the issuance of 242,003 shares of common stock.

                        YOUTHSTREAM MEDIA NETWORKS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                               SEPTEMBER 30, 1999

1. MERGER TRANSACTION--(CONTINUED)

(2) Reflects the issuance of 167,358 shares on the closing date valued at $4,000,000 and an additional $5,000,000 of common stock to be issued in the future.

(3) Reflects the issuance of 2,742,512 shares of common stock and 1,000,000 shares of convertible preferred stock.

(4) Reflects the issuance of 4,792,877 shares of common stock.

(i) Reflects elimination of intercompany revenue and expenses.

(j) Reflects the additional amortization of deferred compensation expense related to the change in the vesting of units as a result of the CommonPlaces merger transaction, determined on the straight-line basis over the remaining vesting period of eighteen months.

(k) To reflect the increased amortization from goodwill related to the Trent, Invino and sixdegrees acquisitions and the CommonPlaces merger amortized over three years on a straight-line basis.

(l) To reflect adjustments to the weighted average basis of common shares outstanding based on equity considerations described in (e) and (h) above.

2. POTENTIAL IMPACT OF CHANGES IN ACCOUNTING FOR EMPLOYEE STOCK OPTIONS

     YouthStream is expected to account for its stock option plans in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ('APB 25'). In March 1999, the Financial Accounting Standards Board issued an exposure draft of an interpretation of APB 25 containing proposed rules designed to clarify its application. The proposed rules included in the exposure draft are expected to be formally issued in the first quarter of 2000 and to become effective at the time of formal adoption. The proposed rules would generally be applicable to events that occur after December 15, 1998. Consequently, if the exposure draft is enacted in the form currently proposed, the new rules would apply prospectively to the merger.

     Many provisions of the exposure draft impact the accounting for stock options issued in a purchase business combination. If the current form of the exposure draft is adopted without any changes, the application of the new rules for accounting for the exchange of employee stock options in a purchase business combination would not be expected to materially change any of the line items in the pro forma consolidated financial statements. However, the final version of the exposure draft may differ significantly from the form currently proposed.

                                    BUSINESS

     NET (together with its subsidiaries, unless the context otherwise requires, the 'Company') is an integrated media, marketing services and promotions company, which targets the young adult market, with a specific focus on the 18-24 year-old college and university segment of that market.

     The Company provides a comprehensive service to advertisers, sponsors and entertainment companies by helping them target young adults and college audiences through a variety of media, including the sponsorship of events presented through its on-campus theater network (the 'Theater Network'), the placement of advertisements in college newspapers, the placement of advertisements and advertising banners on Internet Web sites, the placement of posters on general and proprietary bulletin and wallboards on college campuses, the production of sampling and promotions programs of all types on college campuses and the distribution of free postcards at selected venues, both on and off campuses. For example, a motion picture studio that is premiering a major motion picture through the Theater Network is able to launch a simultaneous and comprehensive marketing program, including advertisements or inserts in college newspapers, Campus Voice(Registered) wallboard advertisements, on-campus postering and free postcard distribution both on and off campus, far beyond the Company's installed Theater Network of campus theaters.

     Through the Company's minority owned subsidiary, CommonPlaces, the Company also is developing, and has recently begun to operate, mybytes.com, one of the first full-service Internet hubs designed for and targeting the college market. The mybytes.com Web site is intended to provide a self-evolving, personalized community with academic tools, campus-based content and integrated advertising, e-commerce and lifestyle services. mybytes.com also is intended to provide services, including application and scholarship information and alumni features, that appeal to pre-college and post-college audiences. CommonPlaces also owns Pulsefinder.com (www.pulsefinder.com), an online real-time research and polling service that tracks and measures the latest trends in the college market. The Company currently owns approximately 48% of CommonPlaces and has agreed to a merger that will result in 100% ownership of the Company and CommonPlaces by a newly formed holding company.

THE YOUNG ADULT MARKET

     The Company defines the Young Adult Market as 18-24 years old. This demographic group is one of the fastest growing and attractive segments of the American population. According to the July 1999 estimates of projections based on 1990 U.S. Census Bureau data, there are approximately 26.1 million young adults in the United States today, representing 9.5% of the total national population. According to the Resident Population Projections (Middle Series) prepared by the U.S. Census Bureau, this number will rise to approximately 30 million by the year 2010 and represent approximately 10% of the total U.S. population.

     The Company believes that advertisers consider the most important segment of the young adult market to be college students because they are still developing brand loyalties and their future incomes will be generally higher than those of young adults who do not attend college. According to the 1998 Digest of Education Statistics prepared by the United States Department of Education (the latest available), the college market as of the Fall of 1996 consisted of more than 3,500 colleges and universities in the United States with enrollments of approximately 15 million students, including part-time and full-time undergraduate and graduate students. The 1998 Digest of Education Statistics projects that in the year 2009, there will be over 9.8 million young adults (representing 33% of the young adult population) who will be full-time undergraduate college students in the United States. This represents a target market which the Company believes has significant personal spending power. In addition, growth in enrollment at colleges and universities is expected to continue into the next century because (i) the children of baby boomers are reaching college age and beginning to attend college, (ii) a higher percentage of young adults are attending college after completing high school and (iii) more adults are returning to college for advanced degrees.

     The Company believes the young adult market, both on and off campus, is particularly attractive to a significant segment of advertisers, such as entertainment companies, telecommunications companies, computer and software companies, automobile manufacturers, drug companies, fashion and athletic equipment companies and financial services companies, because young adults are receptive to new ideas and products, are in a formative stage with respect to building brand loyalties, are conversant and comfortable with computers and networking, including Internet usage, and, as a whole, have significant disposable income.

THE THEATER NETWORK

     The Company has built and intends to continue to expand the Theater Network to selected colleges and universities throughout the United States and to continue to create and develop a steady stream of programming and events for the Theater Network.

     THEATER NETWORK INSTALLATIONS AND SCHOOL CONTRACTS

     The Company is focusing its marketing efforts to expand the Theater Network from its present size of 44 schools by concentrating on schools located in key Designated Market Areas (television market areas defined by A. C. Nielsen, Co.) which it believes will enhance the Theater Network's appeal to programmers, sponsors and advertisers. The Company markets the Theater Network principally by contacting and making presentations to school administrators and student organizations responsible for promoting and coordinating campus events and by attending key college conferences. The Company's marketing efforts relating to the Theater Network are currently made through its full-time campus operations department and the Company's executive officers.

     The Company believes that installing a Theater Network theater on campus is attractive to school administrators because, in addition to providing a vehicle for entertainment, it provides the college with a state-of-the-art digital satellite signal receiving system and a high resolution audio/video projection system it can use at no charge (except for maintenance charges for heavy use) for educational and other non-commercial and non-competitive purposes, which can be a cost-effective way to enhance the quality of campus life.

     As of November 30, 1999, the Company had completed theater installations at 44 colleges and universities with a total enrollment of over one million. The average Theater Network theater has a seating capacity of approximately 450 persons. Installations are as follows:

Arizona State University

California State University--Long Beach

Central Michigan University

Clemson University

College of William and Mary

Eastern Michigan University

Emory University

Florida International University

Georgia Institute of Technology

Georgia Southern University

Iowa State University

Kansas State University

Kent State University

Louisiana State University

Michigan State University

Minnesota State University-Mankato

New Mexico State University

New York University

Ohio State University

Oklahoma State University

Penn State University

Rutgers State University--Cook College

San Diego State University

Texas A&M University

University of Alabama-Birmingham

University of California-Berkeley

University of California-Los Angeles

University of Central Florida

University of Cincinnati

University of Colorado-Boulder

University of Houston

University of Idaho

University of Kansas

University of Miami

University of Minnesota

University of Nevada-Reno

University of North Carolina-Charlotte

University of North Texas

University of Pennsylvania

University of Rhode Island

University of Rochester

University of Southern California-Los Angeles

Washington State University

Western Illinois University

     The geographic dispersion of the Theater Network's equipment currently enables the Company to offer Theater Network events in most areas of the contiguous United States.

     The typical Theater Network installation package consists of an all digital satellite dish and attendant satellite signal receiving equipment, a high-resolution video projection system with commercial quality movie theater sized screen, and a state-of-the-art audio system. The cost of the equipment for a typical installation ranges from $80,000 to $105,000, depending on the size of the theater, and is generally declining over time as a result of technological advances. The Company typically installs and maintains this equipment at its own expense.

     The Company believes that satellite technology is the most cost-effective technology for achieving rapid and complete market coverage in that a single up-link signal can be broadcast simultaneously at a fixed cost to all installations. Satellite transmission is also able to provide the Company with the flexibility to deliver programming to a single school or group of schools depending upon the time, day or program offered. In September 1997, the Company upgraded, at its own expense, all Theater Network theater installations to receive digital rather than analog satellite transmission signals, which has resulted in improved performance at basically the same transmission cost. The total cost of this upgrade of the entire Theater Network was less than $50,000. At this time, the Company has commenced upgrading the Theater Network's projectors to digital technology. The upgrade is scheduled to be completed in the spring of 2000. The cost of this upgrade will be approximately $2.1 million and will be borne by the Company.

     The schools listed above have granted the Company the exclusive right to exhibit, promote and sell commercial programming and promotional merchandise through the Theater Network, as well as the exclusive use of school venues for a minimum number of dates per month. Under the terms of such agreements, schools are generally responsible for public access and security staffing and are required to use their best efforts to provide the Company with reasonable access to on-campus media and key campus locations for promotional purposes and to otherwise assist in the promotion, coordination and staffing of Theater Network events (including printing and selling tickets, disseminating promotional materials and providing technical support).

     The Company's school contracts provide for the Company to present to each school for approval prior to each school semester or quarter a schedule of programming dates. Schools are required to use their best efforts to reserve campus theaters for additional dates to accommodate special events or replays. Schools are permitted to use the Company's high-resolution projection equipment for non-commercial, educational and academic purposes at no cost (except for maintenance charges for heavy use). School contracts generally have terms ranging from two to five years and provide for automatic renewals unless terminated by either party by notice prior to the end of the initial renewal term. Most contracts provide that, in the event of termination for any reason other than a material breach by the Company, the school may not enter into an agreement with a competitor of the Company for a period of two years after termination. During fiscal year 1999, fifteen of the Company's school contracts came up for renewal and all were renewed for terms ranging from one to five years. Three schools were dropped from the Theater Network because of problems relating to the suitability of the venue or similar problems.

     PROGRAMMING

     The Company commenced regular operations of the Theater Network in the 1996-97 academic year and broadcast 11 events in the 1998-1999 academic year. It anticipates that it will broadcast at least 14 events in the 1999-2000 academic year. The Theater Network can be used to broadcast both live and pre-recorded events. In addition, the Theater Network has audio/video interactive capabilities, which allow audiences to interact with performers and participants before, during and after live performances. This capability was used by the Company in three broadcasts during each of the academic years 1997-98 and 1998-99 when feature films were premiered on the Theater Network. In the case of the three interactive broadcasts during academic year 1998-99, members of the cast as well as the director of the films were present at one of the Theater Network theaters and participated in a one-hour question and answer period during which students at other Theater Network theaters could call in questions. The Company believes that these interactive presentations attract strong student interest and are attractive to Theater Network advertisers.

     The Company has entered into a number of licensing and marketing services agreements with content providers such as Miramax Films, Sony Pictures, Mandalay Entertainment, Dreamworks SKG, HBO, Don King Productions, Mercury Records, Warner Brothers, ABC, Polygram Films, and Universal Pictures for individual programs and has broadcast both live and pre-recorded events including concerts, motion pictures and sneak previews of yet to be released motion pictures, comedy shows, documentaries, sporting events, special pay-per-view events and educational seminars. Typically, content providers pay a fee for access to the Theater Network's audiences.

     MARKETING AND EVENT PROMOTION OF THE THEATER NETWORK

     The Company has a field force of three full-time campus operations staff members who work with local college personnel and students to facilitate the promotion and the presentation of Theater Network events on each campus. Students are generally informed of Theater Network events through advertisements in school newspapers and by posters, flyers and other promotional activities.

     The Company anticipates that the Theater Network's principal sources of revenues will be from sponsorship of Theater Network events and fees paid by content providers. The Company also may earn revenues from ticket sales to selected events, although it did not charge admission to any events in the 1998-99 academic year. If students are charged for admission to events, ticket prices are set by the Company and ticket receipts are collected by student organizations and remitted to the Company after the deduction of small amounts to reimburse the costs of collection.

     THEATER NETWORK COMPETITION

     The Company believes that the Theater Network is the only one of its kind currently installed on college campuses. The Company believes that its existing installations are an important competitive factor in the marketing of its Theater Network to prospective colleges and universities and its value to sponsors and content providers. The Theater Network faces competition for its share of discretionary student spending from numerous other media and businesses in the entertainment industry. The Company also competes with various forms of entertainment which provide similar value, both on and off campus, such as music groups and other entertainers which tour colleges and universities, movie videos and audio cassettes, broadcast television, cable programming, special pay-per-view events, sporting events and other forms of entertainment which may be less expensive or provide other advantages to college students. The Company also competes for advertising dollars with traditional media. If the Theater Network is successful, the Company expects that other companies may seek to enter or capitalize on college markets and compete directly with the Company. The Theater Network is not dependent on any single school, advertiser, sponsor or program provider.

     TRADEMARKS

     The Company has registered with the United States Patent and Trademark Office the names 'YouthStream,' 'Network Event Theater' and 'NET', as well as the NET logo. The Company's rights in these marks may be a significant part of its business. The Company is not aware of any claims of infringement or other challenges to its rights to use these marks, although the Company is aware of numerous other registrations of the mark NET. There can be no assurance the Company's marks do not or will not infringe the proprietary rights of others, that the Company's marks would be upheld if challenged, or that the Company would not be prevented from using its marks. The Company does not hold any patents or copyrights.

     EMPLOYEES

     As of December 22, 1999, the Company had 57 full-time employees, 20 part-time employees and one intern in connection with the Theater Network. None of these employees is represented by a collective bargaining unit, and the Company believes that relations with its employees are good.

MEDIA, MARKETING SERVICES AND PROMOTIONS COMPANIES

     In addition to operating the Theater Network, the Company operates five media and marketing services companies, which primarily or exclusively serve the young adult market: American Passage Media, Inc. ('American Passage'), Campus Voice, Inc. ('Campus Voice'), Beyond the Wall, Inc. ('Beyond the Wall'), Pik:Nik Media, Inc. ('Pik:Nik') and Trent Graphics, Inc. ('Trent Graphics'). The Company has integrated the operations and sales forces of these businesses, which enables each sales person to offer a full range of products and services to the Company's clients. The Company believes the ability of each sales person to offer this full range of products and services should improve the sales force's access to the clients' senior marketing personnel.

     AMERICAN PASSAGE

     On September 13, 1996, American Passage, a newly organized, wholly-owned subsidiary of the Company, acquired from American Passage Media Corporation ('APMC') substantially all of APMC's assets relating to its college and high school media and marketing services business. The acquired businesses included APMC's college newspaper print advertisement placement operations, college campus postering operations (including postering on distribution racks called AdRaX(R) that contain college newspapers on campus), high school focused GymBoards(R) operations and various other advertiser and event sponsorship related activities. APMC had been involved in the young adult marketing business since 1976.

     American Passage represents on a non-exclusive basis virtually every college newspaper in the country that accepts national advertising. The college newspapers that American Passage represents have a combined circulation of over six million and enrollment at these schools totals over ten million students. In fiscal year 1998-1999, American Passage's national advertising customers included, among others, Procter & Gamble, American Express, AT&T, TIAA/CREF, The Wall Street Journal, Ernst & Young LLC and United States Marines. American Passage's resources include a proprietary database of every major college newspaper and demographic and consumer data that enable it to create customized targeted media programs for its advertising clients. In addition to providing marketing and research assistance to advertisers, American Passage assists in the development and distribution of advertising material to college newspapers. In the past, American Passage's revenues have been generated principally from sales of advertisements to be run in college newspapers.

     American Passage's campus postering service places posters and other advertising messages on bulletin boards on college campuses throughout the country. Through a network of approximately 250 full-time and student representatives, American Passage's postering service covers more than 2,300 college campuses with enrollment totaling over 12.5 million students. Advertisers pay American Passage a fee for these postering services. American Passage's AdRaX(Registered) location media are college newspaper distribution racks with large advertising display spaces above the newspaper bin. American Passage has placed over 2,000 AdRaX(Registered) units at prime locations at over 269 college campuses. Revenues are generated from monthly advertisements appearing on each unit. GymBoards(Registered) are gender specific message and information centers that are installed in boys' and girls' high school locker rooms at no cost to the school and are customized with each school's colors and mascot or nickname. Each GymBoard(Registered) consists of a coach's message board and two advertising panels which are protected by acrylic covers. GymBoards(Registered) are posted in almost 7,300 high schools nationwide with more than 6.4 million students, representing about 58% of the total high school market. Advertising is sold on a monthly basis from September through May.

     In connection with its acquisition of assets from APMC, American Passage entered into an agreement to serve as the exclusive representative for the sale of national advertising for APMC's Directory of Classes publication. Directory of Classes is the official class guide and registration manual at approximately eighty college campuses with a total enrollment of over 1.5 million students. This agreement, under which American Passage will receive specified sales commissions for as long as it achieves certain minimum sales levels, has enabled American Passage to retain the right to sell national advertising for the Directory of Classes without assuming responsibility for publishing it. Other American Passage activities include event marketing and sampling services for clients and marketing and executing spring break programs and promotions at the six resort properties operated by Paradise Found Resorts & Hotels located in Panama City Beach, Florida.

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     As part of its print media services, American Passage can also supply clients with newspaper inserts and can assist clients by providing creative input. An example of this is the Nike SportsPage insert, which is prepared by American Passage on a monthly basis for insertion in selected college newspapers and contains a monthly calendar of sports events at selected campuses, a personal profile of an intramural athlete from each school and a summary of intramural activities on campus. The insert is both an information source for students and an opportunity for Nike to reinforce its presence on campus. Inserts can be provided in color and in black and white and are often used for client's special offers to the campus community.

     American Passage also provides event marketing and promotional assistance on campus to clients who want to use the techniques of tabling and other face-to-face contact with students. Typically, this service has been used for food and beverage sampling, credit card solicitation and long distance telephone service solicitation. Some examples of past sampling programs include programs for companies such as Nike, Snapple, USA Network, Coca Cola, Buena Vista, Tropicana, Kraft General Foods, Barq's Root Beer and Microsoft.

     CAMPUS VOICE

     On February 21, 1997, the Company, through its newly organized, wholly owned subsidiary, Campus Voice, acquired from a wholly owned subsidiary of Sirrom Capital Corporation substantially all of the assets relating to a business of operating a national network of proprietary, giant, metal-framed and plexi-glass enclosed wallboards on college campuses. The network, which was started in 1981, today consists of almost 3,725 giant wallboards located on 480 college campuses across the United States reaching approximately 4.0 million college students and generates 100 million student passers-by each month. It is the oldest and largest national network of its kind in the United States.

     There are an average of eight wallboards on each of the campuses that Campus Voice serves, located in high traffic areas such as student unions, libraries, vending areas, bookstores, residence halls, laundry rooms, dining halls and athletic facilities. Each month, posters containing editorial content of interest to college students and paid advertisements are placed in the wallboard units.

     After its acquisition, Campus Voice's operating and publishing model was completely revamped. Campus Voice's sales efforts, which had been provided on a contract basis by a third party, were brought in-house. In addition, editorial content, which was supplied by freelance writers under contract, was obtained instead from popular magazines such as In Style, Discover, Yahoo!, Interview and ESPN. Finally, the Campus Voice network was divided into three parts, permitting advertisers to purchase a portion of the network on a regional or targeted basis. Such division has made this medium more attractive to advertisers by reducing their out-of-pocket costs. Advertising clients that have used Campus Voice's services include, among others, Warner Lambert, Procter & Gamble, Sony Pictures, Microsoft, AT&T, Smith Kline Beecham.

     BEYOND THE WALL

     On April 11, 1997, the Company acquired the assets and certain liabilities of Posters Preferred, Inc. relating to its business of publishing and distributing a twice-yearly catalog to college students entitled Beyond the Wall(Registered). The business was originally started in 1993. Each year, Beyond the Wall distributes over four million of its catalogs to over 600 college campuses making it, the Company believes, the largest and broadest publication specifically targeting college students. The catalog contains advertising images which are available in poster-size reproductions, which students can purchase by mail order as posters to be hung on the walls of their rooms. The Company has also entered into distribution agreements with on-campus poster vendors for direct distribution of these catalog posters. In addition, Beyond the Wall maintains a Web site at which students can download a screen saver with the same images that are found on the posters.

     The Company believes the catalog is attractive to image and brand focused advertisers who want to reach young adults. Beyond the Wall's clients include, among others, VISA, J. Crew, Sara Lee, BMW, Calvin Klein, Procter & Gamble, Volkswagen of America, Ford, and DKNY.

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     PIK:NIK MEDIA, INC.

     On April 30, 1997, Pik:Nik, a newly organized, wholly owned subsidiary of the Company, acquired from Pik:Nik, LLC the assets and certain liabilities relating to its business of producing, marketing and distributing free postcards containing advertising images. As of May 1, 1998, the Company acquired a company which distributes free postcards in the city of Chicago, and on June 11, 1999 the Company acquired another company which distributes postcards in Boston, Washington D.C., Baltimore, Philadelphia and Atlanta. At this time, the Company believes Pik:Nik to be the largest free postcard distribution network in the United States with access to over 2,175 free postcard distribution racks. As of June 30, 1999, Pik:Nik was merged into the Company.

     Pik:Nik's postcards are marketed under the HotStamp(TM) brand and are available for distribution through five separate programs. The first program is called the Cities Program in which free postcards are distributed using more than 1,400 of Pik:Nik's proprietary racks installed in major markets throughout the country at restaurants, bars, cafes and clubs. Pik:Nik currently distributes free postcards through its proprietary racks located in New York, Los Angeles, San Francisco, Chicago, Seattle, Dallas, Washington, D.C., Boston, Philadelphia, Baltimore and Atlanta. Pik:Nik also distributes postcards in over 50 secondary cities in the United States through a customized distribution operation utilizing disposable postcard holders located at high traffic and point of sale locations.

     Pik:Nik's second program is its College Program. As part of that program, the Company installed racks at over 125 bars (which have been designated as America's Top 100 College Bars(TM)) located near college campuses. These bars have received national publicity with regard to this program. Through an exclusive arrangement, another 125 racks have been installed on college campuses in college bookstores managed by Barnes & Noble (the largest private manager of campus bookstores in the United States) and in student unions.

     A third program, called the Cinema Program, is the result of an exclusive arrangement with General Cinemas. Pursuant to that program, Pik:Nik installed postcard racks at 100 of the largest General Cinema movie theaters across the country. General Cinema receives a share of the revenues generated by the sale of postcards for these racks and has its employees periodically replenish the racks with postcards.

     The fourth program conducted by Pik:Nik is the Conventions Program. The Company supplies fixed racks and manually distributes postcards at various conventions held throughout the United States. The cards are generally topically related to each convention. The fifth program offered by Pik:Nik is the Independent Music Store program whereby free postcard racks have been installed at over 100 large independent music stores throughout the United States. The coalition representing these music stores and the participating stores earn a share of the revenues generated by the sale of postcards for these racks, and music store employees periodically replenish the racks with postcards.

     The sixth and final program is the Malls Program. The Company has installed 185 racks in 100 shopping malls located in 90 cities in 39 states. Over 100 million shoppers pass through these malls each year. The mall managers receive a share of the revenues generated by the sale of postcards for these racks and mall employees periodically replenish the racks with postcards.

     TRENT GRAPHICS

     On June 9, 1999, Trent Graphics, Inc. was acquired by merger into Trent Acquisition Co., Inc., a newly organized, wholly-owned subsidiary of the Company, and Trent Acquisition Co., Inc.'s name was then changed to Trent Graphics, Inc. Trent Graphics is engaged in the business of (a) selling posters and other products (i) at sales events at junior and four-year college campuses, high schools and other locations, (ii) at retail stores and (iii) over the Internet and other media, and (b) selling and custom framing of wall posters (i) at the wholesale level to other retailers and (ii) at the retail level.

     Trent Graphics is the leading on-campus seller of wall posters to students at colleges and universities throughout the country. There are 6 million students enrolled at the schools with which Trent Graphics has contracts. The annual traffic to Trent Graphics's poster sales exceeds 4 million students, and Trent Graphics's poster sales generate over 500,000 transactions each year with an average sale of $15.

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     MEDIA AND MARKETING SERVICES COMPETITION

     The Company's media and marketing services businesses face competition for limited advertising revenues from advertisers and sponsors, from other similar companies and from other media such as radio, television, print media, direct mail marketing and the Internet. The Company also competes with a wide variety of other advertising media, the range and diversity of which has increased substantially over the past several years to include advertising displays in shopping centers and malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains, buses and subways. Some of the Company's competitors, principally in other media such as radio and television, are substantially larger, better capitalized and have access to greater resources than the Company. There can be no assurance that the Company will be able to compete successfully with such other companies and media.

     TRADEMARKS

     The Company has registered the names American Passage, GymBoards, AdRaX, Campus Voice, Pulsefinder, Beyond the Wall, HotStamp, Trent Graphics and Pik:Nik Free Postcards. The Company's rights in these marks may be a significant part of its business. The Company is not aware of any claims of infringement or other challenges to its rights to use these marks. There can be no assurance the Company's marks do not or will not infringe the proprietary rights of others, that the Company's marks would be upheld if challenged, or that the Company would not be prevented from using its marks. The Company does not hold any patents or copyrights.

     EMPLOYEES

     As of December 22, 1999, the Company had 94 full-time employees and 35 part-time employees in connection with the media and marketing services companies. None of these employees is represented by a collective bargaining unit, and the Company believes that relations with its employees are good.

THE COMPANY'S ON-LINE CAPABILITIES AND THE INTERNET

     The Company believes that college students and young adults generally are computer literate and utilize on-line resources, such as e-mail and the Internet, more frequently than the general population. As a result, students can now increasingly be reached by advertisers using a combination of both on-line and off-line media capabilities. As described above, the Company has significant off-line media capabilities aimed specifically at college students and young adults. In addition, the Company, through CommonPlaces, is developing, and has begun to operate, mybytes.com, one of the first full-service Internet hubs designed for and targeting the college market.

     COMMONPLACES

     Overview

     CommonPlaces is dedicated to serving the needs of college students, administrators and faculty. Through promotion via its offline media channels, the Company will seek to make CommonPlaces' Web site, mybytes.com, the leading online brand of its kind.

     Products And Services

     CommonPlaces intends to provide college students valuable resources through its Web site and other student-focused content and services offerings, including:

     o Academic Research Directories

     o University Calendar

     o Unified Personal Calendar

     o Instant messaging

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     o Community-building tools

     o Unified messaging

     o School guide

     o Financial aid and scholarship search

     o Free e-mail for life

     o Online course support capabilities

     o Online study forums by major

     o Online chats with leading professors

     o E-commerce platform (including the sale of posters printed in the Beyond the Wall catalogs and posters sold by Trent Graphics)

     o Search engine

     o Student publishing services

     o Original and third-party content

     Marketing

     CommonPlaces intends to use the Company's multiple off-line properties with a view to driving users to the mybytes.com Web site. The Company also intends to use traditional marketing methods and techniques, including a membership point system, free contests, outbound e-mail communications and press releases.

     The Company recently acquired two companies, CollegeWeb.com, Inc. and Invino Corporation, principally to obtain certain Web sites and software, which will be incorporated into mybytes.com. CollegeWeb.com, Inc., which was acquired by the Company on August 8, 1999, owns several Web sites and software related to the transmission of images from college dormitories onto the Internet. Invino Corporation, which was acquired by the Company on October 15, 1999, owns instant messaging software that it licenses to colleges and universities. The Company will license the software acquired in the CollegeWeb.com, Inc. and Invino Corporation transactions to CommonPlaces, which intends to use the software and popular Web sites to help drive users to mybytes.com.

     The acquisition of sixdegrees, inc. will provide the Company with a complementary Internet offering to the mybytes.com Web site. sixdegrees enjoys heavy use among the college community and should be able to drive additional traffic to mybytes.com through cross-promotional activities. sixdegrees, inc. and mybytes.com will benefit from sharing the information regarding their respective user bases in order more effectively to target communications and advertising.

     Technology

     The software infrastructure for mybytes.com is custom-built and designed for maximum reliability, flexibility and scalability. The mybytes.com personalization system, chat tools, event calendar, audio and video management subsystem, scholarship search technology, unified shopping basket technology, internal search and dynamic content management and authoring system are all completely controlled by CommonPlaces.

     Third party vendors provide some key services for mybytes.com, including Internet-based e-mail, unified messaging, chat tools and Web-based searches.

     mybytes.com's technological infrastructure is built and maintained for reliability, security and flexibility, including a load-balanced scalable Web server architecture. This infrastructure is hosted at an off-site facility which is operated by a commercial web site hosting facility. This facility is equipped with an uninterruptible power supply. CommonPlaces' operations are dependent on its ability and that of its hosting facility to

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protect the hardware systems against damage from fire, natural disasters, power loss, telecommunications failure, break-ins, computer viruses and hacker attacks.

     Online Competition

     The market for Internet services and products targeted at college students is relatively new, intensely competitive and rapidly changing, but is not dominated by any single Web site. Because mybytes.com is intended to provide a full-service Internet hub, CommonPlaces' business will compete, directly or indirectly, with a wide variety of Web site operators, companies that provide Internet products and services to colleges and universities, companies that provide software products to the higher education market, general interest portals that may offer student-related content and services, and Web sites and services operated by colleges and universities. These include the following:

     o Student interest Web sites, which offer a broad range of content and services for students, such as free e-mail, Web pages, chat groups, contests, news, sports and campus issues. Some of these sites specialize in a particular area, such as online auctions or discount e-commerce. Many of these sites have online partners helping to provide content and services. They include www.collegeclub.com, sites operated by Student Advantage, www.collegestudent.com, www.student.com, and others.

     o Informational Web Services are Web sites that focus on providing a particular service that is of special interest to students, such as scholarship searches. Some of these sites are now in the process of expanding from their original core expertise to offer a more broad-based service similar to the range of services offered by mybytes.com. These include: CollegeEdge, FastWeb, XAP and others.

     o Software products geared towards the higher education market whose functionality could be considered competitive to services provided through mybytes.com. These include Blackboard, eCollege, and others.

     o College and university Web sites which may provide services and functionality similar to those offered by mybytes.com.

     o General purpose consumer online services such as AOL and MSN, each of which provide access to student-related content and services.

     o Web search and retrieval services such as AltaVista, Excite, Infoseek, Lycos, Yahoo!, and other high-traffic Web sites.

     o Publishers and distributors of traditional offline media targeted to college students, many of which have established or may establish Web sites.

     o Vendors of college student information, merchandise, products and services distributed through other means, including retails stores, mail and schools.

     Because there are few barriers to entry in many of these areas, CommonPlaces expects competition will continue to intensify.

     CommonPlaces believes that the principal competitive factors in attracting and retaining members are:

     o brand recognition,

     o quality of the Web site's content and service,

     o critical mass of members and sponsors,

     o relationships with universities,

     o comprehensive geographic coverage,

     o breadth of offerings, and

     o cost of service.

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     CommonPlaces believes that the principal competitive factor in attracting and retaining sponsors, merchandisers and content providers is the ability to offer sufficient incremental revenue from online sales of products and services. CommonPlaces believes that the principal competitive factors in attracting advertisers include the demographics of the user base, the number of users of the mybytes.com Web site, cost of advertising and creative implementation of advertisement placements across the products and services. There can be no assurance that mybytes.com will be able to compete favorably with respect to these factors.

     The Company believes the brand recognition of mybytes.com, together with the Company's ability to deliver a targeted, demographically-attractive audience to advertisers and sponsors and the Company's relationships with colleges and universities, are CommonPlaces' principal competitive advantages. Providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or America Online. Greater competition resulting from such relationships could have a material adverse effect on CommonPlaces' business.

     Intellectual Property Rights

     The Company regards CommonPlaces' copyrights, service marks, trademarks, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to CommonPlaces' success, and will rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, independent contractors, sponsors, and others to protect its proprietary rights. CommonPlaces strategically pursues the registration of its trademarks and service marks. However, effective trademark, service mark, copyright and trade secret protection may not be available. There can be no assurance that the steps taken by it to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate its copyrights, trademarks, trade secrets, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not independently develop substantially equivalent intellectual property. A failure by CommonPlaces to protect its intellectual property in a meaningful manner could have a material adverse effect on its business, financial condition and results of operations. In addition, litigation may be necessary in the future to enforce its intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of financial and managerial resources, which could have a material adverse effect on its business.

     CommonPlaces may be subject to claims and legal proceedings from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. Further, if such claims are successful, CommonPlaces may be required to change its trademarks, alter its content and pay financial damages. There can be no assurance that such changes of trademarks, alteration of content or payment of financial damages will not adversely affect its business.

     CommonPlaces may be required to obtain licenses from others to refine, develop, market and deliver new products and services. There can be no assurance that CommonPlaces will be able to obtain any such license on commercially reasonable terms or at all or that rights granted pursuant to any licenses will be valid and enforceable.

     Employees

     As of December 22, 1999, CommonPlaces had 89 full-time employees, 9 part-time employees and two interns. CommonPlaces also intends to hire additional temporary employees and contract service providers as necessary. As it continues to grow and introduce additional products and services, CommonPlaces expects to hire additional employees. None of CommonPlaces' employees is represented by a labor union or is the subject of a collective bargaining agreement. CommonPlaces believes that relations with its employees are generally good. Competition for qualified personnel in CommonPlaces' industry is intense, particularly among sales, online product development and technical staff. CommonPlaces believes that success will depend in part on its continued ability to attract, hire and retain qualified personnel.

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     sixdegrees, inc.

     Overview

     sixdegrees, inc. ('sixdegrees') offers tools that enable individuals to build and administer their own personal virtual communities. sixdegrees was inspired by the theory that each individual is only six relationships away from each other individual. Members of the service sponsor others with whom they have real-world relationships to be part of their online communities. These communities are built at the sixdegrees Web site located at www.sixdegrees.com. Using a proprietary 'connection engine,' members find and connect to other members (no matter how many degrees apart) for a wide variety of purposes, including finding jobs, referrals, dates, introductions and recommendations.

     Individuals become members of sixdegrees by registering information about themselves and by listing the names and e-mail addresses of individuals they know whom they want to include as part of their online communities. This information is added to sixdegrees' database and prompts the transmission of sponsorship e-mails to the individuals listed. The process is repeated again and again, creating a unique, self-propagating mechanism for member acquisition. Between the launch of sixdegrees on January 19, 1997, when the first e-mails were sent out, and November 22, 1999, over 8.8 million people were sponsored for membership. Of those sponsored, over 2,870,000 have become members by confirming their relationship to their sponsors. Traffic in October 1999 was estimated at approximately 20 million page views.

     Through the process of individuals becoming members, sixdegrees is building a proprietary database of members and member profile information that is the foundation of sixdegrees. The database is the platform on which proprietary applications reside that allow members to connect, network, congregate and communicate with one another. The database is intended to allow sixdegrees to execute effective targeted marketing campaigns against specific demographic segments of its member base.

     sixdegrees is seeking to develop three revenue sources: (i) the sale of media impressions to advertisers, including the sale of affinity group sponsorships and co-registration opportunities; (ii) the collection of listing and transaction fees paid by members as sixdegrees intermediates commercial transactions of its members; and (iii) the direct marketing of products and services to members. Currently, sixdegrees generates revenue only from the sale of advertisements on its Web site.

     Advertising

     The vast majority of media impressions at www.sixdegrees.com are served to logged-in members. sixdegrees compiles significant demographic information on its registered members and has the ability to target ads based on this information. The Web site is designed to direct members to context-specific areas of the site (channels), where sixdegrees can further target ads based on context. Sales opportunities include e-mail sponsorship, banner advertisements, affinity group sponsorships, integration of third party content and co-registration arrangements, in which sixdegrees directs its substantial daily registration traffic to co-register with partner sites for a per member acquisition fee from partner sites.

     In order to increase its membership and advertising revenue, sixdegrees plans to employ the following strategies:

     Focus on Membership Growth and Database Development--sixdegrees is focusing on building its key strategic asset, its database of members and member profiles. sixdegrees plans to increase in membership primarily by a combination of: (i) refining sixdegrees' self-propagating marketing mechanism; (ii) building brand awareness through advertising and promotion; and (iii) developing group sales capabilities.

     Cultivate Repeat Usage--sixdegrees is encouraging repeat usage among members by lowering barriers to trial of its various applications while increasing the value to members of active membership. By educating new and existing members on how best to utilize its services, sixdegrees will try to induce them to build larger communities that will result in increased value to members.

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     Develop Proprietary Functionality--sixdegrees expects to continue developing proprietary functionality that helps members in their daily lives. sixdegrees believes that its functionality will encourage membership growth and repeat usage.

     Membership Dynamics

     The Membership Cycle. On January 19, 1997, the process of organic growth began when one sixdegrees employee introduced seven members to the database, each of whom received an introductory e-mail. The e-mails contained a description of the sixdegrees service and the benefits of becoming a member, together with simple instructions for joining: confirm the relationship with a sponsor and sponsor additional individuals for membership.

     The seven individuals sponsored confirmed their relationship and then sponsored additional members. sixdegrees' database processed these new members' sponsorships by extracting the relationships listed and then generated new introductory e-mails to each of them. In this way, the process of self-propagating growth began. From the seven individuals who were initially sponsored on January 19, 1997, over 8.8 million people have been sponsored for membership. Of those sponsored, over 2,870,000 have become members by confirming their relationship to their sponsors.

     Member Categories. sixdegrees traces membership in two broad categories, Level I and Level II members. Level I members have not completed registration but have performed at least one of the following actions: (i) confirmed a relationship via e-mail; (ii) listed a new relationship via e-mail; or (iii) logged-in at the Web site without completing registration. Level II members have completed the registration process by providing geographic, occupational and other information and by sponsoring other individuals for membership.

     sixdegrees collects the following information on all its Level II members: occupation, gender, city, state, county, country, zip code, my bulletin board postings and groups membership. Approximately half the Level II members have entered the following additional information into the sixdegrees database: birth date, income, hobbies, skills and education level.

     Member Traffic. Traffic is a function of the total number of members and their usage patterns. The principal measures for traffic are the number of media impressions (page views) delivered and the number of individuals (reach) to whom they have been delivered. Media impressions may be delivered to members who are logged-in to the sixdegrees Web site, to members that are not logged-in or to non-members. sixdegrees is developing the capability to track media impressions by recipient category.

     sixdegrees estimated traffic to the Web site during October 1999 to be 20 million page views.

     Membership Integrity. sixdegrees is able to protect the integrity of its database by requiring that each relationship be confirmed by both parties. For example, suppose John Smith listed Bill Gates as a fellow alumnus. Unless Bill Gates confirms his relationship with John Smith, that relationship is never made public or accessible to others in the database. The act of being sponsored does not make one a member of sixdegrees, notwithstanding the fact that sixdegrees has information regarding an individual's e-mail address. All members have actively confirmed their participation in sixdegrees.

     Seasonality. Due to the high percentage of members who are students (approximately 40%), sixdegrees currently experiences decreased usage and membership growth during the traditional college breaks, including winter break and summer vacation.

     Functionality

     sixdegrees has developed a portfolio of applications, or tools, that reside on its database platform. sixdegrees members have access to these applications at the sixdegrees Web site.

     Member tools include:

     my info. my info incorporates a broad array of member information, the most important of which is the members online contact manager. From the contact manager, a member can view his relationships and contact information. Unlike a traditional rolodex or desktop contact manager, the sixdegrees contact manager is accessible on the Web and therefore from anywhere a member has access to a computer and the Internet.

     In my info, a member can add, change or delete personal information, including e-mail addresses, occupation, hobbies, skills and location. Each member can determine whether or not a particular field of information in my info is viewable in the member directory public listing or only to the member's first degree (i.e., his direct sponsor and those he has directly sponsored). For example, a member may choose to make his home phone number available only to his first degree and omit it from the public member directory.

     my bulletin board. my bulletin board was released on October 15, 1997 and substantially revised in January 1999. Unlike traditional bulletin boards, which are topic specific, the defining characteristic of my bulletin board is not what is discussed, but rather who is involved in the discussions. Each member has a unique, personal bulletin board that is accessible only to people in his first, second and third degrees. Messages between members are captured in threaded discussions.

     my bulletin board provides members the ability to increase the reach of their postings beyond their first degree to their second and third degrees. On my bulletin board, questions posted by members are available to their first and second degrees via e-mail, if the recipient so elects, and/or at the sixdegrees Web site, when the recipient next logs in. The querying member receives personalized responses from all recipients of the question who choose to respond. my bulletin board increases a member's contacts by allowing a member to send or post questions to the member's first, second and third degree contacts.

     groups. groups, released on February 10, 1999, offers a collection of tools that allows members to host and participate in special interest-oriented activities on the site. sixdegrees members have embraced this new functionality by creating 15,000 groups, examples of which include Music Groups, a Simpsons Club and College groups. groups features include bulletin boards, chat events, links, degreemail and news.

     chat. chat is a forum through which members of sixdegrees can communicate with each other in real time. Unlike chat at other sites, each chat participant at sixdegrees is able to identify his relationship to each other chatter (e.g., I know Bob who knows Mike who knows Carol). Relationships developed in the chat environment are memorialized as members list fellow chatters as sixdegrees contacts.

     people search. sixdegrees offers four proprietary search services that allow members to explore the sixdegrees database, pursuant to clearly articulated privacy rules.

     all my degrees lets members know the number of people to whom they are connected, and lets them filter through those relationships based on criteria such as occupations, hobbies, skills and places. With the results of the filtered search, members can selectively choose which members to contact within the sixdegrees community.

     who's on allows members to see which members are logged on the site at any given moment, and to communicate with members via instant messaging, chat or degreemail.

     degreemail is the sixdegrees version of instant messaging. Members can send a private message to other members of sixdegrees, whether or not they are logged-in to the site. Unlike other instant messages, degreemail does not require the user to download any software.

     peoplesurfing lets members surf through their chain of relationships, view profiles and see how they are connected to individual members. When a member finds someone of interest, he or she can send a degreemail, or invite him or her to chat.

     member directory allows members to enter any name or e-mail address and get a list of all sixdegrees members that match the search criteria. Clicking on each name will open a 'person zoom' screen and enable the member to see how he is connected to a specific member, learn more about such member and add such member as a contact.

     Intellectual Property Rights

     sixdegrees, inc. has protected its brand name by obtaining the exclusive right to the domain name 'sixdegrees.com' and obtaining a registered trademark on 'SIX DEGREES.'

     sixdegrees has applied for a patent on its method of obtaining members.

     Employees

     As of November 22, 1999, sixdegrees employed 78 people on a full-time basis, including 22 software engineers. None of sixdegrees' employees is subject to any collective bargaining agreements and management considers its relations with its employees to be good.

                                    EXPERTS

     The consolidated financial statements of Network Event Theater, Inc. at June 30, 1999, and for each of the two years in the period ended June 30, 1999, which are incorporated by reference in this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Common Places, LLC at June 30, 1999 and for the period from November 24, 1998 (date of inception) to June 30, 1999, included in this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements incorporated in this prospectus by reference to the audited historical financial statements of Invino Corporation for the period from January 21, 1998 (date of inception) to December 31, 1998 included on page 1 of Network Event Theater, Inc.'s Current Report on Form 8-K/A dated October 28, 1999, as amended on December 23, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The financial statements incorporated in this prospectus by reference to the audited historical financial statements of sixdegrees, inc. included on page 1 of Youthstream Media Networks, Inc.'s Current Report on Form 8-K dated January 20, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent acountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The legality of the shares of YouthStream common stock to be issued in connection with the creation of YouthStream and the related mergers have been passed upon for YouthStream by Proskauer Rose LLP, New York, New York.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

                  WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

     NET files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Stockholders may read and copy this information at the following locations of the Securities and Exchange Commission:

Securities and Exchange       Securities and Exchange       Securities and Exchange
Commission                    Commission                    Commission
Judiciary Plaza, Room 1024    Seven World Trade Center,     Citicorp Center
450 Fifth Street, N.W.        Suite 1300                    500 West Madison Street, Suite 1400
Washington, D.C. 20549        New York, New York 10048      Chicago, Illinois 60661

     Stockholders can also obtain copies of this information by mail from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like NET who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

     No financial information has been provided for YouthStream since it is a newly formed entity that has not, to date, conducted any activities other than those incident to its formation and its execution and documents relating to the reorganization and the mergers.

     YouthStream has filed with the Securities and Exchange Commission a registration statement on Form S-4 that registers the shares of YouthStream common stock to be issued in connection with the mergers. That registration statement, including the attached exhibits and schedules, contains additional relevant information about NET, YouthStream and the YouthStream common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows NET to 'incorporate by reference' information into this proxy statement/prospectus. This means that the company can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

     This proxy statement/prospectus includes by reference the documents listed below that NET has previously filed with the Securities and Exchange Commission and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

FILINGS                                                   PERIOD
-------                                                   ------
Annual Report on Form 10-KSB            Year ended June 30, 1999
Quarterly Reports on Form 10-QSB        Quarter ended September 30, 1999
Current Reports on Form 8-K             Filed with the Securities and Exchange Commission on
                                        August 23, 1999, October 29, 1999, as amended on
                                        December 23, 1999, and January 20, 2000

     NET incorporates by reference additional documents that it may file with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the date of the NET meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from NET at the following address:

                             Network Event Theater, Inc.
                             529 Fifth Avenue, 7th Floor
                             New York, New York 10017
                             (212) 622-7300
                             Attention: Investor Relations

     We have not authorized anyone to give any information or make any representation about the mergers or our company that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of NET and CommonPlaces. In some cases, you can identify forward-looking statements by terminology such as 'may,' 'will,' 'should,' 'expects,' 'plans,' 'anticipates,' 'believes,' 'estimates,' 'predicts,' 'potential' or 'continue' or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined on pages 11 through 18 under 'Risk Factors.' These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this proxy statement/prospectus to reflect any future events or developments unless required in subsequently filed documents incorporated by reference in this proxy statement/prospectus.

                                COMMONPLACES LLC

                     INDEX TO INTERIM FINANCIAL STATEMENTS

Balance Sheet at September 30, 1999 (unaudited).......................................   F-2

Statement of Operations for the three months ended September 30, 1999 (unaudited).....   F-3

Statement of Cash Flows for the three months ended September 30, 1999 (unaudited).....   F-4

Notes to Interim Financial Statements (unaudited).....................................   F-5

                               COMMONPLACES, LLC

                                 BALANCE SHEET

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                     ASSETS

Current assets:

  Cash.................................................................  $    995,647

  Accounts Receivable..................................................        72,700

  Prepaid Expenses.....................................................        88,018
                                                                         ------------

Total current assets...................................................     1,156,365

Fixed assets, net......................................................       531,419

Intangible assets, net.................................................       171,356

Other assets...........................................................       116,610
                                                                         ------------

Total assets...........................................................     1,975,750
                                                                         ------------
                                                                         ------------

                         LIABILITIES AND MEMBERS' EQUITY


Current liabilities:

  Account payable and accrued expenses.................................  $    878,586

  Due to Network Event Theater, Inc....................................       264,934

  Other current liabilities............................................        13,492
                                                                         ------------

Total current liabilities..............................................     1,157,012

Members' equity (net of deferred compensation of $4,994,484))..........       818,738
                                                                         ------------

Total liabilities and members' equity..................................  $  1,975,750
                                                                         ------------
                                                                         ------------

                               COMMONPLACES, LLC

                            STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)


Revenue................................................  $      29,472

Selling, general and administrative expenses...........      3,181,633

Common unit-based compensation expense.................        600,000

Management fees........................................        195,000

Depreciation and amortization..........................         19,847

License fee expense....................................        150,000
                                                         -------------

Total operating expenses...............................      4,146,480

Loss from operations...................................     (4,117,008)

Interest income........................................        (25,483)
                                                         -------------

Net loss...............................................  $  (4,091,525)
                                                         -------------
                                                         -------------

                               COMMONPLACES, LLC

                            STATEMENT OF CASH FLOWS

                    FOR THE THREE MONTHS SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                                           1999
                                                                                                           ----
Operating activities
  Net loss.........................................................................................  $  (4,091,525)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.................................................................         19,847
     Common units issued for services provided by members..........................................        600,000
     Issuance of common units for services.........................................................        792,383
Change in operating assets and liabilities:
  Accounts receivable..............................................................................        (72,700)
  Prepaid expenses.................................................................................        (50,527)
  Other assets.....................................................................................         15,015
  Accounts payable.................................................................................         54,935
  Due to Network Event Theater, Inc................................................................        219,356
  Other current liabilities........................................................................         (4,368)
                                                                                                     -------------
Net cash used in operating activities..............................................................     (2,517,584)
Investing activities
  Purchases fixed assets...........................................................................       (239,289)
                                                                                                     -------------
Net cash used in investing activities..............................................................       (239,289)

Net decrease in cash...............................................................................     (2,756,873)
Cash--at beginning of period.......................................................................      3,752,520
                                                                                                     -------------
Cash--at end of period.............................................................................  $     995,647
                                                                                                     -------------
                                                                                                     -------------

                               COMMONPLACES, LLC

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999
                                  (UNAUDITED)

1.  ORGANIZATION

     CommonPlaces, LLC (the 'Company') is developing, and has recently begun to operate, mybytes.com, one of the first full-service Internet hubs designed for targeting the college market. The mybytes.com website is intended to provide a self-evolving, personalized community with academic tools, campus-based content and advertising, e-commerce and lifestyle services. It is also intended to provide services including application and scholarship information and alumni features, that appeal to pre-college and post-college audiences. The Company also operates and maintains Pulsefinder.com, an online real-time research and polling service that tracks and measures trends in the college market.

     The Company was formed on November 24, 1998 as a Delaware limited liability company with a term of 30 years from the date of formation. The profits and losses of the Company are allocated to the members in proportion to their interest in the Company. As new members are admitted into the Company, the member's interests are reallocated to reflect their new interest in the Company. Distributions may be made to the members of the Board of Managers. These distributions shall be made pro rata in proportion to the members' interest as of the record date of such distribution. The members are subject to certain restrictions relating to the sale or transfer of their interest in the Company.

2.  RELATED PARTY TRANSACTIONS

     On November 24, 1998 (date of inception), the Company entered into an agreement with Network Event Theater, Inc. (NET) whereby NET agreed to provide $15,000,000 of media and marketing services in exchange for 5,000,000 common units. Of the 5,000,000 common units issued, 1,250,000 vested immediately and the balance vests over four years based on the level of the media and marketing services provided. For the period of June 30, 1999 to September 30, 1999, NET provided $792,000 of such services resulting in an additional 264,000 common units of the Company vesting to NET.

     The Company entered into a 36-month license agreement with NET, whereby NET licensed the proprietary assets of CollegeWeb.com, Inc. for a monthly fee of $75,000. For the period from June 30 to September 30, 1999 the Company incurred $150,000 of such charges.

     The Company entered into a month-to-month agreement with NET, whereby NET provides accounting and office services to the Company for a monthly fee of $65,000. For the period from June 30 to September 30, 1999 the Company incurred $195,000 of such charges.

3.  MEMBERS' EQUITY

     At the date of formation, the Company issued 3,540,000 common units valued at $7,080,000 or $2.00 per common unit, to the founding members exclusive of the units issued to NET and private investors. Such units vested one-third on November 25, 1999 and thereafter, in quarterly installments over a two-year period subject to the members' continued employment. The valuation of the common units issued has been recorded as deferred compensation and is being amortized using the straight-line method over the three-year vesting period. For the period from June 30, 1999 to September 30, 1999 the Company recognized $600,000 of related compensation expense.

4.  COMMITMENTS AND CONTINGENCIES

     The Company has a lease for office space expiring in November 2003. Rental expense for the period from June 30, 1999 was approximately $54,000.

                                  COMMONPLACES LLC

                              FINANCIAL STATEMENTS

       PERIOD FROM NOVEMBER 24, 1998 (DATE OF INCEPTION) TO JUNE 30, 1999


                                    CONTENTS

Report of Independent Auditors.......................................       F-7

Balance Sheet........................................................       F-8

Statement of Operations..............................................       F-9

Statement of Members' Equity.........................................      F-10

Statement of Cash Flows..............................................      F-11

Notes to Financial Statements........................................      F-12

                         REPORT OF INDEPENDENT AUDITORS

Board of Managers
CommonPlaces, LLC

We have audited the accompanying balance sheet of CommonPlaces, LLC (the 'Company') as of June 30, 1999, and the related statements of operations, changes in members' equity and cash flows for the period from November 24, 1998 (date of inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CommonPlaces, LLC at June 30, 1999, and the results of its operations and its cash flows for the period from November 24, 1998 (date of inception) to June 30, 1999 in conformity with generally accepted accounting principles.


                                          ERNST & YOUNG LLP


New York, New York
July 30, 1999

                               COMMONPLACES, LLC

                                 BALANCE SHEET

                                 JUNE 30, 1999


                                     ASSETS

Current assets:

  Cash and cash equivalents......................................  $  3,752,520

  Prepaid expenses and other current assets......................        37,491
                                                                   ------------

Total current assets.............................................     3,790,011

Fixed assets, net................................................       294,057

Intangible assets, net...........................................       189,276

Other assets.....................................................       131,625
                                                                   ------------

Total assets.....................................................  $  4,404,969
                                                                   ------------
                                                                   ------------

                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities:

  Accounts payable and accrued expenses..........................  $    823,651

  Due to Network Event Theater, Inc..............................        45,578

  Other current liabilities......................................        17,860
                                                                   ------------

Total current liabilities........................................       887,089

Commitments and contingencies

Members' equity (net of deferred compensation of $5,594,484).....     3,517,880
                                                                   ------------

Total liabilities and members' equity............................  $  4,404,969
                                                                   ------------
                                                                   ------------

                            See accompanying notes.

                               COMMONPLACES, LLC

                            STATEMENT OF OPERATIONS

       PERIOD FROM NOVEMBER 24, 1998 (DATE OF INCEPTION) TO JUNE 30, 1999

Revenue..........................................................  $         --

Selling, general and administrative expense......................     2,787,827

Common unit-based compensation expense...........................     1,785,516

Management fees..................................................        87,500

Depreciation and amortization....................................        77,669
                                                                  -------------

Total operating expenses.........................................     4,738,512
                                                                  -------------

Loss from operations.............................................    (4,738,512)

Other income (expense):

  Interest expense...............................................        (4,127)

  Interest income................................................        95,713
                                                                  -------------

                                                                         91,586
                                                                  -------------

Net loss......................................................... $  (4,646,926)
                                                                  -------------
                                                                  -------------

                            See accompanying notes.

                               COMMONPLACES, LLC

                          STATEMENT OF MEMBERS' EQUITY

       PERIOD FROM NOVEMBER 24, 1998 (DATE OF INCEPTION) TO JUNE 30, 1999

                                                           NUMBER       MEMBERS'       DEFERRED
                                                          OF UNITS       EQUITY      COMPENSATION       TOTAL
                                                          ---------    ----------    ------------    ------------
Issuance of common units at inception..................   3,540,000    $7,080,000    $ (7,080,000)   $         --
Sale of common units...................................   1,753,422     6,297,268              --       6,297,268
Issuance of common units for services provided by
  members..............................................      83,333       300,000              --         300,000
Issuance of common units for services provided by
  Network Event Theater, Inc...........................      17,133        51,422              --          51,422
Issuance of common units in connection with business
  acquisitions.........................................       8,500        30,600              --          30,600
Amortization of deferred compensation for the period
  ended June 30, 1999..................................          --            --       1,485,516       1,485,516
Net loss for the period ended June 30, 1999............          --    (4,646,926)             --      (4,646,926)
                                                          ---------    ----------    ------------    ------------
Balance at June 30, 1999...............................   5,402,388    $9,112,364    $ (5,594,484)   $  3,517,880
                                                          ---------    ----------    ------------    ------------
                                                          ---------    ----------    ------------    ------------

                            See accompanying notes.

                               COMMONPLACES, LLC

                            STATEMENT OF CASH FLOWS

       PERIOD FROM NOVEMBER 24, 1998 (DATE OF INCEPTION) TO JUNE 30, 1999

Operating activities
Net loss...........................................................................................  $  (4,646,926)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization....................................................................         77,669
  Common units issued for services provided by members.............................................        300,000
  Amortization of deferred compensation............................................................      1,485,516
  Issuance of common units for services............................................................         51,422
  Changes in operating assets and liabilities:
     Prepaid expenses and other current assets.....................................................        (37,491)
     Accounts payable and accrued expenses.........................................................        685,399
     Due to Network Event Theater, Inc.............................................................         45,578
                                                                                                     -------------
Net cash used in operating activities..............................................................     (2,038,833)

Investing activities
Purchases of fixed assets..........................................................................       (334,290)
Payment for business acquisitions, net of cash acquired............................................        (60,000)
Other assets.......................................................................................       (111,625)
                                                                                                     -------------
Net cash used in investing activities..............................................................       (505,915)

Financing activities
Proceeds from sale of units, net of issuance cost of $15,052.......................................      6,297,268
                                                                                                     -------------
Net cash provided by financing activities..........................................................      6,297,268
                                                                                                     -------------

Increase in cash and cash equivalents..............................................................      3,752,520
Cash and cash equivalents at beginning of period...................................................             --
                                                                                                     -------------
Cash and cash equivalents at end of period.........................................................  $   3,752,520
                                                                                                     -------------
                                                                                                     -------------

Supplemental disclosure of noncash investing and financing activities
Issuance of common units in connection with business acquisitions..................................  $      30,600
                                                                                                     -------------
                                                                                                     -------------

Issuance of common units at inception..............................................................  $   7,080,000
                                                                                                     -------------
                                                                                                     -------------

Supplemental disclosure of cash flow information
Cash paid during the year:
Interest...........................................................................................  $       4,127
                                                                                                     -------------
                                                                                                     -------------

                            See accompanying notes.

                               COMMONPLACES, LLC

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1999

1. ORGANIZATION

     CommonPlaces, LLC (the 'Company') is developing, and has recently begun to operate, mybytes.com, one of the first full-service Internet hubs designated for targeting the college market. The mybytes.com website is intended to provide a self-evolving, personalized community with academic tools, campus-based content and integrated advertising, e-commerce and lifestyle services. It is also intended to provide services, including application and scholarship information and alumni features, that appeal to pre-college and post-college audiences. The Company also operates and maintains Pulsefinder.com, an online real-time research and polling service that tracks and measures trends in the college market.

     The Company was formed on November 24, 1998 as a Delaware Limited Liability Company with a term of 30 years from the date of formation. The profits and losses of the Company are allocated to the members in proportion to their interest in the Company. As new members are admitted into the Company, members' interests are reallocated to reflect their new interest in the Company. Distributions may be made to the members at the discretion of the Board of Managers. These distributions shall be made pro rata in proportion to the members' interest as of the record date of such distribution. The members are subject to certain restrictions relating to the sale or transfer of their interests in the Company.

2. SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

     Highly liquid investments with a maturity of three months or less when purchased are generally considered to be cash equivalents.

  Fixed Assets

     Fixed assets are stated at cost and depreciation is computed by the straight-line method over the estimated useful lives which range from three to seven years. Leasehold improvements are amortized on the straight-line basis over the shorter of the term of the related lease or the lives of the related improvements.

  Product Development

     Costs incurred in the development of new products and enhancements to existing products are charged to expense as incurred. Statement of Financial Accounting Standards ('SFAS') No. 86, 'Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,' requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant to date.

  Intangible Assets

     Intangible assets represent acquisition costs in excess of the fair value of businesses acquired and are amortized on the straight-line basis over three years. Amortization expense and accumulated amortization as of June 30, 1999 and the period from November 24, 1998 (date of inception) to June 30, 1999 was $31,629.

     It is the Company's policy to account for intangible assets at the lower of amortized cost or estimated realizable value. As part of an ongoing review of the valuation and amortization of intangible assets of the Company, management assesses the carrying value of the intangible assets if facts and circumstances suggest that there may be an impairment. If this review indicates that the intangible assets will not be recoverable as

                               COMMONPLACES, LLC

                                 JUNE 30, 1999

2. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

determined by a nondiscounted cash flow analysis of the operating results over the remaining amortization period, the carrying value of the intangible assets would be reduced to estimated realizable value.

  Advertising and Promotion Costs

     The Company expenses advertising costs as incurred. Advertising expense for the period from November 24, 1998 (date of inception) to June 30, 1999 was approximately $266,000. The Company separately accounts for marketing and promotion costs provided by Network Event Theater, Inc. ('NET') under a service agreement as more fully described in Note 5.

  Unit-Based Options

     The Company generally grants unit options for a fixed number of units to employees with an exercise price equal to or more than the fair value of the units at the date of grant. The Company accounts for unit option grants in accordance with Accounting Principles Board ('APB') Opinion No. 25, 'Accounting for Stock Issued to Employees' and, accordingly, recognizes compensation expense only if the fair value of the underlying common unit exceeds the exercise price of the unit option on the date of grant. The Company believes the alternative fair value accounting provided for under FASB Statement No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123'), requires the use of option valuation models that were not developed for use in valuing employee unit options. As permitted by SFAS No. 123, the Company continues to account for unit-based employee compensation in accordance with APB Opinion No. 25 and has elected the pro forma disclosure alternative of SFAS No. 123 (see Note 6).

  Income Taxes

     The Company, with the consent of its members, has elected to be taxed as a limited liability corporation pursuant to the Internal Revenue Code and certain state and local tax laws. As such, the Company is not subject to federal and certain state and local income taxes because the members have included the Company's taxable income or loss in their individual tax returns.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. ACQUISITIONS

  Westover Communications

     In March 1999, the Company acquired substantially all of the net assets of Westover Communications, Inc. ('Westover'), an entity that develops and markets software for the electronic publication of information. The Company issued 5,000 common units valued at $18,000, or $3.60 per common unit, as consideration for such purchase. The purchase price of $18,000 was recorded as excess of costs over net assets acquired.

  World Web Publishing

     In April 1999, the Company acquired substantially all of the net assets of World Web Publishing, Inc. ('WorldWeb'), an entity that develops and markets software for the electronic publication of information. The purchase price consisted of $60,000 in cash and 3,500 common units valued at $12,600, or $3.60 per

                               COMMONPLACES, LLC

                                 JUNE 30, 1999

3. ACQUISITIONS--(CONTINUED)

common unit. The aggregate purchase price of $72,600 was recorded as excess of costs over net assets acquired.

     The aforementioned acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price of each of the acquisitions has been allocated to the assets acquired and the liabilities assumed based on their fair values at the respective dates of acquisition. The results of operations of the businesses acquired are included in the Company's results of operations from the respective dates of acquisition.

4. FIXED ASSETS

     Fixed assets consists of the following:

Computer hardware.........................................  $  186,585
Computer software.........................................      31,203
Furniture and equipment...................................     112,109
Leasehold improvements....................................      10,200
                                                            ----------
                                                               340,097
Less accumulated depreciation and amortization............     (46,040)
                                                            ----------
                                                            $  294,057
                                                            ----------
                                                            ----------

5. RELATED PARTY TRANSACTIONS

     On November 24, 1998 (date of inception), the Company entered into an agreement with NET whereby NET agreed to provide $15,000,000 of media and marketing services in exchange for 5,000,000 common units. Of the 5,000,000 common units issued, 1,250,000 vested immediately and the balance vests over four years based on the level of the media and marketing services provided. For the period from November 24, 1998 (date of inception) to June 30, 1999, NET provided $51,422 of such services resulting in an additional 17,133 common units of the Company vesting to NET.

     The Company entered into a month-to-month service agreement with NET, whereby NET provides accounting and office services to the Company for a monthly fee of $17,500. For the period from November 24, 1998 (date of inception) to June 30, 1999, the Company incurred $87,500 of such charges.

6. MEMBERS' EQUITY

  Common Units

     At the date of formation, the Company issued 3,540,000 common units valued at $7,080,000, or $2.00 per common unit, to the founding members exclusive of the units issued to NET. Such units vest one- third on November 25, 1999 and, thereafter, in quarterly installments over a two-year period subject to the members' continued employment. The value of the common units issued has been recorded as deferred compensation and is being amortized using the straight-line method over the three-year vesting period. For the period from November 24, 1998 (date of inception) to June 30, 1999, the Company recognized $1,485,516 of related compensation expense.

     In March 1999, the Company issued 1,670,089 common units to private investors for $6,012,320 or $3.60 per common unit and 83,333 common units to certain members for $300,000 or $3.60 per common unit.

                               COMMONPLACES, LLC

                                 JUNE 30, 1999

6. MEMBERS' EQUITY--(CONTINUED)

     In March 1999, the Company issued to two members a total of 83,333 common units valued at $300,000 or $3.60 per common unit. These units were issued in exchange for services they had provided to the Company.

  Unit Options

     During the period from November 24, 1998 (date of inception) to June 30, 1999, the Company granted to certain members, employees and directors options to purchase up to 768,365 of its common units. The options have exercise prices between $1.70 and $14.91 per unit and expire through 2010.

     The Company's Board of Members is responsible for determining the type of award, when and to whom awards are granted, the number of units and terms of the awards and the exercise prices. The options are exercisable for a period not to exceed ten years from the date of grant. The vesting period is generally three years.

     The following table summarizes information concerning outstanding options at June 30, 1999:

                                                             WEIGHTED-
                                                              AVERAGE
                                                NUMBER OF    EXERCISE
                                                 OPTIONS       PRICE
                                                ---------    ---------
Granted......................................     768,365      $4.17
Exercised....................................          --         --
Canceled.....................................    (122,115)      5.17
                                                ---------    ---------
Balance outstanding at June 30, 1999.........     646,250      $3.98
                                                ---------    ---------
                                                ---------    ---------

     Information regarding the options outstanding under the Option Plan at June 30, 1999 is as follows:

                             WEIGHTED-     WEIGHTED-                      WEIGHTED-
              NUMBER OF       AVERAGE       AVERAGE                        AVERAGE
EXERCISE       OPTIONS       EXERCISE      CONTRACTUAL       NUMBER       EXERCISE
PRICE        OUTSTANDING       PRICE          LIFE        EXERCISABLE       PRICE
---------    -----------     ---------     ----------     ------------    ---------
$ 1.70         185,600        $  1.70       9.7 years               --     $  1.70
$ 3.06         389,000        $  3.06       9.8 years               --     $  3.06
$14.91          71,650        $ 14.91      10.0 years               --     $ 14.91
             -----------                                  ------------
               646,250                                              --
             -----------                                  ------------
             -----------                                  ------------

     Pro forma information regarding net loss is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its stock options under the fair value method of the statement. The fair value for these options was estimated using the minimum value method with the following assumptions:

ASSUMPTIONS
-----------
Average risk-free interest rate..........................          5.66%
Dividend yield...........................................             0%
Average life.............................................        5 years
Pro forma net loss available to members..................  $  (4,697,257)

                               COMMONPLACES, LLC

                                 JUNE 30, 1999

7. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has a lease for office space expiring in November 2003. The Company subleases certain of this space to unrelated tenants under sub-lease agreements expiring through November 1999. Rental expense for the period from November 24, 1998 (date of inception) to June 30, 1999 was approximately $61,000, net of approximately $65,000 of sublease income.

     The minimum annual rental commitments under noncancellable operating leases at June 30, 1999 are as follows:

                         RENTAL     SUBLEASE
                        EXPENSE      INCOME      TOTAL
                        --------    --------    --------
2000.................   $223,100    $ 42,600    $180,500
2001.................    222,500          --     222,500
2002.................    223,200          --     223,200
2003.................    244,800          --     244,800
2004.................     85,200          --      85,200
                        --------    --------    --------
                        $998,800    $ 42,600    $956,200
                        --------    --------    --------
                        --------    --------    --------

8. YEAR 2000 (UNAUDITED)

     The Year 2000 issue is the result of computer programs' being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using '00' as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company believes that its current systems are ready for the Year 2000, and does not expect the year 2000 issue to have a significant effect on its operations.

9. MERGER

     On June 28, 1999, the Company entered into a definitive merger agreement to merge the Company and NET into a newly formed holding company that will be called YouthStream Media Networks, Inc. ('YouthStream'). The merger is subject to NET stockholder approval. Under the terms of the agreement, YouthStream will exchange .89 of its shares for each common unit of the Company.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NETWORK EVENT THEATER, INC.,

                               COMMON PLACES, LLC,

                        YOUTHSTREAM MEDIA NETWORKS, INC.,

                                  NUNET, INC.,

                                 NUCOMMON, INC.,

                               HARLAN D. PELTZ,

                                 BENJAMIN BASSI,

                                WILLIAM TOWNSEND

                                       AND

                                   MARK PALMER




                               Dated June 28, 1999

                                TABLE OF CONTENTS

                                                                        PAGE

1.       The Mergers.......................................................1
         1.1      The Mergers..............................................1
         1.2      Consummation of the Mergers..............................1
         1.3      Closing..................................................1
         1.4      Organizational Documents.................................1
         1.5      Directors, Officers and Managers.........................2
         1.6      Conversions..............................................2
         1.7      Exchange of Certificates Representing
                  New Parent Common Stock..................................4
         1.8      Adjustments..............................................6
         1.9      New Parent Stock Option Plan.............................6

2.       Representations and Warranties of Net.............................6
         2.1      Organization and Qualification...........................6
         2.2      Capitalization...........................................6
         2.3      Authority for this Agreement.............................8
         2.4      Absence of Certain Changes...............................8
         2.5      Reports..................................................9
         2.6      Consents and Approvals; No Violation.....................9
         2.7      Litigation, etc.........................................10
         2.8      Compliance with Law.....................................10
         2.9      Required Vote of Net Stockholders.......................10
         2.10     Absence of Defaults.....................................10
         2.11     Permits and Licenses....................................10
         2.12     Tax Matters.............................................11
         2.13     Certain Plans...........................................11
         2.14     Representations and Warranties of CP....................11
         2.15     Brokers.................................................11

3.       Representations and Warranties of CP.............................11
         3.1      Organization and Qualification..........................11
         3.2      Capitalization..........................................11
         3.3      Authority for this Agreement............................12
         3.4      Absence of Certain Changes..............................12
         3.5      Financial Statements and other Information..............13
         3.6      Absence of Undisclosed Liabilities......................13
         3.7      Consents and Approvals; No Violation....................13
         3.8      Employee Benefit Matters................................14
         3.9      Litigation, etc.........................................15
         3.10     Tax Matters.............................................16
         3.11     Compliance with Law.....................................16

         3.12     Contracts...............................................16
         3.13     Title to Assets.........................................17
         3.14     Related Party Transactions..............................17
         3.15     Permits and Licenses....................................17
         3.16     Banks; Powers of Attorney...............................17
         3.18     Software and Databases..................................18
         3.19     Insurance...............................................18
         3.20     Brokers.................................................18

4.       Covenants of Net.................................................18
         4.1      Regular Course of Business..............................18
         4.2      Restricted Activities and Transactions..................18
         4.3      Dividends and Distributions.............................19
         4.4      Supplements to Schedules and Financial Statements.......19
         4.5      Confidentiality.........................................19
         4.6      Public Announcements....................................19
         4.7      SEC Matters.............................................19
         4.8      Stockholder Approval....................................20
         4.9      CP Employees............................................20
         4.10     Further Assurances......................................20

5.       Covenants of CP..................................................20
         5.1      Regular Course of Business..............................20
         5.2      Restricted Activities and Transactions..................21
         5.3      Dividends and Distributions.............................22
         5.4      Access to Records and Properties;
                  Opportunity to Ask Questions............................22
         5.5      Supplements to Written Disclosures and
                  Financial Statements....................................22
         5.6      Confidentiality.........................................22
         5.7      Public Announcements....................................22
         5.8      SEC Matters.............................................22
         5.9      Further Assurances......................................23

6.       Conditions to the Obligations of Net.............................23
         6.1      Representations and Warranties True as of Closing.......23
         6.2      Performance of Covenants................................23
         6.3      Litigation..............................................23
         6.4      No Adverse Change.......................................23
         6.5      Board of Directors and Stockholder Approval.............23
         6.6      Consents and Approvals..................................24
         6.7      Certificates............................................24
         6.8      Registration Statement Effective........................24
         6.9      Opinion of Hutchins, Wheeler & Dittmar..................24
         6.10     Other Agreements........................................25
         6.11     Opinion of Investment Banker............................25

7.       Conditions to the Obligations of CP..............................25
         7.1      Representations and Warranties True as of Closing.......25
         7.2      Performance of Covenants................................25
         7.3      Litigation..............................................25
         7.4      No Adverse Change.......................................25
         7.5      Stockholder Approval....................................26
         7.6      Consents and Approvals..................................26
         7.7      Registration Statement Effective........................26
         7.8      Certificates............................................26
         7.9      Opinion of Proskauer Rose LLP...........................26
         7.10     Other Agreements........................................27
         7.11     Opinion of Investment Bankers...........................27

8.       Indemnification and Other Agreements.............................27
         8.1      Indemnification.........................................27
         8.2      Agreements of Harlan D. Peltz, Benjamin Bassi,
                  William Townsend and Mark Palmer........................28
         8.3      Tax Matters.............................................30

9.       Termination, Amendment and Waiver................................30
         9.1      Termination.............................................30
         9.2      Effect of Termination...................................30
         9.3      Amendment; Action by CP.................................31
         10.1     Representations and Warranties..........................31
         10.2     Enforcement of the Agreement............................31
         10.3     Expenses................................................31
         10.4     Validity................................................31
         10.5     Notices.................................................32
         10.6     Governing Law...........................................33
         10.7     Headings................................................33
         10.8     Parties in Interest.....................................33
         10.9     Counterparts............................................33
         10.10    Certain Definitions.....................................33
         10.11    Entire Agreement........................................35

                          AGREEMENT AND PLAN OF MERGER

                               Dated June 28, 1999


         The parties to this agreement and plan of merger are Network Event Theater, Inc., a Delaware corporation ("Net"), Common Places, LLC, a Delaware limited liability company ("CP"), YouthStream Media Networks, Inc., a Delaware corporation ("New Parent"), Nunet, Inc., a Delaware corporation and a wholly-owned subsidiary of New Parent ("Transitory Net Sub"), Nucommon, Inc., a Delaware corporation and a wholly-owned subsidiary of New Parent ("Transitory CP Sub"), Harlan D. Peltz, Benjamin Bassi ("Bassi"), William Townsend and Mark Palmer.

         The parties agree as follows:

1. The Mergers

         1.1 The Mergers. Upon the terms of this agreement and subject to the provisions of the Delaware General Corporation Law (the "DGCL"), Transitory Net Sub shall be merged with and into Net (the "Net Merger") and Transitory CP Sub shall be merged with and into CP (the "CP Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in sections 6 and 7. Net shall be the surviving corporation in the Net Merger (the "Surviving Net Corporation"), and CP shall be the surviving limited liability company in the CP Merger (the "Surviving CP LLC").

         1.2 Consummation of the Mergers. Subject to the provisions of this agreement, the parties shall cause the Mergers to be consummated by filing with the secretary of state of the state of Delaware duly executed and verified certificates of merger, and shall take all other action required by law to effect the Mergers. The Net Merger and the CP Merger (collectively, the "Mergers") shall become effective simultaneously upon the later to occur of the two filings referred to in the preceding sentence. At the time the two Mergers become effective (the "Effective Time"), the separate corporate existence of each of Transitory Net Sub and Transitory CP Sub shall cease.

         1.3 Closing. Subject to earlier termination as provided in section 9, at 10:00 a.m., New York time, on the third business day following the satisfaction of the conditions set forth in sections 6.5 and 7.5 (or such other time as Net and CP may agree) and immediately prior to the filings referred to in section 1.2, a closing (the "Closing") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York (or such other place as Net and CP may agree).

         1.4 Organizational Documents. The certificate of incorporation and by-laws of Net, as in effect on the date of this agreement, shall be the certificate of incorporation and by-laws, respectively, of the Surviving Net Corporation; the certificate of formation of CP, as in effect on the date of this agreement, and the amended and restated limited liability company agreement in the form of exhibit 1.4(a) to this agreement shall be the certificate of formation and limited liability company agreement, respectively, of the Surviving CP LLC; and the certificate of incorporation and by-laws of New Parent in effect as of the Effective Time shall be substantially in the form of exhibit 1.4(b) and (c), respectively. At the Effective Time, New Parent shall have entered into a rights agreement substantially in the form of exhibit 1.4(d).

         1.5 Directors, Officers and Managers. The persons to be named upon mutual agreement of Peltz and Bassi shall be the directors, officers and managers of the Surviving Net Corporation and the Surviving CP LLC until their respective successors are duly elected and qualified. The persons to be named upon mutual agreement of Peltz and Bassi shall be the directors and officers of New Parent as of the Effective Time.

         1.6 Conversions

                  (a) At the Effective time, the shares of Net, the membership interests in CP, and the shares of Transitory Net Sub and of Transitory CP, shall be converted as follows:

                           (i) each share of common stock, $.01 par value, of
Net ("Net Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of Net, all of which shall be cancelled) shall, by virtue of the Net Merger and without any action on the part of New Parent, Net, Transitory Net Sub or the holder, be converted into the right to receive one share of common stock, $.01 par value, of New Parent ("New Parent Common Stock");

                           (ii) each common unit of CP ("CP Common Unit") issued
and outstanding immediately prior to the Effective Time (other than CP Common Units owned by Net, which shall remain unchanged by virtue of the CP Merger) shall, by virtue of the CP Merger and without any action on the part of New Parent, CP, Transitory CP Sub or the holder, be converted into the right to receive 0.89 shares of New Parent Common Stock; and

                           (iii) each share of common stock, $.01 par value, of
each of Transitory Net Sub and Transitory CP Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of any person or entity, be converted into and become one share of Net Common Stock and one CP Common Unit, respectively.

                  (b) All New Parent Common Stock issued in the Mergers will be duly authorized, validly issued, and fully paid and non-assessable, and shall be free and clear of all liens (other than any liens that may arise from any action of the shareholder to whom the shares are issued).

                  (c) By virtue of the CP Merger and automatically without any further action, all CP Common Units held by Bassi that are unvested pursuant to section 3.3 of the Amended and Restated Limited Liability Company Agreement of CP dated March 10, 1999 (the "LLC Agreement") shall become fully vested and shall thereupon be converted into fully vested shares of New Parent Common Stock. By virtue of the CP Merger and automatically without any further action, certain of the CP Common Units held by Mark Palmer and William Townsend that are unvested pursuant to section 3.3 of the LLC Agreement shall become fully vested and shall thereupon be converted into fully vested shares of New Parent Common Stock and the balance of the CP Common Units held by Mark Palmer and William Townsend shall be converted into shares of New Parent Common Stock that are subject to vesting as set forth in Vesting Letters referred to in section 6.10.

                  (d) The holders of shares of Net Common Stock and CP Common Units (other than CP Common Units owned by Net) immediately prior to the Effective Time shall cease to have any rights as stockholders of Net or members of CP, respectively, and their sole right shall be the right to receive the number of whole shares of New Parent Common Stock into which their shares of Net Common Stock or CP Common Units have been converted pursuant to section 1.6(a) and the right to receive the cash value of any fraction of a share of New Parent Common Stock pursuant to section 1.7(f).

                  (e) The following provisions shall apply to outstanding options and warrants of Net and CP:

                           (i) At the Effective Time, each outstanding option or
warrant to purchase shares of Net Common Stock (a "Net Stock Option") issued pursuant to Net's 1996 Stock Option Plan and 1997 Stock Option Plan (collectively, the "Net Stock Option Plan") or otherwise and each outstanding option to purchase CP Common Units (a "CP Membership Unit Option") issued pursuant to CP's 1999 Unit Plan (the "CP Plan"), as set forth in the Disclosure Letter, shall be assumed by New Parent and shall be deemed to constitute an option or warrant, as the case may be (an "option"), to acquire, on the same terms and conditions that were applicable to the Net Stock Option or CP Common Unit Option, as the case may be, the same number of shares of New Parent Common Stock as the holder of the Net Stock Option or CP Common Unit Option, as the case may be, would have been entitled to receive pursuant to section 1.6(a), had the holder exercised the option or warrant in full immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price under the Net Stock Option or CP Common Unit Option, as the case may be, divided by the number of full shares of New Parent Common Stock deemed to be purchasable pursuant to the option; provided, however, that (i) the number of shares of New Parent Common Stock that may be purchased under the option shall not include any fractional share, but shall be rounded to the next lower number of whole shares, and (ii) in the case of the Net Stock Options issued pursuant to the Net Stock Option Plan that are incentive stock options, the determination of the option price, the number of shares purchasable pursuant to the option and the terms and conditions of exercise of the option shall in all respects comply with section 424(a) of the Internal Revenue Code (the "Code").

                           (ii) As soon as practicable after the Effective Time,
New Parent shall issue to the holders of Net Stock Options and CP Common Unit Options appropriate option agreements representing the right to acquire shares of New Parent Common Stock on the same terms and conditions as in the outstanding Net Stock Options and CP Common Unit Options, respectively, upon the surrender of the outstanding Net Stock Options and CP Common Unit Options, respectively.

                           (iii) New Parent shall take all necessary action to
ensure that the New Parent stock options that replace the Net Stock Options that qualified as "incentive stock options" pursuant to section 422 of the Code ("Incentive Options") continue to qualify as Incentive Options following the Mergers.

                           (iv) New Parent shall take all necessary action to
reserve sufficient shares of New Parent Common Stock issuable upon exercise of the options referred to above.

                           (v) New Parent shall, as soon as practicable after
the Effective Time, file a registration statement on Form S-8 with respect to the New Parent Common Stock issuable upon exercise of the options referred to above (to the extent Form S-8 may be utilized with respect thereto), and shall use all reasonable efforts to maintain the effectiveness of the registration statement (and maintain the current status of the prospectus included in the registration statement), as long as the options remain outstanding.

                           (vi) Nothing in this agreement shall prohibit the
holder of any Net Stock Option or CP Membership Unit Option from exercising that option (to the extent the option is vested) prior to the Effective Time.

         1.7 Exchange of Certificates Representing New Parent Common Stock

                  (a) As soon as practicable after the Effective Time, New Parent shall make available for exchange and conversion in accordance with this agreement, by making available to the Exchange Agent (as defined in section 1.7(b)) for the benefit of the stockholders of Net and the members of CP (other than Net), certificates representing the number of shares of New Parent Common Stock issuable in exchange for outstanding shares of Net Common Stock or CP Common Units, as the case may be, pursuant to section 1.6 (net of the aggregate number of fractional shares of New Parent Common Stock, in lieu of which cash shall be paid pursuant to section 1.7(f)). In addition, New Parent shall from time to time, upon the request of the Exchange Agent, make available to the Exchange Agent such cash as may be necessary to make the cash payments in respect of fractional shares of New Parent Common Stock, as provided in section 1.7(f).

                  (b) As soon as practicable after the Effective Time, a bank or trust company selected by New Parent, acting as exchange agent to effect the issuance of certificates representing New Parent Common Stock pursuant to the Mergers (the "Exchange Agent"), shall mail to each holder of record (other than Net) of outstanding shares of Net Common Stock and outstanding CP Common Units
(i) a form of letter of transmittal and (ii) instructions for use in obtaining certificates representing New Parent Common Stock in exchange for certificates representing shares of Net Common Stock and CP Common Units (the "Old Certificates"). Upon surrender to the Exchange Agent of the Old Certificates for cancellation, together with the letter of transmittal, duly executed, (i) each holder of the Old Certificates shall be entitled to receive in exchange therefor certificates representing that number of whole shares of New Parent Common Stock into which the shares of Net Common Stock or CP Common Units, as the case may be, shall have been converted pursuant to section 1.6(a) and a check for the amount payable in lieu of any fractional shares pursuant to section 1.7(f), and (ii) the Old Certificates so surrendered shall be cancelled.

                  (c) No dividends or other distributions declared with respect to New Parent Common Stock and payable to the holders of New Parent Common Stock after the Effective Time shall be paid to the holders of Net Common Stock or CP Common Units (other than Net), until the holders shall have executed and delivered the letters of transmittal referred to above and shall have surrendered the Old Certificates. Subject to the effect, if any, of applicable escheat laws, after the subsequent execution and delivery of the letters of transmittal and surrender and exchange of Old Certificates, the holders of shares of New Parent Common Stock into which the shares of Net Common Stock or CP Common Units shall have been converted shall be entitled to receive any such dividends or other distributions, without any interest, that theretofore became payable with respect to those shares of New Parent Common Stock. Any certificates representing shares of New Parent Common Stock delivered to the Exchange Agent and not issued and delivered pursuant to this section 1.8 within six months after the Effective Time shall be returned by the Exchange Agent to New Parent, which shall thereafter act as Exchange Agent, subject to the rights under this agreement of former holders of shares of Net Common Stock and CP Common Units.

                  (d) If any certificate representing shares of New Parent Common Stock is to be issued in a name other than that in which a surrendered Old Certificate is registered, it shall be a condition of the issuance that the Old Certificate so surrendered shall be properly endorsed and the signature on the Old Certificate properly guaranteed and otherwise in proper form for transfer, and that the person requesting the exchange shall pay the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of New Parent Common Stock in any name other than that of the registered holder of the surrendered Old Certificate, or otherwise required, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) After the Effective Time, there shall be no further registration of transfers of the shares of Net Common Stock or CP Common Units (other than CP Common Units owned by Net) that were outstanding immediately prior to the Effective Time.

                  (f) No certificates or scrip representing fractional shares of New Parent Common Stock shall be issued under this agreement, no dividend or other distribution by New Parent shall relate to any fractional share and such fractional share interests shall not entitle the owner to vote or to any rights of a stockholder of New Parent. In lieu of any fractional share a former holder of Net Common Stock or CP Common Units otherwise would be entitled to receive under this agreement, the Exchange Agent shall, upon execution and delivery of a letter of transmittal and surrender of an Old Certificate, pay the former holder an amount of cash (without interest) equal to that fraction multiplied by the closing price of a share of Net Common Stock on the NASDAQ National Market ("NASDAQ") or any comparable system, or, if the closing price of Net Common Stock is not available from NASDAQ or a comparable system, the average of the highest reported bid and lowest reported asked prices of Net Common Stock, as furnished by NASDAQ or a comparable system, in each case on the day prior to the day of conversion (or, if that day is not a trading day on NASDAQ, on the next preceding day on which NASDAQ was open for business). If more than one Old Certificate is surrendered for exchange at any one time by the same holder, the number of shares of New Parent Common Stock shall be computed on the basis of the aggregate number of such shares so surrendered.

         1.8 Adjustments. If, between the date of this agreement and the Effective Time, the outstanding shares of Net Common Stock or CP Common Units shall have been changed into a different number or class by reason of any reclassification, recapitalization, split-up, combination, exchange or readjustment, or a dividend or distribution having a comparable effect shall be declared with a record date within that period, the number of shares of New Parent Common Stock to be issued and delivered in exchange for each outstanding CP Common Unit as provided in this agreement shall be correspondingly adjusted.

         1.9 New Parent Stock Option Plan. Prior to the Effective Time, New Parent shall adopt an employee stock option plan in the form of exhibit 1.9 covering a maximum of 1,000,000 shares of New Parent (in addition to shares, if any, issuable upon exercise of options referred to in section 1.6(e)). The plan shall provide that options may be granted by a committee of the board of directors that meets the requirements of Rule 16b-3(d)(1) under the Securities Exchange Act of 1934.

2. Representations and Warranties of Net. Net represents and warrants to CP as follows:

         2.1 Organization and Qualification. Each of Net and its subsidiaries (other than CP) (collectively, the "Net Companies") and each of New Parent, Transitory Net Sub and Transitory CP Sub (collectively, the "New Parent Companies") is a validly existing corporation in good standing under the law of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in section 10.11). A list of Net's subsidiaries and their respective jurisdictions of incorporation is set forth in the disclosure letter dated this date, which sets forth certain matters referred to in this agreement and has been delivered by the parties to this agreement to each other prior to the execution of this agreement (the "Disclosure Letter").

         2.2 Capitalization

                  (a) The authorized capital stock of Net consists of 32,000,000 shares of Net Common Stock and 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of the close of business on June 23, 1999, 14,896,749 shares of Net Common were issued and outstanding; no shares of Preferred Stock were issued or outstanding; no shares of Net Common Stock were held in Net's treasury; and there were outstanding Net Stock Options to purchase an aggregate of 839,767 shares of Net Common Stock under the Net Stock Option Plan and other options and warrants to purchase an aggregate of 1,451,180 shares of Net Common Stock under option and warrant agreements referred to in section 2.2(a) of the Disclosure Letter. Since June 23,

1999, the Company has not (i) issued any shares of Net Common Stock, other than upon the exercise of Net Stock Options or warrants then outstanding, (ii) granted any options, warrants or other rights to purchase shares of Net Common Stock (under the Net Stock Option Plan or otherwise) or (iii) split, combined or reclassified any of its shares of capital stock. All the outstanding shares of Net Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 2.2 or in section 2.2(a) of the Disclosure Letter, there are no outstanding (i) shares of capital stock or other voting securities of Net, (ii) securities of Net convertible into or exchangeable for shares of capital stock or voting securities of Net or (iii) options, warrants, rights or other agreements or commitments to acquire from Net, or obligations of Net to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Net, or obligations of Net to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "Net Securities"). Except as set forth in section 2.2(a) of the Disclosure Letter, there are no outstanding obligations of Net or any subsidiary of Net to repurchase, redeem or otherwise acquire any Net Securities, and there are no other outstanding stock related awards. Except as set forth in section 2.2(a) of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which Net or any of its subsidiaries is a party with respect to the voting of capital stock of Net or any of its subsidiaries. It is understood and agreed that, when reference is made in this agreement to a subsidiary or subsidiaries of Net, the term does not include CP.

                  (b) Except as set forth in section 2.2(b) of the Disclosure Letter, Net is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, restriction (voting, transfer or otherwise), charge, security interest or encumbrance (a "Lien"), and there are no irrevocable proxies with respect to any such shares. Except as set forth in section 2.2(b) of the Disclosure Letter, there are no outstanding (i) securities of Net or any subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary, or
(ii) options, warrants or other rights to acquire from Net or any of its subsidiaries, or other obligations of Net or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or other obligations of Net or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii), collectively, the "Subsidiary Securities"). Except as set forth in section 2.2(b) of the Disclosure Letter, there are no outstanding obligations of Net or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

                  (c) The authorized capital stock of each of the New Parent Companies is as set forth in section 2.2(c) of the Disclosure Letter. As of the date of this agreement, the issued and outstanding shares of capital stock of each of the New Parent Companies, and the record owners of such shares, are as set forth in section 2.2(c) of the Disclosure Letter. There are no outstanding
(i) shares of capital stock or other voting securities of any of the New Parent Companies, (ii) securities of any of the New Parent Companies convertible into or exchangeable for shares of capital stock or voting securities of any of the New Parent Companies or (iii) options, warrants, rights or other agreements or commitments to acquire from any of the New Parent Companies, or obligations of any of the New Parent Companies to issue, and capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any of the New Parent Companies, or obligations of any of the New Parent Companies to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "New Parent Securities"). Except as contemplated by this agreement or the Stockholders Agreement and Voting Trust Agreement (as defined in section 6.10), (i) there are no outstanding obligations of any of the New Parent Companies to repurchase, redeem or otherwise acquire any New Parent Company Securities and there are no other outstanding stock related awards, and
(ii) there are no voting trusts or other agreements or understandings to which any of the New Parent Companies is a party with respect to the voting of capital stock of any of the New Parent Companies. Except for a nominal amount of assets and except for liabilities and obligations contemplated by this agreement, none of the New Parent Companies has any assets, liabilities or obligations of any kind. Each of the New Parent Companies was formed solely for the purpose of engaging in the transactions contemplated by this agreement, and has not engaged in any business activities or conducted any operations, other than in connection with the transactions contemplated by this agreement.

         2.3 Authority for this Agreement. Each of Net and the New Parent Companies has the requisite corporate power and authority to execute and deliver this agreement and the other agreements to be executed and delivered by it pursuant to this agreement (collectively, the "Agreements") and to consummate the transactions contemplated by the Agreements. No other corporate proceedings on the part of Net or any of the New Parent Companies are necessary to authorize the Agreements or to consummate the transactions so contemplated (other than the approval and adoption of the agreement merger (within the meaning of section 251 of the DGCL) in this agreement by the board of directors and the holders of a majority of the shares of Net Common Stock prior to the consummation of the Net Merger). This agreement has been duly and validly executed and delivered by each of Net and the New Parent Companies and, when the other Agreements are executed and delivered by the parties to them and assuming each Agreement constitutes the valid and binding obligation of each of the parties to them (other than Net and the New Parent Companies), subject to approval by Net's board of directors and stockholders of this agreement and the transactions contemplated by it, each Agreement constitutes or will constitute a valid and binding agreement of each of Net and the New Parent Companies that is a party to it, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

         2.4 Absence of Certain Changes. Except as disclosed in the SEC Reports (as defined in section 2.5) or in section 2.4 of the Disclosure Letter, since March 31, 1999: (a) Net and its subsidiaries have not suffered any Material Adverse Effect, (b) Net and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of Net Common Stock or any repurchase, redemption or other acquisition by Net or any of its subsidiaries of any outstanding shares of capital stock or other securities in, or other ownership interests in, Net or any of its subsidiaries; (ii) any entry into any written employment agreement (other than the agreements that are to be entered into at the Closing with the 6.10 Individuals (as defined in section 6.10)) with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment pursuant to arrangements set forth in section 2.4 of the Disclosure Letter) of compensation payable or to become payable by Net or any of its subsidiaries to, their respective directors or officers; (iii) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business or as required by law or as necessary to maintain tax-qualified status; or (iv) any action by Net that, if taken after the date of this agreement, would constitute a breach of section 4.1.

         2.5 Reports

                  (a) Net has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to applicable law, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules under the Exchange Act. None of the filings by Net with the SEC (the "SEC Reports"), including, without limitation, any financial statements or schedules included or incorporated by reference in the SEC Reports, at the time filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Net is in compliance in all material respects with all reporting and filing requirements of the Exchange Act.

                  (b) The consolidated financial statements of Net included (or incorporated by reference) in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the consolidated financial position of Net as of their respective dates, and the consolidated results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments. The consolidated balance sheet of Net as of March 31, 1999 and the notes thereto included in the SEC Reports reflect all liabilities required by generally accepted accounting principles applied on a consistent basis to be reflected therein.

         2.6 Consents and Approvals; No Violation. Neither the execution and delivery of the Agreements by Net or any of the New Parent Companies nor the consummation of the transactions contemplated by the Agreements will, except as disclosed in section 2.6 of the Disclosure Letter, (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws (or other similar governing documents) of Net, any of its subsidiaries or any of the New Parent Companies; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act or the Securities Act of 1933 (the "Securities Act"), (ii) the filing of certificates of merger pursuant to the DGCL or (iii) any applicable filings under state securities, or "Blue Sky", laws; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Net, any of its subsidiaries or any of the New Parent Companies is a party or by which any of them or any of their assets may be bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to Net, any of its subsidiaries or any of the New Parent Companies or by which any material portion of their assets are bound.

         2.7 Litigation, etc. Except as set forth in section 2.7 of the Disclosure Letter or as disclosed in the SEC Reports, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of Net, threatened against Net or any of its subsidiaries before any court or governmental or regulatory authority that, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) has had or could reasonably be expected to have a material adverse effect on the ability of Net or any of the New Parent Companies to consummate the transactions contemplated by this agreement or in any manner challenges or seeks to prevent, enjoin or delay the Mergers.

         2.8 Compliance with Law. Except as set forth in section 2.8 of the Disclosure Letter or in the SEC Reports, to the knowledge of Net, neither Net, nor any of its subsidiaries nor any of the New Parent Companies is in conflict with, or in default or violation of, any law, rule, or regulation (including, but not limited to, any applicable law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours), or any order, judgment or decree applicable to it or by which any of its property or assets is bound or affected, except where such conflicts, defaults or violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         2.9 Required Vote of Net Stockholders. The only vote of the stockholders of Net required to approve and adopt the agreement of merger in this agreement and approve the Net Merger is the affirmative vote of the holders of not less than a majority of the outstanding shares of Net Common Stock. No other vote of the stockholders of Net is required by law, the certificate of incorporation or the by-laws of Net or otherwise to adopt the agreement of merger in this agreement and approve the Net Merger.

         2.10 Absence of Defaults. There are no material breaches or defaults under any material agreements to which Net is a party or by which Net is bound.

         2.11 Permits and Licenses. Net has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business, and all such Licenses are valid and in full force and effect, except where the failure to have such would not have a Material Adverse Effect. All Licenses held by Net that are material to its business are set forth in section 2.11 of the Disclosure Letter.

         2.12 Tax Matters. Except as set forth in section 2.12 of the Disclosure
Letter:

                  (i) all returns and reports relating to Taxes required to be filed with respect to Net or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates), and, to the knowledge of Net, all information in such returns, declarations and reports is true, correct and complete in all material respects;

                  (ii) all Taxes attributable to Net that were shown to be due and payable on such returns and reports have been paid;

                  (iii) there is no claim or assessment pending or, to the knowledge of Net, threatened against Net for any alleged material deficiency in Taxes attributable to Net; and

                  (iv) Net has satisfied in all material respects for all periods all applicable withholding Tax requirements (including, without limitation, income, social security and employment tax withholding for all types of compensation).

         2.13 Certain Plans. Except as set forth in section 2.13 of the Disclosure Letter or pursuant to written agreements or plans in effect as of the date of this agreement that are disclosed elsewhere in the Disclosure Letter or have otherwise previously been disclosed to Bassi and CP, Net has no plans as of the date of this agreement to incur a material amount of additional indebtedness for borrowed money or to issue any equity securities.

         2.14 Representations and Warranties of CP. To the knowledge of Net, as of the date of this agreement none of the representations or warranties in section 3 is untrue or incorrect.

         2.15 Brokers. No broker, finder or other investment banker (other than Allen & Company Incorporated) is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of Net, any of its subsidiaries or any of the New Parent Companies.


3. Representations and Warranties of CP. CP represents and warrants to Net as follows:

         3.1 Organization and Qualification. CP is a validly existing limited liability company in good standing under the law of the state of Delaware, with all requisite limited liability company power and authority to own its properties and conduct its business as now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

         3.2 Capitalization. As of the close of business on June 23, 1999, 10,376,755 CP Common Units were issued and outstanding; and there were outstanding options to purchase an aggregate of 642,750 CP Common Units. Since June 23, 1999, CP has not (i) issued any CP Common Units, other than upon the exercise of CP Stock Options then outstanding, (ii) granted any options or rights to purchase CP Common Units (under CP's Stock Option Plan or otherwise) or (iii) split, combined or reclassified any CP Common Units. All the outstanding CP Common Units have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 3.2 or in section
3.2 of the Disclosure Letter, there are no outstanding (i) membership interests or voting securities of CP, (ii) securities of CP convertible into or exchangeable for membership interests or voting securities of CP or (iii) options, warrants, rights or other agreements or commitments to acquire from CP, or obligations of CP to issue, any membership interests, voting securities or securities convertible into or exchangeable for membership interests or voting securities of CP, or obligations of CP to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "CP Securities"). Except as set forth in section 3.2 of the Disclosure Letter, there are no outstanding obligations of CP to repurchase, redeem or otherwise acquire any CP Securities and there are no other outstanding equity related awards. Except as set forth in section 3.2 of the Disclosure Letter, there are no voting trusts or other agreements or understandings to which CP is a party with respect to the voting of capital stock of CP. CP does not own or have any liability or obligation to acquire any securities or other interest in any other business or entity.

         3.3 Authority for this Agreement. CP has the requisite limited liability company power and authority to execute and deliver this agreement and to consummate the transactions contemplated by this agreement. The execution and delivery of this agreement by CP and the consummation by CP of the transactions contemplated by this agreement have been duly and validly authorized and no other proceedings on the part of CP are necessary to authorize this agreement or to consummate the transactions so contemplated. This agreement has been duly and validly executed and delivered by CP and, assuming the representation and warranty in the last sentence of section 2.3 is true and correct and that this agreement constitutes the valid and binding obligation of Harlan D. Peltz, constitutes a valid and binding agreement of CP, enforceable against CP in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

         3.4 Absence of Certain Changes. Except as disclosed in section 3.4 of the Disclosure letter, since March 31, 1999: (a) CP has not suffered any Material Adverse Effect, (b) CP has conducted its business only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of CP Common Units or any repurchase, redemption or other acquisition by CP of any outstanding CP Common Units or other securities in, or other ownership interests in, CP; (ii) any entry into any written employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment pursuant to arrangements set forth in section 3.4 of the Disclosure Letter) of compensation payable or to become payable by CP to, its managers or officers; (iii) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such managers, officers or key employees, except increases occurring in the ordinary course of business or as required by law or as necessary to maintain tax-qualified status; or (iv) any action by CP that, if taken after the date of this agreement, would constitute a breach of section 5.1.

         3.5 Financial Statements and other Information. The financial statements of CP listed in the Disclosure Letter, copies of which previously have been furnished to Net, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the financial position of CP as of their respective dates, and the results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments. Such financial statements, and other information included in this section 3 and in the Disclosure Letter regarding CP [(including, without limitation, the private placement memorandum referred to in section 3.5 of the Disclosure Letter)], do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.6 Absence of Undisclosed Liabilities. As of the date of this agreement, CP does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by this agreement, are set forth in the Disclosure Letter), (b) accounts payable and accrued expenses incurred in the ordinary course of business and (c) the liabilities set forth in section 3.6 of the Disclosure Letter. CP does not know of any basis for the assertion against it of any other liability as of the date of this agreement.

         3.7 Consents and Approvals; No Violation. Neither the execution and delivery of this agreement by CP nor the consummation of the transactions contemplated by this agreement will, except as disclosed in section 3.7 of the Disclosure Letter, (a) conflict with or result in a breach of any provision of the certificate of formation or amended and restated limited liability company agreement of CP; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act or the Securities Act, (ii) the filing of a certificate of merger pursuant to the DGCL or (iii) any applicable filings under state securities, or "Blue Sky", laws; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which CP is a party or by which CP or any of its assets may be bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to CP or by which any material portion of its assets are bound.

         3.8 Employee Benefit Matters

                  (a) For purposes of this agreement, the term "Plan" refers to the following maintained on behalf of any employee of CP (whether current, former or retired), or their beneficiaries, by CP, or any entity that would be deemed a "single employer" with CP under section 414(b), (c), (m) or (o) of the Code or section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "ERISA Affiliate"): any "employee benefit plan" (within the meaning of section 3(3) of ERISA), or any other plan, program, agreement or commitment, an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan (other than a Net
Plan). Section 3.8(a) of the Disclosure Letter lists each CP Plan.

                  (b) Neither CP nor any of the ERISA Affiliates nor any of their respective predecessors has ever contributed to or contributes to, or otherwise participated in or participates in any "multiemployer plan" (within the meaning of section 4001(a)(3) of ERISA or section 414(f) of the Code), any single employer pension plan (within the meaning of section 4001(a)(15) of ERISA) that is subject to sections 4063 and 4064 of ERISA or any plan that is subject to Title IV of ERISA or section 412 of the Code.

                  (c) CP, each ERISA Affiliate, each Plan and each "plan sponsor" (within the meaning of section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of section 3(1) of ERISA) has complied in all respects with the requirements of section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, except for a failure or failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) With respect to each Plan:

                           (i) each Plan intended to qualify under section
401(a) of the Code has been qualified since its inception and has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under section 401 of the Code and any trust maintained pursuant to the Plan is exempt from federal income taxation under section 501 of the Code and nothing has occurred that would cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability upon CP; CP or an ERISA Affiliate, as the case may be, has applied, or prior to the end of the remedial amendment period will apply, for a determination letter from the IRS pursuant to Revenue Procedure 93-39, for each Plan intended to qualify under section 401(a) of the Code;

                           (ii) no event has occurred in connection with which
CP or any ERISA Affiliate could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, including, without limitation, section 406, 409, 502(i) or 502(l) of ERISA, or section 4975 of the Code; and

                           (iii) each material Plan complies in all material
respects with the applicable requirements of ERISA and the Code.

                  (e) CP has furnished Net with respect to each Plan:

                           (i) a copy of each annual report, if required by
ERISA to be prepared, with respect to the Plan, together with a copy of all financial statements for each Plan, if required by ERISA to be prepared;

                           (ii) a copy of the most recent Summary Plan
Description, together with each Summary of Material Modifications, required under ERISA with respect to the Plan, and, unless the Plan is embodied entirely in an insurance policy to which CP is a party, a true and complete copy of the Plan; and

                           (iii) if the Plan is funded through a trust or any
third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest related financial statements, if any.

                  (f) Except as set forth in section 3.8(f) of the Disclosure Letter, CP has not announced any plan or commitment to create any additional Plans or, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax-qualified status, to amend or modify any Plan.

                  (g) Except as set forth in section 3.8(g) of the Disclosure Letter, CP is not a party to any collective bargaining agreement.

                  (h) Except as in section 3.8(h) of the Disclosure Letter, the consummation of the transactions contemplated by this agreement will not give rise to any liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

                  (i) Except as in section 3.8(i) of the Disclosure Letter, neither CP nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits (other than under section 4980B of the Code, the Federal Social Security Act or a plan qualified under section 401(a) of the
Code) to any current or future retiree or terminated employee.

         3.9 Litigation, etc. Except as set forth in section 3.9 of the Disclosure Letter, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of CP, threatened against CP before any court or governmental or regulatory authority that, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or
(b) has had or could reasonably be expected to have a material adverse effect on the ability of CP to consummate the transactions contemplated by this agreement or in any manner challenges or seeks to prevent, enjoin or delay the Mergers.

         3.10 Tax Matters

                  (a) CP is not an association taxable as a corporation for purposes of the Code.

                  (b) Except as set forth in section 3.10(b) of the Disclosure
Letter:

                           (i) all returns and reports relating to Taxes
required to be filed with respect to CP or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates), and, to the knowledge of CP, all information in such returns, declarations and reports is true, correct and complete in all material respects;

                           (ii) all Taxes attributable to CP that were shown to
be due and payable on such returns and reports have been paid;

                           (iii) there is no claim or assessment pending or, to
the knowledge of CP, threatened against CP for any alleged material deficiency in Taxes attributable to CP;

                           (iv) CP has satisfied in all material respects for
all periods all applicable withholding Tax requirements (including, without limitation, income, social security and employment tax withholding for all types of compensation); and

                           (v) CP has furnished Net complete and accurate copies
of all Tax returns, and all related amendments, filed by or on behalf of CP.

                  (c) Except as set forth in section 3.10(c) of the Disclosure Letter, there are no agreements in effect to extend the period of limitations for the assessment or collection of any income, franchise or material other Tax for which CP may be liable.

         3.11 Compliance with Law. Except as set forth in section 3.11 of the Disclosure Letter, to the knowledge of CP, CP is not in conflict with, or in default or violation of, any law, rule or regulation (including, but not limited to, any applicable law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours), or any order, judgment or decree applicable to CP or by which any property or asset of CP is bound or affected, except where such conflicts, defaults or violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.12 Contracts. Section 3.12 of the Disclosure Letter contains an accurate and complete list of: (a) all of CP's commitments and other agreements for the purchase of materials, supplies, equipment, and software, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure by CP of less than $25,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness of CP; (c) all leases or other rental agreements under which CP is either lessor or lessee; and (d) all of CP's other agreements, commitments and understandings (written or oral) that require payment by CP of more than $25,000 individually. True and complete copies of all written leases, commitments and other agreements referred to on in section 3.12 of the Disclosure Letter have been delivered or made available to NET. There are no material breaches or defaults by CP under any such agreements, and, to the knowledge of CP, there are no material breaches or defaults by the other party under any such agreements and all such agreements are in full force and effect and are binding obligations of the parties to such agreements.

         3.13 Title to Assets. Except as set forth in section 3.13 of the Disclosure Letter and except for the lien, if any, of current taxes not yet due and payable, CP has valid title, free and clear of any Lien, to all the assets, tangible and intangible, used in or needed to conduct CP's business, and those assets will be sufficient to enable it to continue after the Effective Time to operate all aspects of its business in the manner in which it has been operated.

         3.14 Related Party Transactions. Except as set forth in the LLC Agreement, CP does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of its members, or any manager, officer, employee, agent or representative of CP or any of their respective affiliates.

         3.15 Permits and Licenses. CP has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business, and all such Licenses are valid and in full force and effect, except where the failure to have such would not have a Material Adverse Effect. All Licenses held by CP that are material to its business are set forth in section 3.15 of the Disclosure Letter.

         3.16 Banks; Powers of Attorney. Section 3.16 of the Disclosure Letter sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CP maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto, and (b) the names of all persons to whom CP has granted a power of attorney, together with a description thereof. CP has provided Net with true and complete copies of all bank statements received by it prior to the date of this agreement.

         3.17 Intangible Property. Section 3.17 of the Disclosure Letter sets forth a complete list of the trademarks, trade names, copyrights and logos used by CP. CP owns, free and clear of any Lien, each of those trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them), and they constitute all the trademarks, copyrights, trade names and logos necessary for the continued operation of CP's business in a manner consistent with past practice. CP is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or overtly threatened alleging any such infringement; and no claim has been received by CP alleging any such infringement. To the knowledge of CP, there is no violation by others of any right of CP with respect to any trademark, trade name or copyright.

         3.18 Software and Databases. CP owns or possesses adequate licenses or other rights to use all computer software used by it, except where the failure to have such would not be materially adverse. Any license of CP to use any software is valid and does not infringe the property rights of any third party. CP has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its lists.

         3.19 Insurance. Section 3.19 of the Disclosure Letter sets forth a complete list of all the insurance policies held by CP, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all those policies have been made available to Net.

         3.20 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of CP.

4. Covenants of Net

         4.1 Regular Course of Business. Net shall, and shall cause each of its subsidiaries to, (a) conduct its business in the ordinary course, consistent with past practice; (b) use its best efforts to preserve all present relationships with persons having business dealings with it; and (c) use its best efforts to maintain, preserve and protect its assets and goodwill.

         4.2 Restricted Activities and Transactions. Net shall not, and shall not permit any of its subsidiaries or any of the New Parent Companies to, engage in any of the following activities or transactions without the consent of CP:

                  (a) amend its certificate of incorporation or by-laws (true and correct copies of which have been furnished to CP);

                  (b) except for issuances of stock pursuant to outstanding options or warrants that are listed in the Disclosure Letter or, in the case of Net, at a price (or having a conversion or exercise price) equal to or greater than the closing price per share of Net Common Stock on NASDAQ on the date of issuance, issue, sell or deliver, or agree to issue, sell or deliver, any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, or grant or issue, or agree to grant or issue, any options, warrants, incentive awards or other rights to acquire any such securities;

                  (c) sell or transfer, or agree to sell or transfer, a material amount of its assets, tangible or intangible, other than in the ordinary course of business;

                  (d) except as contemplated by this agreement, merge or consolidate with any other entity, or acquire any stock, or, except in the ordinary course of business, any business, property or assets of any other person or entity, except, in the case of Net and its subsidiaries, where the consideration paid or received is not material to Net and its subsidiaries taken as a whole; or

                  (e) take any other action that would cause any of Net's representations and warranties in this agreement not to be true and correct in all material respects on and as of the date of the Closing with the same force and effect as if made on and as of the date of the Closing.

         4.3 Dividends and Distributions. Net shall not declare or pay any dividend or make any distribution on or in respect of Net Common Stock, whether in cash, stock or property, or, directly or indirectly, redeem purchase or otherwise acquire any of its own stock or make any other distribution of its assets to the holders of Net Common Stock.

         4.4 Supplements to Schedules and Financial Statements. Net shall promptly deliver to CP any information concerning events subsequent to the date of this agreement necessary to supplement the representations and warranties of Net in this agreement in order that the information be kept current, complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not constitute a waiver by CP of any rights as a result of a misrepresentation or breach of warranty in section 2. Except as set forth in section 2.13 of the Disclosure Letter or pursuant to written agreements or plans in effect on the date of this agreement that are disclosed elsewhere in the Disclosure Letter or have otherwise previously been disclosed to Bassi and CP, prior to the Effective Time, Net shall not, without prior consultation with Bassi, incur a material amount of additional indebtedness for borrowed money or issue any equity securities.

         4.5 Confidentiality. In the event of termination of this agreement, Net shall return to CP all non-public documents, work papers and other material (including, to the extent practicable, all copies) obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement. Net shall use all reasonable efforts to keep confidential any information obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement, unless such information is readily ascertainable from public or published information or trade sources or is otherwise available to Net as a member of CP.

         4.6 Public Announcements. If the board of directors of Net approves this agreement and the transactions contemplated by it, Net shall promptly thereafter issue a press release in substantially the form of exhibit 4.6. Net shall not make, issue or release any other public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without giving CP reasonable advance notice and making a good faith attempt to obtain the prior approval of CP with respect to the contents of such announcement, which approval shall not be unreasonably withheld or delayed.

         4.7 SEC Matters. Net shall use all reasonable efforts to cause the New Parent to prepare and file with the SEC, not later than July 30, 1999, a registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of New Parent Stock to be issued pursuant to the Mergers (the "Registration Statement") and a proxy statement to be included therein and to be used in soliciting proxies of the Net stockholders with respect to the Mergers (the "Proxy Statement"). Net shall cause the information about itself, its subsidiaries and the New Parent Companies included in the Registration Statement and the Proxy Statement, at the respective times the Registration Statement is filed with the SEC and becomes effective, and the Proxy Statement is mailed to stockholders, not to contain any untrue statement of a material fact, or to omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, in the case of the Proxy Statement or any amendment or supplement, at the time of the meeting of stockholders of Net referred to in section 4.8 and at the Effective Time, to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement is mailed. Net shall furnish to CP prior to filing with the SEC drafts of the Registration Statement and Proxy Statement, shall furnish copies of the Registration Statement and Prospectus to CP promptly after filing with the SEC, and shall use reasonable efforts to cause the Registration Statement to become effective at the earliest practicable date. Net shall use reasonable efforts to cause New Parent to comply with applicable state law in connection with Registration Statement,

         4.8 Stockholder Approval. Net shall use reasonable efforts to call a meeting of its stockholders in accordance with law as promptly as practicable and, in any event, no later than 30 days after the SEC declares the Registration Statement effective, for the purpose of voting upon the Net Merger and related matters and shall, through its board of directors, use all reasonable efforts to solicit the requisite vote of approval. The board of directors of Net shall recommend to the stockholders that they approve the proposed transactions.

         4.9 CP Employees. Net shall offer all the individuals employed by CP immediately before the Effective Time continued employment by CP immediately after the Effective Time at the same salary and with the same title and responsibilities as, and otherwise on terms that, taken as a whole, are no less favorable to them than, in effect immediately before the Effective Time.

         4.10 Further Assurances. Net shall (a) execute and deliver such instruments and take such other action as CP may reasonably request to carry out this agreement, (b) use all reasonable efforts to obtain the consents of all parties to all agreements and other documents necessary for the consummation of the transactions contemplated by this agreement and (c) use all reasonable efforts, including, without limitation, causing New Parent to execute and deliver the Agreements and other documents required by this agreement to be executed and delivered by it, so that the conditions to the obligations of CP in section 6 are satisfied. Prior to the Closing, Net shall provide CP with reasonable "due diligence" access to information regarding Net and its subsidiaries.

5. Covenants of CP

         5.1 Regular Course of Business. CP shall (a) conduct its business in the ordinary course, consistent with past practice; (b) use its best efforts to preserve all present relationships with persons having business dealings with it; and (c) use its best efforts to maintain, preserve and protect its assets and goodwill.

         5.2 Restricted Activities and Transactions. CP shall not engage in any of the following activities or transactions without the prior written approval of at least one Net representative on CP's board of managers:

                  (a) amend its certificate of formation or amended and restated limited liability company agreement;

                  (b) except for issuances of CP Common Units pursuant to outstanding options, issue, sell or deliver, or agree to issue, sell or deliver, any CP Common Units or any securities convertible into or exchangeable for CP Common Units, or grant or issue, or agree to grant or issue, any options, warrants, incentive awards or other rights to acquire any such securities;

                  (c) borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), other than indebtedness for borrowed money incurred in the ordinary course of business pursuant to existing loan agreements or lines of credit and any other liability incurred in the ordinary course of business, or issue, sell or deliver, or agree to issue, sell or deliver, any bonds, debentures, notes or other debt securities;

                  (d) sell, transfer or acquire, or agree to sell, transfer or acquire, any properties or assets, tangible or intangible, other than in the ordinary course of business and for consideration at least equal to the fair market value of the properties or assets transferred;

                  (e) except as specifically permitted by this agreement, enter into any contract, agreement, lease or understanding, other than any contract, agreement, lease or understanding entered into in the ordinary course of business that is not material;

                  (f) grant any increase in compensation or enter into any employment agreement, other than in the ordinary course consistent with past practice;

                  (g) become liable for or make any material change in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement or other employee or executive benefit plan, payment or arrangement, except as required by law;

                  (h) except as contemplated by this agreement, merge or consolidate with any other entity, or acquire stock or, except in the ordinary course of business, any business, property or assets of any other person or entity;

                  (i) except as required by law or by subsequently promulgated generally accepted accounting principles, alter the manner of keeping its books, accounts or records, or alter the accounting practices reflected in such books, accounts or records; or

                  (j) take any other action that would cause any of CP's representations and warranties in this agreement not to be true and correct in all material respects on and as of the date of the Closing with the same force and effect as if made on and as of the date of the Closing.

         5.3 Dividends and Distributions. CP shall not declare or pay any dividend or make any distribution on or in respect of CP Common Units, whether in cash, stock or property or, directly or indirectly, redeem, purchase or otherwise acquire any CP Common Units or make any other distribution of its assets to the holders of CP Common Units, except that, with the prior written approval of at least one Net representative on CP's board of directors, CP may redeem CP Common Units of any employee whose employment is terminated.

         5.4 Access to Records and Properties; Opportunity to Ask Questions. CP shall make available for inspection by Net or its representatives, during normal business hours, the premises, corporate records, books of account, contracts and all other documents of CP reasonably requested by Net and its authorized employees, counsel and auditors in order to permit Net and such representatives to make a reasonable inspection and examination of the business and affairs of CP. CP shall cause its managerial employees, counsel and independent accountants to be available upon reasonable notice to answer questions of Net's representatives concerning the business and affairs of CP, and shall cause them to make available all relevant books and records in connection with such inspection and examination, provided that Net conducts these activities in a manner that does not unreasonably interfere with CP's business. Except with CP's consent, Net shall not contact CP's vendors or customers in connection with its activities under this section 5.4.

         5.5 Supplements to Written Disclosures and Financial Statements. CP shall promptly deliver to Net any information concerning events subsequent to the date of this agreement necessary to supplement the representations and warranties of CP in this agreement in order that the information be kept current, complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not constitute a waiver by Net of any rights as a result of a misrepresentation or breach of warranty in section 3.

         5.6 Confidentiality. In the event of termination of this agreement, CP shall return to Net all non-public documents, work papers and other material (including, to the extent practicable, all copies) obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement. CP shall use its best efforts to keep confidential and not use any information obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement, unless such information is readily ascertainable from public or published information or trade sources.

         5.7 Public Announcements. CP shall not make, issue or release any public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without the prior approval of Net with respect to the contents of such announcement.

         5.8 SEC Matters. CP shall from time to time at Net's request promptly furnish Net with information about CP and its members that Net may reasonably request for inclusion in the

Registration Statement or the Proxy Statement. CP shall cause the information about itself to be supplied to Net for inclusion in the Registration Statement and the Proxy Statement to be, at the respective times the Registration Statement is filed with the SEC and becomes effective, and the Proxy Statement is mailed to stockholders, not to contain any untrue statement of a material fact, or to omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, or, in the case of the Proxy Statement or any amendment or supplement, at the time of the meeting of stockholders of Net referred to in section 4.8 and at the Effective Time, to contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement is mailed.

         5.9 Further Assurances. CP shall (a) execute and deliver such instruments and take such other action as Net may reasonably request to carry out this agreement, (b) use all reasonable efforts to obtain the consents of all parties to all agreements and other documents necessary for the consummation of the transactions contemplated by this agreement and (c) use all reasonable efforts so that the conditions to the obligations of Net in section 7 are satisfied.

6. Conditions to the Obligations of Net. The obligation of Net to consummate the Mergers pursuant to this agreement is subject to the satisfaction (or waiver by Net) of each of the following conditions on or before the Closing:

         6.1 Representations and Warranties True as of Closing. The representations and warranties of CP in this agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, except for changes specifically permitted or contemplated by this agreement.

         6.2 Performance of Covenants. CP shall have performed and complied with each covenant and agreement required by this agreement to be performed or complied with by it prior to or at the Closing.

         6.3 Litigation. No injunction shall be threatened by a governmental agency to restrain, or shall be in effect restraining, the consummation of the Mergers or the transactions contemplated by this agreement.

         6.4 No Adverse Change. Since the date of this agreement, there shall have occurred no material adverse change in the financial condition, results of operations or business of CP taken as a whole.

         6.5 Board of Directors and Stockholder Approval. The board of directors of Net shall have approved this agreement and the transactions contemplated by it on or before June 30, 1999, and holders representing not less than a majority of the outstanding shares of Net Common Stock shall have adopted and approved this agreement on or before November 30, 1999.

         6.6 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required to be obtained by CP in connection with the execution, delivery and performance of this agreement by CP and the consummation by CP of the transactions contemplated by this agreement, or required to prevent a conflict with, breach of, or default, right of termination or acceleration of performance under, any term of any lease, contract, note or other document or instrument to which it is a party or by which it is bound shall have been duly obtained, except where the failure to obtain such authorization, consent, waiver or approval would not have a material adverse effect on the business of CP taken as a whole, and shall be in form and substance reasonably satisfactory to counsel to Net, and copies shall have been delivered to Net.

         6.7 Certificates. CP shall have delivered to Net a certificate, dated the date of the Closing, of its chief executive officer confirming satisfaction of the conditions set forth in sections 6.1, 6.2, 6.3, 6.4 and 6.6, and a certificate of a duly authorized officer of CP setting forth the resolutions of the board of managers and the approval of the members authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing.

         6.8 Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement to the stockholders of Net, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         6.9 Opinion of Hutchins, Wheeler & Dittmar. CP shall have delivered to Net an opinion of Hutchins, Wheeler & Dittmar, dated the date of the Closing, to the effect that:

                  (a) CP is a limited liability company validly existing and in good standing under the law of the state of Delaware and has the limited liability company power and authority to own and operate its properties and to carry on its business as being conducted;

                  (b) CP has the limited liability company power and authority to execute, deliver and perform this agreement and to consummate the transactions contemplated by this agreement; all necessary limited liability company, manager, member and other action has been taken on the part of CP to authorize and approve this agreement and the transactions contemplated by this agreement; and this agreement has been duly executed and delivered by CP and is valid and binding on CP in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law); and

                  (c) the execution, delivery and performance of this agreement by CP and the consummation by CP of the transactions contemplated by this agreement will not result in a breach or a violation by CP of, or constitute a default by CP under, the certificate of formation or amended and restated limited liability company agreement of CP or any judgment, decree, order, or governmental permit or license known to such counsel to which CP is a party or by which CP is bound.

         6.10 Other Agreements. Benjamin Bassi, William Townsend and Mark Palmer shall have executed and delivered a voting trust agreement, dated the date of the Closing, in the form of exhibit 6.10(a) (the "Voting Trust Agreement") and a stockholders agreement, dated the date of the Closing, in the form of exhibit 6.10(b) (the "Stockholders Agreement"), Benjamin Bassi shall have executed and delivered an employment agreement, dated the date of the Closing, in the form of exhibit 6.10(c) (the "Bassi Employment Agreement"), Benjamin Bassi, William Townsend, Mark Palmer and each of the other individuals named in section 6.10 of the Disclosure Letter shall have executed and delivered a letter, dated the date of the Closing, in the form of exhibit 6.10(d) (the "Vesting Letter") and the individuals to be mutually agreed upon by Peltz and Bassi (the "6.10 Individuals") shall have entered into employment agreements with Net or CP in such form as Peltz and Bassi mutually agree.

         6.11 Opinion of Investment Banker. Prior to the approval of this agreement by the board of directors of Net referred to in section 6.5, Allen & Company Incorporated shall have delivered its opinion to the board of directors of Net, in form reasonably satisfactory to Net, stating that, in its opinion, the terms of the Mergers are fair to the stockholders of Net from a financial point of view, and, not more than five business days prior to the approval of this agreement by the stockholders of Net referred to in section 6.5, Allen & Company Incorporated shall have reconfirmed that opinion.

7. Conditions to the Obligations of CP. The obligation of CP to consummate the Mergers pursuant to this agreement is subject to the satisfaction (or waiver by CP) of each of the following conditions on or before the Closing:

         7.1 Representations and Warranties True as of Closing. The representations and warranties of Net in this agreement shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, except for changes specifically permitted or contemplated by this agreement.

         7.2 Performance of Covenants. Net shall have performed and complied in all material respects with each covenant and agreement required by this agreement to be performed or complied with by it prior to or at the of Closing.

         7.3 Litigation. No injunction shall be threatened by a governmental agency to restrain, or shall be in effect restraining, the consummation of the Mergers or the transactions contemplated by this agreement.

         7.4 No Adverse Change. Since the date of this agreement, there shall have occurred no material adverse change in the financial condition, results of operations or business of Net and its subsidiaries taken as a whole.

         7.5 Stockholder Approval. The board of directors of Net shall have approved this agreement and the transactions contemplated by it on or before June 30, 1999, and holders representing not less than a majority of the outstanding shares of Net Common Stock shall have adopted and approved this agreement on or before November 30, 1999.

         7.6 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required to be obtained by Net in connection with the execution, delivery and performance of this agreement by Net and the consummation by Net of the transactions contemplated by this agreement, or required to prevent a conflict with, breach of, or default, right of termination or acceleration of performance under, any term of any lease, contract, note or other document or instrument to which it is a party or by which it is bound shall have been duly obtained, except where the failure to obtain such authorization, consent, waiver or approval would not have a material adverse effect on the business of Net and its subsidiaries taken as a whole, and shall be in form and substance reasonably satisfactory to counsel to CP, and copies shall have been delivered to CP.

         7.7 Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement to the stockholders of Net, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         7.8 Certificates. Net shall have delivered to CP a certificate, dated the date of the Closing, of its chief executive officer confirming satisfaction of the conditions set forth in sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6 and 7.7, and a certificate of a duly authorized officer of Net setting forth the resolutions of the board of directors and stockholders of Net authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing.

         7.9 Opinion of Proskauer Rose LLP. Net shall have delivered to CP an opinion of Proskauer Rose LLP, dated the date of the Closing, to the effect that:

                  (a) each of Net and the New Parent Companies is a corporation validly existing and in good standing under the law of the state of Delaware and has the corporate power and authority to own and operate its properties and to carry on its business as being conducted;

                  (b) each of Net and the New Parent Companies has the corporate power and authority to execute, deliver and perform this agreement and to consummate the transactions contemplated by this agreement; all necessary corporate, stockholder and other action has been taken on the part of each of Net and the New Parent Companies to authorize and approve this agreement and the transactions contemplated by this agreement; and this agreement has been duly executed and delivered by each of Net and the New Parent Companies and is valid and binding on each of Net and the New Parent Companies in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law);

                  (c) the execution, delivery and performance of this agreement by each Net and the New Parent Companies and the consummation by each of Net and the New Parent Companies of the transactions contemplated by this agreement will not result in a breach or a violation by any of them of, or constitute a default by any of them under, its certificate of incorporation or by-laws, or any judgment, decree, order, or governmental permit or license known to such counsel to which any of them is a party or by which any of them is bound;

                  (d) New Parent has full legal power and authority to issue and deliver the shares of New Parent Common Stock in the manner contemplated by this agreement, and, upon the issuance of such shares in accordance with this agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable; and

                  (e) the Registration Statement has become effective pursuant to the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

         7.10 Other Agreements. Harlan D. Peltz shall have executed and delivered the Voting Trust Agreement, the Stockholders Agreement and an employment agreement, dated the date of the Closing, in the form of exhibit 7.10(a) (the "Peltz Employment Agreement"); New Parent shall have (a) executed and delivered the Stockholders Agreement, the Bassi Employment Agreement, the Voting Letters and the Peltz Employment Agreement, and (b) adopted a stock option plan in the form of exhibit 1.9; and the 6.10 Individuals shall have entered into employment agreements with Net or CP in such form, if any, as Peltz and Bassi mutually agree.

         7.11 Opinion of Investment Bankers. The condition to the obligation of Net set forth in section 6.11 shall have been satisfied, and shall not have been waived by Net.

8. Indemnification and Other Agreements

         8.1 Indemnification

                  (a) From and after the Effective Time, New Parent shall cause all rights to indemnification now existing in favor of the employees, agents, directors or officers of Net, Net's subsidiaries and CP as provided in their respective governing documents or otherwise in effect on the date of this agreement to survive the Mergers and to continue in full force and effect for a period of not fewer than six years from the Effective Time. New Parent shall cause to be maintained in effect for not fewer than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Net, Net's subsidiaries and CP (provided that New Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not less advantageous to the beneficiaries) with respect to matters occurring prior to the Effective Time.

                  (b) New Parent shall, in addition to any rights of the officers and directors existing and assumed in accordance with section 8.1(a) or otherwise, from and after the Effective Time, indemnify and hold harmless each person who at the date of this agreement serves as a director or officer of Net or CP (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement, as incurred, in connection with any claim, action, suit, proceeding or investigation that arises from actions taken or omission to act as officers or directors of Net or its subsidiaries or of CP by such Indemnified Parties prior to the Effective Time or that arises out of or pertains to any of the transactions contemplated by this agreement, and, in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them, and New Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (ii) New Parent shall use its best efforts to assist in the vigorous defense of any such matter; provided, that New Parent shall not be liable for any such settlement effected without its written consent, which consent shall not be unreasonably withheld. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (c) This section 8.1 shall survive the Closing, is intended to benefit Net, CP and each of the Indemnified Parties (each of whom shall be entitled to enforce this section 8 against New Parent Company), and shall be binding on all successors and assigns of New Parent.

         8.2 Agreements of Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer

                  (a) At the Closing, (i) Harlan D. Peltz shall execute and deliver the Voting Trust Agreement, the Stockholders Agreement and the Peltz Employment Agreement, (ii) Benjamin Bassi shall execute and deliver the Voting Trust Agreement, the Stockholders Agreement, the Bassi Employment Agreement and a Vesting Letter, (iii) each of William Townsend and Mark Palmer shall execute and deliver the Voting Trust Agreement, the Stockholders Agreement and a Vesting Letter and (iv) Bassi shall use his best efforts to cause each of the individuals named in section 6.10 of the Disclosure Letter to execute and deliver a Vesting Letter.

                  (b) Each of Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer (i) shall vote all the shares of Net Common Stock in respect of which he has, or hereafter acquires, voting control to be voted in favor of the Mergers at the stockholders meeting referred to in section 4.8 and against any other transaction or proposal that might conflict with the consummation of the Mergers, and (ii) neither Harlan D. Peltz, Benjamin Bassi, William Townsend nor Mark Palmer shall at any time prior to the date of that stockholders meeting (or termination of this agreement pursuant to section 9) purchase, sell, exchange or otherwise dispose of or encumber, any shares of Net Common Stock or CP Common Units, or subject to any voting agreement or other restriction or agreement any shares of Net Common Stock or any CP Common Units in respect of which he has voting control on the date of this agreement.

                  (c)(i) Neither Harlan D. Peltz, Benjamin Bassi, William Townsend nor Mark Palmer may at any time after the Effective Time disclose to anyone (except in connection with the performance of services for, or otherwise on behalf of, New Parent or any of its subsidiaries) or use in competition with New Parent or any of its subsidiaries any confidential information or trade secrets with respect to the business of New Parent or any of its subsidiaries; provided, however, any such individual may disclose confidential information or trade secrets to the extent required by applicable law.

                           (ii) Neither Harlan D. Peltz, Benjamin Bassi, William
Townsend nor Mark Palmer may, as long as he is an employee or stockholder of New Parent or any of its subsidiaries and for a period of one year thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of New Parent or any of its subsidiaries.

                           (iii) Neither Harlan D. Peltz, Benjamin Bassi,
William Townsend nor Mark Palmer may, as long as he is an employee or stockholder of New Parent or any of its subsidiaries and for a period of 18 months thereafter, except through New Parent or any of its subsidiaries, directly or indirectly, engage or be interested in the business of developing and operating an Internet portal targeted primarily to individuals between the ages of 16 and 25, any business directly competitive with any business resulting from an expansion of the Internet portal business of New Parent or any of its subsidiaries into other Internet businesses or any other business New Parent or any of its subsidiaries is then engaged in (any such business, a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role.

                           (iv) Each of Harlan D. Peltz, Benjamin Bassi, William
Townsend and Mark Palmer acknowledges that the remedy at law for breach of the provisions of this section 8.2(c) will be inadequate and that, in addition to any other remedy New Parent or any of its subsidiaries may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages or economic loss.

                           (v) Notwithstanding anything to the contrary in this
section 8.2(c), if Bassi's employment is terminated pursuant to section 6.2 of the Bassi Employment Agreement and New Parent does not exercise the option referred to in section 6.3 of the Bassi Employment Agreement, Bassi shall not be bound by the provisions of this section 8.2(c) after such termination of employment.

         8.3 Tax Matters. The parties intend that the Net Merger and the CP Merger will be treated for federal income tax purposes as the transfer by the holders of the shares of Net Common Stock of those shares, and the transfer by the holders of the CP Common Units (other than Net) of those units, respectively, to New Parent in exchange for shares of New Parent Common Stock, in which exchanges no gain or loss will be recognized pursuant to section 351(a) of the Code. The parties shall prepare all tax returns in a manner consistent with the immediately preceding sentence and not take any position inconsistent therewith.

9. Termination, Amendment and Waiver

         9.1 Termination. This agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Net:

                  (a) by mutual consent of the board of directors of Net, the board of managers of CP and Bassi;

                  (b) by Net, CP or Bassi, if, without fault of the terminating party, the Mergers shall not have been consummated on or before November 30, 1999, which date may be extended by mutual agreement of the board of directors of Net and the board of managers of CP.

                  (c) by CP and Bassi, if any event shall have occurred that renders any condition set forth in section 7 incapable of fulfillment and such condition is not waived by CP and Bassi;

                  (d) by Net, if any event shall have occurred that renders any condition set forth in section 6 incapable of fulfillment and such condition is not waived by Net;

                  (e) by Net, CP or Bassi, if (i) New Parent's Registration Statement has not been filed on or before August 31, 1999, (ii) this agreement shall not have been submitted for approval to Net's stockholders on or before November 30, 1999, or (iii) this agreement shall have been submitted for approval to Net's stockholders and such stockholders shall have failed to grant such approval; or

                  (f) by Net, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of CP, or by CP or Bassi, if there has been any material adverse change in the business, condition (financial or otherwise) or operation of Net, in each case since the date of this agreement.

                  In the event of termination or abandonment of the Mergers pursuant to this section 9.1, written notice of termination shall promptly be given to each other party to this agreement.

         9.2 Effect of Termination. The termination of this agreement under section 9.1 shall not relieve any party of any liability for breach of this agreement prior to the date of termination; provided, however, that, notwithstanding anything to the contrary in this agreement, no party to this agreement shall have any liability under this agreement for misrepresentation or breach of warranty, and the termination of this agreement pursuant to this section 9 shall be the sole and exclusive remedy of the parties under this agreement for any misrepresentation or breach of warranty.

         9.3 Amendment; Action by CP.

                  (a) This agreement may be amended by the parties by action taken by their respective boards of directors or board of managers, as the case may be, at any time before or after approval by the stockholders of Net, but, after any such approval, no amendment shall be made that changes the ratio at which CP Common Units are to be converted into shares of New Parent Common Stock pursuant to this agreement or in any way materially and adversely affects the rights of such stockholders, without the further approval of such stockholders. This agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                  (b) Any action, waiver, consent or approval of CP under this agreement and any amendment of this agreement shall be taken, given or made, only if a majority of CP's board of managers, which majority must include Bassi, has approved of that action, waiver, consent, approval or amendment.

         9.4 Waiver. Any term or provision of this agreement (other than the requirement for stockholder approval) may be waived in writing at any time by the party that is entitled to the benefits of that term or provision.

10. Miscellaneous

         10.1 Representations and Warranties. The representations and warranties in sections 2 and 3 shall not survive beyond the Effective Time.

         10.2 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that they shall be entitled to an injunction to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in any federal or state court located in the Borough of Manhattan in the city of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

         10.3 Expenses. Each of the parties shall bear its own expenses in connection with the transactions contemplated by this agreement, and no party shall have any liability to the others with respect to those expenses.

         10.4 Validity. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect, unless the invalidity or unenforceability of such provision would (a) result in such a material change to this agreement as to be unreasonable, or (b) materially or adversely frustrate the obligations of the parties in this agreement as originally written.

         10.5 Notices. All notices, requests, claims, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                    if to Net, a Net Parent Company or Harlan D. Peltz, to it or him at:

                    c/o Network Event Theater, Inc.
                    529 Fifth Avenue, 7th Floor
                    New York, New York 10017
                    Attention:      Bruce L. Resnik, Executive Vice President
                                    and Chief Financial Officer
                    Fax No.: (212) 622-7370

                    with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036
                    Attention:  Bertram A. Abrams, Esq.
                    Fax No.: (212) 969-2900

                    if to CP,  to it at:

                    810 Memorial Drive
                    Cambridge, Massachusetts  02139
                    Fax No.:  (617) 349-0791

                    if to Bassi, to him at:
                    24 Coventry Road
                    Atkinson, N.H. 03811
                    Fax No.:  617-349-0791

                    if to William Townsend, to him at:
                    7 Wingreen Loop
                    Austin, Texas 78738
                    Fax No.:  617-349-0791

                    if to Mark Palmer, to him at:
                    80 Patton Lane
                    North Andover, MA 01845
                    Fax No.:  617-349-0791
                    with a copy to:

                    Hutchins, Wheeler & Dittmar
                    101 Federal Street
                    Boston, Massachusetts 02110
                    Attention: Jonathan R. Karis, Esq.
                    Fax No.:  (617) 951-1295

or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change).

         10.6 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this agreement, except that the provisions of this agreement subject to the DGCL shall be governed by and construed in accordance with the DGCL.

         10.7 Headings. The headings in this agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

         10.8 Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement, and nothing in this agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this agreement, except for section 8.1 (which is intended to be for the benefit of the persons referred to in that section, and may be enforced by such persons).

         10.9 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         10.10 Certain Definitions

                  (a) "Material Adverse Effect" means any adverse change in the business or financial condition of a company or its subsidiaries that is material to that company and its subsidiaries taken as a whole.

                  (b) A "subsidiary" of any entity is another entity a majority of the outstanding voting securities of which are beneficially owned by the first entity.

                  (c) "Tax" means all taxes or similar governmental charges, duties, imposts or levies (including, without limitation, income taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, customs duties or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by any country, any state, county, provincial or local government or any subdivision or agency of any of the foregoing.

         10.11 Entire Agreement. This agreement and the Disclosure Letter and exhibits to this agreement constitute the entire agreement among the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.

                                      NETWORK EVENT THEATER, INC.


                                      By: /s/ Harlan D. Peltz
                                         ----------------------------------
                                               Harlan D. Peltz

                                      COMMON PLACES, LLC

                                      By: /s/ Benjamin Bassi
                                         ----------------------------------
                                               Benjamin Bassi

                                      YOUTHSTREAM MEDIA NETWORKS, INC.

                                      By: /s/ Edward W. Kerson
                                         ----------------------------------
                                               Edward W. Kerson

                                      NUNET, INC.

                                      By: /s/ Edward W. Kerson
                                         ----------------------------------
                                               Edward W. Kerson

                                      NUCOMMON, INC.

                                      By: /s/ Edward W. Kerson
                                         ----------------------------------
                                               Edward W. Kerson

                                      /s/ Harlan D. Peltz
                                      -------------------------------------
                                           Harlan D. Peltz, Individually

                                      /s/ Benjamin Bassi
                                      -------------------------------------
                                           Benjamin Bassi, Individually

                                      /s/ William Townsend
                                      -------------------------------------
                                           William Townsend, Individually

                                      /s/ Mark Palmer
                                      -------------------------------------
                                           Mark Palmer, Individually

                                                                      APPENDIX B


                                AMENDMENT NO. 1

                            DATED OCTOBER 20, 1999

     The parties to this amendment no. 1 are Network Event Theater, Inc., CommonPlaces, LLC, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc., Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer.

     The parties wish to amend the agreement and plan of merger among the parties to this amendment no. 1 (the 'Merger Agreement').

     Accordingly, the parties agree as follows:

     1. Sections 6.5, 7.5, 9.1(b) and (e) are hereby amended by deleting 'November 30, 1999' in each place it appears and substituting for it 'February 29, 2000'.

     2. Section 9.1(e) is hereby amended by deleting clause (i) in its entirety and substituting for it the following: '(i) New Parent's Proxy Statement has not been filed on or before October 29, 1999,'.

     3. (a) This amendment no. 1 shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this amendment no. 1.

        (b) This amendment no. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        (c) The Merger Agreement, as amended by this amendment no. 1, and the Disclosure Letter (as defined in the Merger Agreement) and exhibits to the Merger Agreement constitute the entire agreement of the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.

                                   NETWORK EVENT THEATER, INC.

                                   By: /s/ HARLAN D. PELTZ
                                       ----------------------------------

                                   COMMONPLACES, LLC

                                   By: /s/ BENJAMIN BASSI
                                       ----------------------------------

                                   YOUTHSTREAM MEDIA NETWORKS, INC.

                                   By: /s/ HARLAN D. PELTZ
                                       ----------------------------------

                                   NUNET, INC.

                                   By: /s/ HARLAN D. PELTZ
                                       ----------------------------------

                                   NUCOMMON, INC.

                                   By: /s/ HARLAN D. PELTZ
                                       ----------------------------------

                                   /s/ HARLAN D. PELTZ
                                   --------------------------------------
                                   Harlan D. Peltz, Individually

                                   /s/ BENJAMIN BASSI
                                   --------------------------------------
                                   Benjamin Bassi, Individually

                                   /s/ WILLIAM TOWNSEND
                                   --------------------------------------
                                   William Townsend, Individually

                                   /s/ MARK PALMER
                                   --------------------------------------
                                   Mark Palmer, Individually

                                                                      APPENDIX C

                                AMENDMENT NO. 2

                             DATED JANUARY 20, 2000

     The parties to this Amendment No. 2 are Network Event Theater, Inc. ('NET'), CommonPlaces, LLC ('CP'), YouthStream Media Networks, Inc. ('YouthStream'), Nunet, Inc., Nucommon, Inc., Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer.

     The parties wish to amend the Agreement and Plan of Merger dated June 28, 1999, as amended on October 20, 1999, among the parties to this Amendment No. 2 (the 'Merger Agreement').

     Accordingly, the parties agree as follows:

     1. Section 1.6(a) is hereby amended by adding the following immediately after the words '('Net Common Stock')' in clause (i):

        'and Series A Convertible Preferred Stock, $.01 par value, of Net ('Net Convertible Preferred Stock')'

     2. Sections 1.6(d), 1.7(a), 1.7(b), 1.7(c), 1.7(e), 1.7(f) and 1.8 are
hereby amended by adding the words ', Net Convertible Preferred Stock' after each reference to 'Net Common Stock' therein.

     3. Section 1.6(e)(i) is hereby amended by replacing the 'and' with a comma immediately after the words 'Net's 1996 Stock Option Plan' and adding the words ', 1999 Stock Option Plan, 1999 Special Stock Option Plan and 1999 Special Incentive Stock Plan' immediately after the words '1997 Stock Option Plan'.

     4. CP hereby confirms its consent to the acquisitions by NET of CollegeWeb.com, Inc. and Invino Corporation on the terms previously described for the CP Board of Directors in writing. CP further consents to the acquisition by NET of sixdegrees, inc. on the terms and conditions set forth in the Merger Agreement dated December 14, 1999 attached hereto as Exhibit A. Each of NET and CP consents to any and all issuances of shares of capital stock of NET or YouthStream or units of CP, as the case may be, or securities convertible into or exchangeable for those shares or units, or options, warrants, incentive awards or other rights to acquire any of those shares or units, required in order to effect those acquisitions provided that such transactions are on the terms so described. CP also hereby confirms its consent to the grants of options to purchase up to an aggregate of 487,000 shares of NET common stock pursuant to the 1996 Stock Option Plan, 1997 Stock Option Plan and 1999 Stock Option Plan since June 28, 1999, and to the issuance of an aggregate of 6,500 shares of NET common stock to each of Kevin Roche and Brian Gordon in connection with the satisfaction of bonus arrangements under the employment agreements between NET and each of them.

     5. Section 4.1 of the YouthStream 1999 Incentive Stock Plan (exhibit 1.9 to the Merger Agreement) is hereby amended by deleting the reference to '2,500,000 shares' in the first sentence and substituting for it '5,000,000 shares'.

     6. The form of Vesting Letter (exhibit 6.10(d) to the Merger Agreement) is hereby amended by deleting section (a) and replacing it with the following:

          '(a) Seven-twelfths of the Shares the undersigned is entitled to receive in the Merger are vesting on the date of this letter. An additional one-twelfth of such Shares shall vest on the 25th day of each of May, August and November in 2000 and on the 25th day of each of February and May in 2001.'

     7. CP hereby confirms its consent to the amendment of the certificate of incorporation of YouthStream to increase the number of authorized shares of common stock of YouthStream from 50,000,000 shares to 100,000,000 shares. NET hereby confirms its consent to the amendment to CP's 1999 Unit Plan to increase the number of units reserved for issuance from 1,000,000 units to 1,750,000 units and to the issuance of options to acquire CP Common Units under CP's 1999 Unit Plan.

     8. To the extent that any exhibit to the Merger Agreement refers to an unspecified date in 1999 in an effort to reflect the approximate date of the closing of the transactions contemplated in the Merger Agreement or refers to 1999 in the name of such exhibit, such exhibit is hereby amended by deleting such references to '1999' and substituting for them '2000'.

     9. To the extent that paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 above affect the representations and warranties of NET or CP in the Merger Agreement, such representations and warranties are deemed to be amended and restated to the extent necessary to reflect the changes effected by such paragraphs.

     10. (a) This Amendment No. 2 shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this Amendment No. 2.

     (b) This Amendment No. 2 may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     (c) The Merger Agreement, as amended by this Amendment No. 2, and the Disclosure Letter (as defined in the Merger Agreement) and exhibits to the Merger Agreement constitute the entire agreement of the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.

                                          NETWORK EVENT THEATER, INC.

                                          By: /s/ Bruce L. Resnik
                                          --------------------------------------

                                          COMMONPLACES, LLC

                                          By: /s/ Benjamin Bassi
                                          --------------------------------------

                                          YOUTHSTREAM MEDIA NETWORKS, INC.

                                          By: /s/ Bruce L. Resnik
                                          --------------------------------------

                                          NUNET, INC.

                                          By: /s/ Bruce L. Resnik
                                          --------------------------------------

                                          NUCOMMON, INC.

                                          By: /s/ Bruce L. Resnik
                                          --------------------------------------

                                          /s/ Harlan D. Peltz
                                          --------------------------------------
                                          Harlan D. Peltz, Individually

                                          /s/ Benjamin Bassi
                                          --------------------------------------
                                          Benjamin Bassi, Individually

                                          /s/ William Townsend
                                          --------------------------------------
                                          William Townsend, Individually

                                          /s/ Mark Palmer
                                          --------------------------------------
                                          Mark Palmer, Individually

                                                                      APPENDIX D






                                RIGHTS AGREEMENT

                                   dated as of

                           ____________________, 1999

                                     between

                        YouthStream Media Networks, Inc.

                                       and


                          ----------------------------

                                 as Rights Agent

                                TABLE OF CONTENTS
                                -----------------



Section 1.        Certain Definitions.........................................1

Section 2.        Appointment of Rights Agent.................................4

Section 3.        Issue of Right Certificates.................................5

Section 4.        Form of Right Certificate...................................6

Section 5.        Countersignature and Registration...........................7

Section 6.        Transfer, Split-up, Combination and Exchange
         of Right Certificates; Mutilated, Destroyed,
         Lost or Stolen Right Certificate.....................................8

Section 7.        Exercise of Rights; Purchase Price;
         Expiration Date of Rights............................................8

Section 8.        Cancellation and Destruction of Right Certificates.........10

Section 9.        Reservation and Availability of Common Shares..............10

Section 10.       Common Shares Record Date..................................12

Section 11.       Adjustment of Purchase Price, Number and Kind
         of Shares or Number of Rights.......................................12

Section 12.       Certificate of Adjusted Purchase Price or
         Number of Shares....................................................19

Section 13.       Consolidation, Merger or Sale or Transfer of
         Assets or Earning Power.............................................19

Section 14.       Fractional Rights and Fractional Shares....................22

Section 15.       Rights of Action...........................................22

Section 16.       Agreement of Right Holders.................................23

Section 17.       Right Certificate Holder Not Deemed a Stockholder..........23

Section 18.       Concerning the Rights Agent................................24

Section 19.       Merger or Consolidation or Change of Name of
         Rights Agent........................................................24

Section 20.       Duties of Rights Agent.....................................25

Section 21.       Change of Rights Agent.....................................27

Section 22.       Issuance of New Right Certificates.........................28

Section 23.       Redemption and Termination.................................28

Section 24.       Exchange...................................................29

Section 25.       Notice of Certain Events...................................30

Section 26.       Notices....................................................31

Section 27.       Supplements and Amendments.................................32

Section 28.       Determination and Actions by the Board of
         Directors of the Corporation, etc...................................32

Section 29.       Successors.................................................33

Section 30.       Benefits of this Agreement.................................33

Section 31.       Severability...............................................33

Section 32.       Governing Law..............................................33

Section 33.       Counterparts...............................................33

Section 34.       Descriptive Headings.......................................33

Defined Term Cross Reference Sheet

Acquiring Person........................................... Section 1(a)
Act........................................................ Section 1(b)
Adjustment Shares.......................................... Section 11(a)(ii)
Affiliate.................................................. Section 1(c)
Agreement.................................................. Preface
Associate.................................................. Section 1(c)
Beneficial Owner........................................... Section 1(d)
beneficially own........................................... Section 1(d)
Board of Directors......................................... Section 1(e)
Business Day............................................... Section 1(f)
common share equivalent.................................... Section 11(a)(iii)
Close of business.......................................... Section 1(g)
Common Shares.............................................. Section 1(h)
Corporation................................................ Preface
Current per share market price............................. Section 11(d)
Current Value............................................  Section 11(a)(iii)
Distribution Date.......................................... Section 1(i)
equivalent common shares................................... Section 11(b)
Exchange Act............................................... Section 1(j)
Exchange Ratio............................................. Section 24(a)
Final Expiration Date...................................... Section 7(a)
Permitted Offer............................................Section 1(l)
Person..................................................... Section 1(m)
Principal Party............................................ Section 13(b)
Proposing Person........................................... Section 1(n)
Purchase Price............................................. Section 4(a)
Record Date................................................ Preface
Redemption Date............................................ Section 7(a)
Redemption Price........................................... Section 23(a)
Right...................................................... Preface
Right Certificate.......................................... Section 3(a)
Rights Agent............................................... Preface
Rights Agreement........................................... Section 3(c)
Qualified Person........................................... Section 1(o)
Section 11(a)(ii) Event.................................... Section 1(q)
Section 13 Event........................................... Section 1(r)
Security................................................... Section 11(d)
Shares Acquisition Date.................................... Section 1(s)
Subsidiary................................................. Section 1(t)
Substitution Period........................................ Section 11(a)(iii)
Summary of Rights.......................................... Section 3(b)
then outstanding........................................... Section 1(d)
Trading Day................................................ Section 11(d)
Transfer................................................... Section 1(u)
Triggering Event........................................... Section 1(v)
Voting securities.......................................... Section 13(a)

                                RIGHTS AGREEMENT


         RIGHTS AGREEMENT, dated as of __________, 1999 (the "Agreement"), between YouthStream Media Networks, Inc., a Delaware corporation (the "Corporation"), and _________________ (the "Rights Agent").

         The Board of Directors of the Corporation has authorized and declared a dividend of one right (a "Right") for each Common Share (as hereinafter defined) of the Corporation outstanding at the close of business on __________________, 1999 (the "Record Date"), each Right representing the right to purchase one one-tenth of a Common Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 of this Agreement.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Shares. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include
(i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, or any Qualified Person, and (B) no Person shall become an "Acquiring Person":

                  (i) as a result of the acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; provided that if (1) a Person would be or become an Acquiring Person (but for the operation of this subclause (i)) as a result of the acquisition of Common Shares by the Corporation, and (2) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person; or

                  (ii) if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person (A) does not attempt to exercise any control over the business affairs or management of the Corporation, including by means of a proxy solicitation, and (B) divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

         (b) "Act" shall mean the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

         (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) is pursuant to the voting trust agreement dated _______, 1999 among the Corporation, Benjamin Bassi, William Townsend and Mark Palmer, and Harlan D. Peltz, as voting trustee, or (2)(A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Corporation.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (e) "Board of Directors" shall mean the Board of Directors of the Corporation from time to time.

         (f) "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or day on which commercial banks are authorized or required to close in New York City.

         (g) "Close of business" on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

         (h) "Common Shares" when used with reference to the Corporation shall mean the shares of Common Stock, par value $.01, of the Corporation or, in the event of a subdivision, combination or consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision, combination or consolidation. "Common Shares" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

         (j) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         (k) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

         (l) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by the Board of Directors to be adequate (taking into account all factors that such directors deem relevant) and otherwise in the best interests of the Corporation and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

         (m) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (n) "Proposing Person" shall mean any Person proposing or attempting to effect a business combination, tender offer, exchange offer or similar transaction with the Corporation or its stockholders, including, without limitation, a merger, tender offer or exchange offer, sale of substantially all of the Corporation's assets, or liquidation of the Corporation's assets.

         (o) "Qualified Person" shall mean any Person who, together with all Affiliates of such Person, as of the date hereof, is the Beneficial Owner of 20% or more of the outstanding Common Shares or any Person (other than a Person who is then an Acquiring Person) who acquires 15% or more of the then outstanding Common Shares from such a Person who, immediately prior to such acquisition, continues to be a Qualified Person; provided, however, that a Qualified Person shall cease to be a Qualified Person if such Person ceases to be the Beneficial Owner of at least 5% of the outstanding Common Shares.

         (p) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

         (q) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

         (r) "Section 13 Event" shall mean any event described in clause (x),
(y) or (z) of Section 13(a) hereof.

         (s) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to
Section 1(a)(ii) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

         (t) "Subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         (u) "Transfer" shall mean any sale, assignment, transfer or other disposition.

         (v) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

         Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

         Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Shares Acquisition Date or (ii) the close of business on the tenth day (or such later date as may be determined by action of the Corporation's Board of Directors) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any Qualified Person, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of such plan) of a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earlier of such dates being herein referred to as the "Distribution Date", (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Corporation); provided, however, that if a tender offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender offer. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign and the Corporation will send or cause to be sent by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, substantially in the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) As promptly as practicable following the Record Date, the Corporation will send a copy of a Summary of Rights to Purchase Common Shares in the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with such Common Shares.

         (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, and the Redemption Date or the Final Expiration Date shall be deemed also to be certificates for Rights, and shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between YouthStream Media Networks, Inc. and [RIGHTS AGENT], dated as of __________ ____, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of YouthStream Media Networks, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. YouthStream Media Networks, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. Form of Right Certificate. (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of tenths of a Common Share as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 7(e) of this Agreement and any Right Certificate issued pursuant to Section 6 or
Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

         The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

         Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for surrender of such Right Certificate or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the certificate number and the date of each of the Right Certificates.

         Section 6. Transfer, Split-up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificate. Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares (or, following a Section 13 Event, other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Common Shares (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the close of business on___________ ___, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

         (b) The purchase price (the "Purchase Price") per whole Common Share at which a holder of Rights may purchase Common Shares or (subject to Section 14 hereof) fractions thereof upon exercise of such Rights shall initially be $____________, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof, and shall be payable in accordance with paragraph
(c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Common Shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Common Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities of the Corporation pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.

         In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Right Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Right Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Right Certificate were so exercised, the Rights Agent shall indicate on the Right Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise (other than an exercise pursuant to Section 11(a)(ii)), transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

         Section 9. Reservation and Availability of Common Shares. The Corporation covenants and agrees that at all times after the occurrence of a
Section 11(a)(ii) Event it will, to the extent reasonably practicable, cause to be reserved and kept available out of its authorized and unissued Common Shares (and/or other securities), or any authorized and issued Common Shares (and/or other securities) held in its treasury, the number of Common Shares (and/or other securities, as the case may be) that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to this Agreement.

         So long as the Common Shares (or other securities, as the case may be) issuable upon the exercise of the Rights may be listed on any national securities exchange, or admitted for quotation on any quotation system sponsored by a registrant national securities association, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or admitted for quotation on such system, as the case may be upon official notice of issuance upon such exercise.

         The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares (or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares or securities.

         The Corporation further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares (or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates or depositary receipts for Common Shares (or other securities, as the case may be) upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.

         The Corporation shall use its best efforts to (i) file, as soon as practicable following the Shares Acquisition Date (or, if required by law, at such earlier time following the Distribution Date as so required), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii). The Corporation will also take such action as may be appropriate under the blue sky laws of the various states.

         Section 10. Common Shares Record Date. Each Person in whose name any certificate for Common Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Common Shares (or other securities, as the case may be) transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares (or other securities, as the case may be) transfer books of the Corporation are open.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, (x) the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and (y) the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of any Rights be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of such Rights. Notwithstanding anything to the contrary in the preceding sentence, in the event that any time after the date of this Agreement and prior to the Distribution Date the Corporation shall take any action described in clause (A),
(B) or (C) of the preceding sentence, then in any such case no adjustment shall be made pursuant to the immediately preceding sentence and (i) the number of Common Shares receivable after such event upon exercise of any Right shall be adjusted by multiplying the number of Common Shares so receivable immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event (except that in the case of the declaration of a stock dividend the denominator shall be the number of shares outstanding immediately after payment of such dividend, excluding any shares issued after the record date other than in connection with such dividend), and (ii) each Common Share outstanding immediately after such event shall have associated with respect to it that number of Rights that each Common Share outstanding immediately prior to such event had associated with respect to it. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii). If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) In the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) thereafter be entitled to receive, upon exercise thereof at a price equal to the then current Purchase Price for a whole Common Share, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price per whole Common Share by the number of one-tenths of a Common Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (e.g., if a Right was exercisable immediately prior to a Section 11(a)(ii) Event for two one-tenths of a share of Common Stock and the Purchase Price per whole Common Share was $[X], the product would be [2X]), and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
Section 13 hereof shall apply and no adjustment shall be made pursuant to this
Section 11(a)(ii).

                  (iii) In the event that the number of Common Shares that are authorized by the Corporation's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a)(ii), the Corporation shall (A) determine the excess of (1) the value of the Adjustment Shares based on the "current per share market price" determined pursuant to Section 11(d) (the "Current Value") over (2) the Purchase Price (such excess being hereinafter referred to as the "Spread"), and
(B) in respect of each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors of the Corporation has determined to have the same value as the Common Shares (such shares of preferred stock being referred to herein as "common share equivalents")), (4) debt securities of the Corporation, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Corporation;

provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the first occurrence of a Section 11(a)(ii) Event, then the Corporation shall be obligated to, deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and, if necessary, cash, that in the aggregate are equal to the Spread. If the Board of Directors of the Corporation shall determine in good faith that it is likely that sufficient additional shares of Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not to more then 120 days following the first occurrence of a Section 11(a)(ii) Trigger Date so that Corporation may seek stockholder approval for the authorization of such additional shares of Common Shares (such period, as it may be extended, being hereinafter referred to as the "Substitution Period"). To the extent the Corporation determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a) (iii), the Corporation (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional Common Shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall deliver notice to the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as notice to the Rights Agent and a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the date of the first occurrence of a Section 11(a)(ii) Trigger Date and the value of any common share equivalent shall be deemed to have the same value as a Common Share on such date.

         (b) In case the Corporation shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights and privileges as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of such Rights. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Common Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of any Rights be less than the aggregate par value of the shares of capital stock of the Corporation to be issued upon exercise of such Rights. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)), including, without limitation the Common Shares, on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (e) Notwithstanding anything herein to the contrary (except the last sentence of this Section 11(e)), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which mandates such adjustment or
(ii) the Final Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a)(i) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Common Shares, thereafter the number of other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price that number of Common Shares (calculated to the nearest ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to the adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the aggregate par value, if any, of the number of Common Shares or other securities issuable in respect of the Purchase Price upon exercise of a Right, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the

Corporation may validly and legally issue such number of fully paid and non-assessable Common Shares or other securities at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the Common Shares or other securities of the Corporation, if any, issuable upon such exercise over and above the Common Shares or other securities of the Corporation, if any, issuable upon exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Notwithstanding anything in this Section 11 to the contrary, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of Common Shares at less than the current market price,
(iii) issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Corporation to holders of its Common Shares shall not be taxable to such shareholders.

         (n) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Qualified Person or a Subsidiary of the Corporation in a transaction which does not violate Section 11(o) hereof), (ii) merge with or into any other Person (other than a Qualified Person or a Subsidiary of the Corporation in a transaction which does not violate Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or of its Subsidiaries and/or a Qualified Person in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

         (o) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof, provided, however, that in the event that at any time prior to the Distribution Date the Company shall take any action described in clause (A), (B) or (C) of Section 11(a)(i), then the Company shall not be required to satisfy the obligations set forth in clauses (a), (b) and (c) above. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. Notwithstanding anything in the foregoing to the contrary, prior to the earlier to occur of the Distribution Date and the Share Acquisition Date, the Company may, in its discretion, satisfy the obligation set forth in clause (c) above by including such summary in its next regular report to shareholders.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, on or following the Shares Acquisition Date, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any Person, (y) the Corporation shall consolidate with, or merge with, any Person, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which does not violate Section 11(o) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price for a whole Common Share, in accordance with the terms of this Agreement and in lieu of Common Shares, such number of freely tradeable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price for a whole Common Share by the number of one-tenths of a Common Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

         (b) "Principal Party" shall mean:

                  (i) in the case of any transaction described in clause (x) or
(y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Corporation are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Corporation if it is the surviving corporation); and

                  (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party at its own expense shall:

                  (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                  (ii) use its best efforts to qualify or register the rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this
Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii) and shall survive any exercise thereof.

         (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraph (x) or (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons which acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer; or (B) such transaction is consummated with a Qualified Person. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14. Fractional Rights and Fractional Shares. (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

         (b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional share upon exercise of a Right (except as provided above).

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holder of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed;

         (c) subject to Section 6 and Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of it duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The indemnity provided for herein shall survive the expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate delivered to the Rights Agent pursuant to Sections 6 and 7 of this certificate for Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current market price of any Security) be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer of the Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith or lack of action in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and to the transfer agent of the Common Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon sixty (60) days' notice in writing, mailed to the Rights Agent or any successor Rights Agent, as the case may be, and to the transfer agent of the Common Shares by registered or certified mail, and, subsequent to the Distribution Date, to holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the successor Rights Agent or the appointment of the Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable upon exercise of the Rights made in accordance with the provisions of this Agreement.

         In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Corporation (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance of sale, provided, however, that (i) the Corporation shall not be obligated to issue any such Right Certificates if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued, and
(ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption and Termination. (a) The Board of Directors may, at its option, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), at any time prior to the earlier of (x) the time that any Person becomes an Acquiring Person, or (y) the Final Expiration Date. The Corporation may, at its option, pay the Redemption Price either in Common Shares (based on the "current per share market price," as defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or cash; provided that if the Corporation elects to pay the Redemption Price in Common Shares, the Corporation shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Corporation shall promptly give notice of any such redemption to the Rights Agent and the holders of Rights in the manner set forth in Section 26, provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23 and other than in connection with the purchase of Common Shares prior to the Distribution Date.

         Section 24. Exchange. (a) Subject to Section 24(d), the Board of Directors may, at its option, at any time after the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii) hereof) for Common Shares of the Corporation at an exchange ratio of one Common Share (or a lesser ratio as determined by the Board of Directors, if the Corporation does not have sufficient authorized and unreserved Common Shares) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any Qualified Person, any employee benefit plan of the Corporation or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

         (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance other than upon exercise of the Rights) to permit any exchange of Rights as contemplated in accordance with this Section 24, the (i) Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights, or (ii) the Board of Directors may determine to exchange Common Shares for then outstanding and exercisable Rights at such exchange ratio of less than one Common Share per Right, appropriately adjusted as set forth in Section 24(a) above, so that all (and not less than all) Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance other than upon exercise of the Rights) are issued in the exchange contemplated by this Section 24.

         (d) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute common stock equivalents (as defined in Section 11(a)(iii)) for shares of Common Stock exchangeable for Rights, at the initial rate of one common stock equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in dividend liquidation and voting rights of common stock equivalents pursuant to the terms thereof, so that each common stock equivalent delivered in lieu of each share of Common Stock shall have essentially the same dividend, liquidation and voting rights as one share of Common Stock.

         Section 25. Notice of Certain Events. (a) In case the Corporation shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options,
(iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares),
(iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate
Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer) in one or more transactions, of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of the Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

         (b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Corporation with the Securities and Exchange Commission shall constitute sufficient notice to the holders of the securities of the Corporation, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

         (c) If a Triggering Event shall occur, then (i) the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and (ii) all references in the preceding paragraph (a) to Common Shares shall be deemed thereafter to refer also, if appropriate, to capital stock equivalents, as provided for in Section 11(a)(iii).

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         YouthStream Media Networks, Inc.
         529 Fifth Avenue, Seventh Floor
         New York, New York 10017
         Attention: Chief Executive Officer

         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

         [RIGHTS AGENT]
         [ADDRESS]

         Attention:  President


Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Shares, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

         Section 27. Supplements and Amendments. Prior to the Distribution Date, the Corporation and the Rights Agent shall, if the Board of Directors so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date, the Corporation and the Rights Agent shall, if the Board of Directors so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Board of Directors may deem necessary or desirable and which shall not adversely effect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable; or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 of this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         Section 28. Determination and Actions by the Board of Directors of the Corporation, etc. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Right Certificates.

         Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agents shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date and year first above written.



                                          YOUTHSTREAM MEDIA NETWORKS, INC.



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:


[RIGHTS AGENT]



By:
   ---------------------------
   Name:
   Title:

                                                                       Exhibit A
                           [Form of Right Certificate]


No. R-                                                       _____________Rights

NOT EXERCISABLE AFTER THE EARLIER OF ___________________, 2009 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                                RIGHT CERTIFICATE
                        YOUTHSTREAM MEDIA NETWORKS, INC.

         This Right Certificate certifies that , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of _____________, 1999 (the "Rights Agreement") between YouthStream Networks, Inc., a Delaware corporation (the "Company"), and ____________________________ (the "Rights Agent")) to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one one-tenth of a fully paid, nonassessable share of the Common Stock, par value $0.01 (the "Common Shares"), of the Company at a purchase price of $______ per whole Common Share (the "Purchase Price"), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

         Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.


-------------------
* If applicable, insert this portion of the legend and delete the preceding sentence.

         The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of _________________, 1998, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of a Acquiring Person (or any such Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

         Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate or Certificates may be transferred or exchanged for another Rights Certificate or Certificates evidencing a like number of Rights as the Rights Certificate or Certificates surrendered.

         Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,

                  (a) at any time prior to the earlier of (i) the time that any Person becomes an Acquiring Person or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right (subject to adjustment); or

                  (b) at any time after the time that any Person becomes an Acquiring Person (but before such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding), exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment).

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised, or the Rights Agent shall place an appropriate notation on this Right Certificate with respect to those Rights exercised.

         No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of ____________, 199_                YOUTHSTREAM MEDIA NETWORKS, INC.


                                              By:
                                                 -----------------------------
                                                 Chairman, President and
                                                    Chief Executive Officer


Countersigned:


-------------------------------
as Rights Agent


By:
   -----------------------------
       Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------


                    (To be executed if the registered holder
                   desires to transfer the Right Certificate.)


FOR VALUE RECEIVED______________________________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________, 19_


                                              --------------------------------
                                                           Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate ___ are ___ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it __ did __ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

         (3) the action requested by the undersigned is not prohibited by the provisions of the Rights Agreement, including, without limitation, the provisions relating to the (i) transfer, split-up, combination and exchange of rights which are null and void or (ii) exercise by an Acquiring Person or an Affiliate or Associate of an Acquiring Person of any Right which by its terms is null and void.


Dated: __________________, 19__
                                               --------------------------------
                                                            Signature


                                 --------------

         The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                 --------------

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate.)

To:  YouthStream Media Networks, Inc.

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

         If such number of Rights specified above shall not be all the Rights evidenced by this Right Certificate, the Rights Agent shall place an appropriate notation on this Right Certificate with respect to those Rights exercised or a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: _______________, 19__


                                             --------------------------------
                                                         Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate are are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it did did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

         (3) the exercise of the Rights evidenced by this Right Certificate is not prohibited by the terms of the Rights Agreement, including, without limitation, the provisions relating to the exercise by an Acquiring Person or an Affiliate or Associate of an Acquiring Person of any Right which by its terms is null and void.


Dated: _______________, 19__
                                             --------------------------------
                                                         Signature


                                 --------------

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                 --------------

                                                                       Exhibit B
                                                                       ---------



                      SUMMARY OF RIGHTS TO PURCHASE SHARES


         On ____________, 1999, the Board of Directors of YouthStream Media Networks, Inc. (the "Corporation") declared a dividend distribution of one right (a "Right") to purchase one one-tenth of a share of the Common Stock, $.01 par value, of the Corporation (the "Common Shares") for each outstanding share of Common Stock, payable to the stockholders of record on ____________ __, 1999 (the "Record Date"). The Board of Directors also authorized and directed the issuance of one Right with respect to each Common Share issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one one-tenth of a Common Share at a price of $_______ per whole Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and ___________________, as Rights Agent (the "Rights Agent"), dated as of ______________ ___, 1999.

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer, as hereinafter defined); other than any Person who, as of the date hereof, beneficially owns 20% or more of the outstanding Common Shares or any Person (other than a Person who is then an Acquiring Person) who acquires 15% or more of the outstanding Common Shares from such a Person who, immediately prior to such acquisition, continues to be a Person who beneficially owns 20% or more of the outstanding Common Shares ("Qualified Persons"); provided that a Qualified Person shall cease to be a Qualified Person if such Person ceases to beneficially own at least 5% of the outstanding Common Shares; or (ii) or commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person (other than a Qualified Person) or group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date." A person who acquires Common Shares pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of the Board of Directors determines (prior to acquisition) to be adequate and in the best interests of the Corporation and its stockholders (other than such person, its affiliates and associates) (a "Permitted Offer") will not be deemed to be an Acquiring Person and such person's ownership will not constitute a Distribution Date.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon the transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date, and will expire at the close of business on ______________, 2009, unless earlier redeemed by the Corporation as described below.

         In the event that any person becomes an Acquiring Person, each holder of Rights (other than Rights that have become void as described below) will thereafter have the right (the "Flip-In Right") to receive, upon exercise of such Rights, the number of Common Shares (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the aggregate exercise price of such Rights. The Board, at its option, may exchange each Right (other than those that have become void as described below) for one Common Share in lieu of the Flip-In Right, provided no person is the beneficial owner of 50% or more of the Common Shares at the time of such exchange. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are or (under certain circumstances specified in the Rights Agreement) were beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

         In the event that, at any time following the Shares Acquisition Date,
(i) the Corporation is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred, then each holder of Rights (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise of such Rights, common shares of the acquiring company having a value equal to two times the aggregate exercise price of the Rights; provided, however, that the Flip Over Right shall not apply to (A) any transaction described in clause (i) if (x) such transaction is with a person or persons (or a wholly owned subsidiary of any such person or persons) that acquired Common Shares pursuant to a Permitted Offer and (y) the price and form of consideration offered in such transaction is the same as that paid to all holders of Common Shares whose shares were purchased to the Permitted Offer or (B) any transaction described in clause (i) or clause (ii) if such transaction is with a Qualified Person. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors may establish in its sole discretion. The Corporation may, at its option, pay the Redemption Price in Common Shares.

         All of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Corporation, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

                                                                     APPENDIX E


[Allen & Company Incorporated letterhead]


                                    June 28, 1999



Members of the Board of Directors
Network Event Theater, Inc.
529 Fifth Avenue
New York, NY 10117

To the Members of the Board:

         You have requested our opinion, as of this date, as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Company's Common Stock"), of Network Event Theater, Inc., a Delaware corporation (the "Company"), of the terms of the Proposed Transaction hereinafter referred to.

         Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), to be entered into on or about the date hereof, by and among the Company, Common Places, LLC, a Delaware limited liability company ("CP"), and a newly-formed Delaware corporation ("Newco"), the Company will enter into a business combination transaction with CP. The combination of the Company and CP will be effected through (i) the merger of a wholly-owned subsidiary of Newco with and into the Company and (ii) the merger of a separate wholly-owned subsidiary of Newco with and into CP, such that the Company and CP become wholly-owned subsidiaries of Newco and the stockholders of the Company and former members of CP become stockholders of Newco (the "Proposed Transaction"). Unless otherwise specifically defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Merger Agreement.

         Pursuant to the terms, and subject to the conditions contained in, the Merger Agreement, among other things, (i) each share of the Company's Common Stock issued and outstanding as of the Effective Time will be converted into the right to receive 1.00 share of common stock of Newco ("Newco Common Stock") and
(ii) each membership unit of CP ("CP's Membership Units") issued and outstanding as of the Effective Time will be converted into the right to receive 0.89 shares of Newco Common Stock.

         We understand that all approvals required for the consummation of the Proposed Transaction have been or, prior to consummation of the Proposed Transaction, will be obtained. As you know, Allen & Company Incorporated ("Allen") will receive a fee for preparing and rendering this opinion pursuant to the Engagement Letter Agreement dated as of May 28, 1999, by and between the Company and Allen. From time to time in the ordinary course of its business as a broker-dealer, Allen may also hold positions and trade in securities of the Company.

Members of the Board of Directors
Network Event Theater, Inc.
June 28, 1999
Page 2


         In arriving at our opinion, we have among other things:

         (i) reviewed the terms and conditions of the Proposed Transaction, including the draft Merger Agreement and the draft agreements ancillary thereto;

         (ii) analyzed publicly available historical business and financial information relating to the Company, as presented in documents filed with the Securities and Exchange Commission;

         (iii) reviewed certain financial, operating and budgetary data provided to us by the Company and CP relating to their respective businesses;

         (iv) conducted discussions with certain members of the senior management of the Company and CP with respect to the financial condition, business, operations, strategic objectives and prospects of the Company and CP, respectively, as well as industry trends prevailing in their businesses;

         (v) reviewed and analyzed public information, including certain stock market data and financial information relating to selected public companies in lines of business which we believe to be comparable to the Company's and CP's, as well as analysts' reports and estimates for the Company;

         (vi) performed a discounted cash flow analysis of the anticipated future financial performance of CP, which, given the absence of an operating history of CP to date, was based upon management's judgment as to the future financial performance of CP;

         (vii) reviewed the trading history of the Company's Common Stock including its performance in comparison to market indices and to selected companies in comparable businesses;

         (viii) reviewed public financial and transaction information relating to business combination transactions we deemed to be comparable to the Proposed Transaction; and

         (ix) conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

Members of the Board of Directors
Network Event Theater, Inc.
June 28, 1999
Page 3


         In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information respecting the Company and CP and any other information provided to us, and we have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets of the Company or CP. With respect to the financial, operating and budgetary data referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of the management of the Company and CP as to the future financial performance of the Company and CP, respectively.

         In addition to our review and analysis of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary and market conditions existing as of the date hereof as they may affect the businesses and prospects of the Company and CP.

         We have prepared this opinion at the request and for the benefit of the Board of Directors of the Company, and consent to its inclusion in filings the Company may be required to make with the Securities and Exchange Commission. The opinion rendered herein does not constitute a recommendation that the Company pursue the Proposed Transaction or that any stockholder of the Company vote to approve the Proposed Transaction.

         Based on and subject to the foregoing, we are of the opinion that, as of this date, the terms of the Proposed Transaction are fair to the holders of the Company's Common Stock from a financial point of view.


                                    Very truly yours,

                                    ALLEN & COMPANY INCORPORATED



                                    By: /s/ Kim M. Wieland
                                        ----------------------------------
                                    Name:  Kim M. Wieland
                                    Title: Managing Director

                                                                           PROXY
                          NETWORK EVENT THEATER, INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

  SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2000

     The undersigned hereby appoints Harlan D. Peltz, Bruce L. Resnik, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock and Convertible Preferred Stock of Network Event Theater, Inc. (the 'Company') held of record by the undersigned at the close of business on January 20, 2000 at the Special Meeting of Stockholders to be held on February 28, 2000.

                   (Continued and to be signed on other side)

           (continued from other side)

                                                      Please mark your
                                                      vote as indicated
                                                      in the example /x/

              FOR      AGAINST    ABSTAIN

              / /        / /        / /     1. Proposal to approve the creation of a new holding company structure.

              / /        / /        / /     2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournments thereof.

                                               WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
                                               GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                               PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

                                    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                                    PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                    No postage necessary if mailed in the
                                    United States of America.

Signatures of Shareholder(s)
                            ----------------------------------------------------
Dated                      , 2000
     ----------------------

Please sign exactly as your name appears on this proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors, administrators and attorneys should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. YouthStream's certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. YouthStream has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his or her capacity as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT
NUMBER                                                 DESCRIPTION
------   -------------------------------------------------------------------------------------------------------
  3.1    Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration
         Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).

  3.2    Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996.

  3.3    Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Form 10-KSB for the fiscal year ended June 30, 1998, filed May 27, 1998).

  3.4    Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2,
         Registration No. 33-80935, filed on March 6, 1996).

  4.1    Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
         Form SB-2, Registration No. 33-80935, filed on March 6, 1996).

  4.2    Underwriter's Warrant (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement
         on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).

  5.1*   Opinion of Proskauer Rose LLP

  8.1*   Opinion of Proskauer Rose LLP

 10.1    Employment Stock Option Plan of the Company (incorporated by reference to Exhibit 10.1 to the Company's
         Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).

 10.2    Employment Agreement between the Company and Harlan D. Peltz (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6,
         1996).

 10.3    Employment Agreement between the Company and Don Leeds (incorporated by reference to Exhibit 1 to the
         Company's Form 10-QSB for the quarterly period ended June 30, 1996).

 10.4    Non-Incentive Stock Option Agreement dated June 17, 1996 between the Company and Don Leeds
         (incorporated by reference to Exhibit 10.3 to the Company's Form 10-QSB for the quarterly period ended
         June 30, 1996).

 10.5    Employment Agreement between the Company and Bruce L. Resnik (incorporated by reference to Exhibit 2 to the Company's Form 10-QSB for the quarterly period ended September 30, 1996).

EXHIBIT
NUMBER                                                 DESCRIPTION
------                                                 -----------
 10.6    NET Portfolio Investors Agreement dated December 21, 1995 between the Company and NET Portfolio
         Investors, L.P. (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on
         Form SB-2, Registration No. 33-80935, filed on March 6, 1996).

 10.7    Standard Form of School Contract (incorporated by reference to Exhibit 10.8 to the Company's
         Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996.

 10.8    Asset Purchase Agreement dated September 13, 1996 among American Passage Media Corporation, Gilbert
         Scherer, the Company and American Passage Media, Inc. (incorporated by reference to Exhibit 2 to the
         Company's Form 8-K, filed on September 28, 1996).

 10.9    Option Agreement between the Company and American Passage Media Corporation (incorporated by reference to Exhibit 5 to the Company's Form 8-K, filed on September 28, 1996).

 10.10   Bill of Sale and Agreement dated January 31, 1997 among SCCGS, Inc., Sirrom Capital Corporation, Campus
         Voice, L.L.C. and the Company (incorporated by reference to Exhibit 10.23 to the Company's Form 10-KSB for the fiscal year ended June 30,1997).

 10.11   Asset Purchase Agreement dated April 11, 1997 among Posters Preferred, Inc., Dennis Roche, Brian Gordon and the Company (incorporated by reference to Exhibit 10.30 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).

 10.12   Asset Purchase Agreement dated April 30, 1997 among the company, Pik:Nik media, LLC, Pik:Nik, LLC and
         Garth Holsinger, Annett Schaefer-Sell and Sunny Smith (incorporated by reference to Exhibit 10.31 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).

 10.13   Stock Purchase Agreement dated June 24, 1997 among Warburg, Pincus Emerging Growth Fund, Inc., Small
         Company Growth Portfolio of Warburg, Pincus Institutional Fund, Inc. and the Company (incorporated by reference to Exhibit 10.32 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).

 10.14   Registration Rights Agreement dated June 24, 1997 among Warburg, Pincus Emerging Growth Fund, Inc.,
         Small Company Growth Portfolio of Warburg, Pincus Institution Fund, Inc., and the Company (incorporated by reference to Exhibit 10.33 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).

 10.15   Stock Purchase Agreement dated December 23, 1997 between the Company and Sirrom Investments, Inc.
         (incorporated by reference to Exhibit 10.15 to the Company's Form 10-KSB for the fiscal year ended June
         30, 1998).

 10.16   Placement Manager Agreement (incorporated by reference to Exhibit 10.16 to the Company's Form 10-KSB for the fiscal year ended June 30, 1998).

 10.17   Form of Stock Purchase Agreement (incorporated by reference to Exhibit 10.17 to the Company's Form
         10-KSB for the fiscal year ended June 30, 1998).

 10.18   Loan Agreement dated December 30, 1997 between First Union National Bank, American Passage Media, Inc.,
         Beyond the Wall, Inc. and Campus Voice, Inc. (incorporated by reference to Exhibit 10.18 to the
         Company's Form 10-KSB for the fiscal year ended June 30, 1998).

 10.19   Unconditional Guaranty dated December 30, 1997 by the Company and National Campus Media, Inc. in favor of First Union National Bank (incorporated by reference to Exhibit 10.19 to the Company's Form 10-KSB for the fiscal year ended June 30, 1998).

 10.20   Merger Agreement dated June 9, 1999 among the Company, Trent Acquisition Co., Inc., Trent Graphics,
         Inc. and Charles Sirolly, Thomas Sirolly, Daniel Sirolly and William Sirolly (incorporated by reference to Exhibit 2 to the Company's Form 8- K filed June 24, 1999).

 10.21   Asset Purchase Agreement dated June 10, 1999 among the Company, Pik:Nik Media, Inc., HelloXpress USA,
         Inc., and Dalia Smith and Ron Smith (incorporated by reference to Exhibit 2 to the Company's Form 8-K filed June 24, 1999).

EXHIBIT
NUMBER                                                 DESCRIPTION
------                                                 -----------
 10.22   Option Agreement dated August 3, 1999 among the Company, New CW, Inc., CollegeWeb.com, Inc. and J.
         Alexander Chriss and Todd M. Ragaza (incorporated by reference to Exhibit 10.22 to the Company's Form
         10-KSB for the fiscal year ended June 30, 1999).

 10.23   Agreement and Plan of Merger dated August 3, 1999 among the Company, New CW, Inc., CollegeWeb.com, Inc.
         and J. Alexander Chriss and Todd M. Ragaza (incorporated by reference to Exhibit 10.23 to the Company's
         Form 10-KSB for the fiscal year ended June 30, 1999).

 10.24   Operating Agreement of CommonPlaces, LLC (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1998).

 10.25   Agreement and Plan of Merger dated June 28, 1999 among the Company, CommonPlaces, LLC, YouthStream
         Media Networks, Inc., Nunet, Inc., Nucommon, Inc., Harlan Peltz, Benjamin Bassi, William Townsend and
         Mark Palmer (incorporated by reference to Exhibit 10.25 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.26   Restated Certificate of Incorporation of YouthStream Media Networks, Inc. (incorporated by reference to
         Exhibit 10.26 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.27   Rights Agreement between YouthStream Media Networks, Inc. and the Rights Agent (incorporated by reference to Exhibit 10.27 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.28   YouthStream Media Networks, Inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.29   Voting Trust Agreement among YouthStream Media Networks, Inc., Benjamin Bassi, William Townsend, Mark
         Palmer, Harlan Peltz and the Voting Trustee (incorporated by reference to Exhibit 10.29 to the
         Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.30   Stockholders Agreement among YouthStream Media Networks, Inc., Benjamin Bassi, William Townsend, Mark
         Palmer, Harlan Peltz individually, Harlan Peltz as voting trustee (incorporated by reference to Exhibit
         10.30 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.31   Employment Agreement between YouthStream Media Networks, Inc. and Benjamin Bassi (incorporated by reference to Exhibit 10.31 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.32   Employment Agreement between YouthStream Media Networks, Inc. and Harlan Peltz (incorporated by reference to Exhibit 10.32 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

 10.33   Merger Agreement dated December 14, 1999 among the Company, Sixdegrees Acquisition Corp. and sixdegrees, inc. (incorporated by reference to Exhibit 10.33 to the Company's Form 8-K filed January
         20, 2000).

 10.34   Certificate of Designation of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 10.34 to the Company's Form 8-K filed January 20, 2000).

 10.35   1999 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.35 to the Company's Form
         8-K filed January 20, 2000).

 10.36   1999 Special Stock Option Plan of the Company (incorporated by reference to Exhibit 10.36 to the
         Company's Form 8-K filed January 20, 2000).

 10.37   1999 Special Incentive Stock Plan of the Company (incorporated by reference to Exhibit 10.37 to the
         Company's Form 8-K filed January 20, 2000).

 21*     Subsidiaries of the Company

 23.1*   Consent of Ernst & Young LLP

EXHIBIT
NUMBER                                                 DESCRIPTION
------                                                 -----------
 23.2*   Consent of Ernst & Young LLP

 23.3*   Consent of PricewaterhouseCoopers LLP

 23.4*   Consent of PricewaterhouseCoopers LLP

 23.5*   Consent of Allen & Company Incorporated (included within the Opinion of Allen & Company Incorporated dated June 28, 1999)

 99.1*   Consent of Benjamin Bassi

------------------
*Filed herewith

     (b) Financial Statement Schedules

         None.

     (c) Reports, Opinions and Appraisals

         Opinion of Allen & Company Incorporated, dated June 28, 1999.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 21ST DAY OF JANUARY, 2000.

                                            YOUTHSTREAM MEDIA NETWORKS, INC.

                                       By:       /s/ HARLAN D. PELTZ
                                           ----------------------------------
                                           Chairman and Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           /s/ HARLAN D. PELTZ          Chairman and Chief Executive     January 21, 2000
-------------------------------------   Officer; Director (Principal
              Harlan D. Peltz           Executive Officer)

                                        Executive Vice President-Chief   January 21, 2000
           /s/ BRUCE L. RESNIK          Financial Officer (Principal
-------------------------------------   Financial and Accounting
              Bruce L. Resnik           Officer)

              /s/ HOWARD KLEIN          Director                         January 21, 2000
-------------------------------------
                Howard Klein

              /s/ METIN NEGRIN          Director                         January 21, 2000
-------------------------------------
                Metin Negrin

            /s/ GEORGE LINDEMANN        Director                         January 21, 2000
-------------------------------------
              George Lindemann

                                 EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
  3.1    Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration
         Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).
  3.2    Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996.
  3.3    Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Form 10-KSB for the fiscal year ended June 30, 1998, filed May 27, 1998).
  3.4    Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2,
         Registration No. 33-80935, filed on March 6, 1996).
  4.1    Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
         Form SB-2, Registration No. 33-80935, filed on March 6, 1996).
  4.2    Underwriter's Warrant (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement
         on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).
  5.1*   Opinion of Proskauer Rose LLP
  8.1*   Opinion of Proskauer Rose LLP
 10.1    Employment Stock Option Plan of the Company (incorporated by reference to Exhibit 10.1 to the Company's
         Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).
 10.2    Employment Agreement between the Company and Harlan D. Peltz (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6,
         1996).
 10.3    Employment Agreement between the Company and Don Leeds (incorporated by reference to Exhibit 1 to the
         Company's Form 10-QSB for the quarterly period ended June 30, 1996).
 10.4    Non-Incentive Stock Option Agreement dated June 17, 1996 between the Company and Don Leeds
         (incorporated by reference to Exhibit 10.3 to the Company's Form 10-QSB for the quarterly period ended
         June 30, 1996).
 10.5    Employment Agreement between the Company and Bruce L. Resnik (incorporated by reference to Exhibit 2 to the Company's Form 10-QSB for the quarterly period ended September 30, 1996).
 10.6    NET Portfolio Investors Agreement dated December 21, 1995 between the Company and NET Portfolio
         Investors, L.P. (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on
         Form SB-2, Registration No. 33-80935, filed on March 6, 1996).
 10.7    Standard Form of School Contract (incorporated by reference to Exhibit 10.8 to the Company's
         Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996).
 10.8    Asset Purchase Agreement dated September 13, 1996 among American Passage Media Corporation, Gilbert
         Scherer, the Company and American Passage Media, Inc. (incorporated by reference to Exhibit 2 to the
         Company's Form 8-K, filed on September 28, 1996).
 10.9    Option Agreement between the Company and American Passage Media Corporation (incorporated by reference to Exhibit 5 to the Company's Form 8-K, filed on September 28, 1996).
 10.10   Bill of Sale and Agreement dated January 31, 1997 among SCCGS, Inc., Sirrom Capital Corporation, Campus
         Voice, L.L.C. and the Company (incorporated by reference to Exhibit 10.23 to the Company's Form 10-KSB for the fiscal year ended June 30,1997).
 10.11   Asset Purchase Agreement dated April 11, 1997 among Posters Preferred, Inc., Dennis Roche, Brian Gordon and the Company (incorporated by reference to Exhibit 10.30 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).
 10.12   Asset Purchase Agreement dated April 30, 1997 among the company, Pik:Nik media, LLC, Pik:Nik, LLC and
         Garth Holsinger, Annett Schaefer-Sell and Sunny Smith (incorporated by reference to Exhibit 10.31 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).
 10.13   Stock Purchase Agreement dated June 24, 1997 among Warburg, Pincus Emerging Growth Fund, Inc., Small
         Company Growth Portfolio of Warburg, Pincus Institutional Fund, Inc. and the Company (incorporated by reference to Exhibit 10.32 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
 10.14   Registration Rights Agreement dated June 24, 1997 among Warburg, Pincus Emerging Growth Fund, Inc.,
         Small Company Growth Portfolio of Warburg, Pincus Institution Fund, Inc., and the Company (incorporated by reference to Exhibit 10.33 to the Company's Form 10-KSB for the fiscal year ended June 30, 1997).
 10.15   Stock Purchase Agreement dated December 23, 1997 between the Company and Sirrom Investments, Inc.
         (incorporated by reference to Exhibit 10.15 to the Company's Form 10-KSB for the fiscal year ended June
         30, 1998).
 10.16   Placement Manager Agreement (incorporated by reference to Exhibit 10.16 to the Company's Form 10-KSB for the fiscal year ended June 30, 1998).
 10.17   Form of Stock Purchase Agreement (incorporated by reference to Exhibit 10.17 to the Company's Form
         10-KSB for the fiscal year ended June 30, 1998).
 10.18   Loan Agreement dated December 30, 1997 between First Union National Bank, American Passage Media, Inc.,
         Beyond the Wall, Inc. and Campus Voice, Inc. (incorporated by reference to Exhibit 10.18 to the
         Company's Form 10-KSB for the fiscal year ended June 30, 1998).
 10.19   Unconditional Guaranty dated December 30, 1997 by the Company and National Campus Media, Inc. in favor of First Union National Bank (incorporated by reference to Exhibit 10.19 to the Company's Form 10-KSB for the fiscal year ended June 30, 1998).
 10.20   Merger Agreement dated June 9, 1999 among the Company, Trent Acquisition Co., Inc., Trent Graphics,
         Inc. and Charles Sirolly, Thomas Sirolly, Daniel Sirolly and William Sirolly (incorporated by reference to Exhibit 2 to the Company's Form 8- K filed June 24, 1999).
 10.21   Asset Purchase Agreement dated June 10, 1999 among the Company, Pik:Nik Media, Inc., HelloXpress USA,
         Inc., and Dalia Smith and Ron Smith (incorporated by reference to Exhibit 2 to the Company's Form 8-K filed June 24, 1999).
 10.22   Option Agreement dated August 3, 1999 among the Company, New CW, Inc., CollegeWeb.com, Inc. and J.
         Alexander Chriss and Todd M. Ragaza (incorporated by reference to Exhibit 10.22 to the Company's Form
         10-KSB for the fiscal year ended June 30, 1999).
 10.23   Agreement and Plan of Merger dated August 3, 1999 among the Company, New CW, Inc., CollegeWeb.com, Inc.
         and J. Alexander Chriss and Todd M. Ragaza (incorporated by reference to Exhibit 10.23 to the Company's
         Form 10-KSB for the fiscal year ended June 30, 1999).
 10.24   Operating Agreement of CommonPlaces, LLC (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1998).
 10.25   Agreement and Plan of Merger dated June 28, 1999 among the Company, CommonPlaces, LLC, YouthStream
         Media Networks, Inc., Nunet, Inc., Nucommon, Inc., Harlan Peltz, Benjamin Bassi, William Townsend and
         Mark Palmer (incorporated by reference to Exhibit 10.25 to the Company's Form 10- KSB for the fiscal year ended June 30, 1999).
 10.26   Restated Certificate of Incorporation of YouthStream Media Networks, Inc. (incorporated by reference to
         Exhibit 10.26 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).
 10.27   Rights Agreement between YouthStream Media Networks, Inc. and the Rights Agent (incorporated by reference to Exhibit 10.27 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).
 10.28   YouthStream Media Networks, Inc. 1999 Stock Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).
 10.29   Voting Trust Agreement among YouthStream Media Networks, Inc., Benjamin Bassi, William Townsend, Mark
         Palmer, Harlan Peltz and the Voting Trustee (incorporated by reference to Exhibit 10.29 to the
         Company's Form 10-KSB for the fiscal year ended June 30, 1999).
 10.30   Stockholders Agreement among YouthStream Media Networks, Inc., Benjamin Bassi, William Townsend, Mark
         Palmer, Harlan Peltz individually, Harlan Peltz as voting trustee (incorporated by reference to Exhibit
         10.30 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).
 10.31   Employment Agreement between YouthStream Media Networks, Inc. and Benjamin Bassi (incorporated by reference to Exhibit 10.31 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
 10.32   Employment Agreement between YouthStream Media Networks, Inc. and Harlan Peltz (incorporated by reference to Exhibit 10.32 to the Company's Form 10-KSB for the fiscal year ended June 30, 1999).
 10.33   Merger Agreement dated December 14, 1999 among the Company, Sixdegrees Acquisition Corp. and sixdegrees, inc. (incorporated by reference to Exhibit 10.33 to the Company's Form 8-K filed January
         20, 2000).
 10.34   Certificate of Designation of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 10.34 to the Company's Form 8-K filed January 20, 2000).
 10.35   1999 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.35 to the Company's Form
         8-K filed January 20, 2000).
 10.36   1999 Special Stock Option Plan of the Company (incorporated by reference to Exhibit 10.36 to the
         Company's Form 8-K filed January 20, 2000).
 10.37   1999 Special Incentive Stock Plan of the Company (incorporated by reference to Exhibit 10.37 to the
         Company's Form 8-K filed January 20, 2000).
  21*    Subsidiaries of the Company
 23.1*   Consent of Ernst & Young LLP
 23.2*   Consent of Ernst & Young LLP
 23.3*   Consent of PricewaterhouseCoopers LLP
 23.4*   Consent of PricewaterhouseCoopers LLP
 23.5*   Consent of Allen & Company Incorporated (included within the Opinion of Allen & Company Incorporated dated June 28, 1999)
 99.1*   Consent of Benjamin Bassi

------------------
  * Filed herewith